Exhibit 10.1
AMENDMENT NO. 3
To
Second Amended and Restated Credit Agreement
Dated as of November 27, 2006
Among
SPIRIT AEROSYSTEMS, INC.,
a Delaware corporation, as Borrower,
SPIRIT AEROSYSTEMS HOLDINGS, INC.,
a Delaware corporation, as Parent Guarantor,
Certain Subsidiaries Identified Therein,
as Guarantors,
The Lending Institutions Party Thereto,
and
BANK OF AMERICA, N.A.,
as Administrative Agent,
and
BBVA COMPASS,
as Documentation Agent
BANK OF AMERICA SECURITIES LLC,
CITICORP GLOBAL MARKETS, INC.,
RBS SECURITIES INC,
RBC CAPITAL MARKETS,
and
THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Book Runners
for Amendment No. 3

AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
     This Amendment No. 3, dated as of October 15, 2010 (this “Amendment”) is entered into among SPIRIT AEROSYSTEMS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS, INC.), a Delaware corporation (the “Borrower”); SPIRIT AEROSYSTEMS HOLDINGS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.), a Delaware corporation (the “Parent Guarantor”); the Guarantors; BANK OF AMERICA, N.A., as Administrative Agent and Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
WITNESSETH:
     WHEREAS, the Borrower, the Parent Guarantor, the Lenders and Bank of America, N.A., as successor Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of November 27, 2006 (as amended, modified, extended, restated or otherwise supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower has requested the Lenders to (a) extend the final maturity date applicable to the Revolving Credit Commitments and certain Lenders have agreed to extend such final maturity date and (b) extend the final maturity date applicable to the Term B-1 Loans and certain Lenders (the “Extending Term Lenders”) have agreed to extend such final maturity date;
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to provide for the extensions referred to above and for certain other modifications of the terms of the Credit Agreement, and that, as so amended, the Credit Agreement be restated in the form of Exhibit A hereto;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
     Section 1. Amendment and Restatement
     Effective as of the date hereof, (a) the Credit Agreement is hereby amended and restated in the form of Exhibit A attached hereto, (b) Schedule 2.01 of the Credit Agreement is hereby amended and restated to read as provided on Schedule 1 attached hereto, (c) the Term B-1 Loans in an aggregate principal amount equal to $440,379,114.28 will be automatically converted to Term B-2 Loans under the Credit Agreement, (c) Schedules 6.02(v) and 6.04 are each hereby amended and restated to read as provided on Schedules 6.02(v) and 6.04 attached hereto, (d) a new Schedule 1.01(d) is hereby added to the Credit Agreement to read as provided on Schedule 1.01(d) attached hereto and (e) new Exhibits D, G-3 and G-4 are hereby added to the Credit Agreement to read as provided on Exhibits D, G-3 and G-4 attached hereto.

     Section 2. Increase in Revolving Credit Commitments
     (a) Subject to and upon the terms and conditions herein, each Person with an Additional Revolving Credit Commitment (as defined below) on the Amendment No. 3 Effective Date who executes and delivers this Amendment (an “Additional Revolving Lender”) shall become an Extending Revolving Lender under the Credit Agreement with respect to its Additional Revolving Credit Commitment and shall have a Revolving Credit Commitment under the Credit Agreement in the amount of its Additional Revolving Credit Commitment in addition to any Revolving Credit Commitment it has prior to the Amendment No. 3 Effective Date. With respect to each Additional Revolving Lender, the commitment of such Additional Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans under the Credit Agreement, in addition to any Revolving Credit Commitment it has prior to the Amendment No. 3 Effective Date, shall be in an amount set forth on Schedule 2 to this Amendment (the “Additional Revolving Credit Commitment”). The aggregate amount of the Additional Revolving Credit Commitments shall equal $241,200,000. The Additional Revolving Credit Commitments and Revolving Loans thereunder established pursuant to this Section shall constitute Revolving Loans and Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.
     (b) On the Amendment No. 3 Effective Date, the Borrower shall repay all outstanding Revolving Loans out of the proceeds of a new borrowing of Revolving Loans under the Credit Agreement and each of the Revolving Lenders having a Revolving Credit Commitment prior to the Amendment No. 3 Effective Date (the “Pre-Amendment Revolving Lenders”) shall assign to each Additional Revolving Lender, and each Additional Revolving Lender shall purchase from each Pre-Amendment Revolving Lender, at the principal amount thereof, such participation interests in LC Exposure and Swingline Loans outstanding on the Amendment No. 3 Effective Date as shall be necessary in order that, after giving effect to all such repayments and reborrowings and assignments and purchases, such Revolving Loans and participation interests in LC Exposure and Swingline Loans will be held by Pre-Amendment Revolving Lenders and Additional Revolving Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the Additional Revolving Credit Commitments.
     Section 3. Conversion of Term B-1 Loans
     Subject to and upon the terms and conditions herein, the Borrower, the Parent Guarantor and each of the Extending Term Lenders hereby agree that, on the Amendment No. 3 Effective Date, the amount of the Term B-1 Loans of each such Extending Term Lender shall be automatically converted to Term B-2 Loans of such Extending Term Lender with a final maturity date of September 30, 2016.
     Section 4. Conditions Precedent to the Effectiveness of this Amendment.
     This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 3 Effective Date”) by the Administrative Agent:
     4.1 Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Administrative Agent, the Requisite Lenders, the Extending Term Lenders, each Revolving Lender agreeing to extend its Revolving Credit Commitment to September 30, 2014 pursuant to the terms hereof and each Additional Revolving Lender with an Additional Revolving Credit Commitment;

     4.2 Interest. The Borrower shall have paid all accrued and unpaid interest on the outstanding Revolving Loans of any Revolving Lender to the extent necessary as a result of the reduced Commitment Percentage of such Revolving Lender on the Amendment No. 3 Effective Date, in each case to, but not including, the Amendment No. 3 Effective Date;
     4.3 Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent;
     4.4 No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
     4.5 Fees and Expenses. The Borrower shall have delivered, by wire transfer of immediately available funds, (a) to Banc of America Securities LLC (“BAS”) (i) for the account of each Lender that consents to this Amendment but does not agree to extend its Revolving Credit Commitment or convert its Term B-1 Loan into an extended Term B-2 Loan, an amendment fee in an amount equal to 0.10% of the aggregate principal amount of the Commitments and Loans held by such consenting Lenders, which fee shall be earned and payable on the Amendment No. 3 Effective Date, (ii) for the account of each Extending Revolving Lender, an extension fee in an amount as agreed and owing to such Extending Revolving Lenders, which fee shall be earned and payable on the Amendment No. 3 Effective Date and (iii) for the account of each Extending Term Lender, an extension fee in an amount as agreed and owing to such Extending Term Lender, which fee shall be earned and payable on the Amendment No. 3 Effective Date, (b) to BAS and Bank of America, payment for all reasonable out-of-pocket fees and expenses (including reasonable and documented fees and expenses of Moore & Van Allen, PLLC) invoiced prior to the Amendment No. 3. Effective Date and due pursuant to Section 7, and (c) to each respective party, any other fees owing to BAS and the other joint lead arrangers (collectively, the “Joint Lead Arrangers”) or Bank of America, in its capacity as Administrative Agent.
     4.6 Opinions of Counsel. The Administrative Agent shall have received (i) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Fulbright & Jaworski L.L.P., counsel to the Borrower, and (ii) such other opinions of counsel to the Borrower as may be reasonably requested by the Administrative Agent or its counsel.
     Section 5. Further Assurances
     5.1 Mortgages. Within forty-five (45) calendar days of the Amendment No. 3 Effective Date (or such later date as may be agreed by the Collateral Agent in its sole discretion), the Borrower shall deliver, or cause to be delivered, each of the following to the Collateral Agent:
     (i) With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent.
     (ii) With respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the “Mortgage Policy”) relating to the Mortgage encumbering such Mortgaged Property assuring the Collateral Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except as expressly permitted by Section 6.02 of the Credit Agreement or by the Collateral Agent, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent.
     (iii) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (a) shall be addressed to the Administrative Agent and each of the Lenders and be dated the Amendment No. 3 Effective Date, (b) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (c) shall be in form and substance reasonably satisfactory to the Administrative Agent.
     Section 6. Representations and Warranties
     On and as of the Amendment No. 3 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
     6.1 this Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligation of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally;
     6.2 each of the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document is true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);
     6.3 no Default or Event of Default has occurred and is continuing; and
     6.4 after giving effect to this Amendment, neither the modification of the Credit Agreement affected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, other than the Mortgage Amendments.
     Section 7. Fees and Expenses
     The Borrower agrees to pay promptly (and in any event on the Amendment No. 3 Effective Date) after presentation of an invoice therefor all reasonable and documented out-of-pocket fees and expenses of the Joint Lead Arrangers (including the reasonable and documented fees and out-of-pocket expenses of Moore & Van Allen, PLLC, as counsel to the Joint Lead Arrangers) in connection with the preparation, negotiation, execution and delivery of this Amendment.
     Section 8. Reference to the Effect on the Loan Documents

     8.1 As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof’ and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 3 Effective Date.
     8.2 Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
     8.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
     8.4 This Amendment is a Loan Document.
     Section 9. Execution in Counterparts
     This Amendment may be executed by the parties hereto in several counterparts (including by facsimile), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     Section 10. Governing Law
     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 11. Headings
     The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
     Section 12. Notices
     All communications and notices hereunder shall be given as provided in the Credit Agreement.
     Section 13. Severability
     The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
     Section 14. Successors

     The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 15. Cross-References
     References in this Amendment to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Amendment.
     Section 16. Affirmations
     16.1 Each Loan Party signatory hereto hereby (a) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned and (b) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, in each case, as modified by this Amendment.
     16.2 Each Loan Party signatory hereto hereby reaffirms, as of the Amendment No. 3 Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (b) its guarantee of payment of the Obligations (including, without limitation, all Obligations related to the Additional Revolving Credit Commitments and the Term B-2 Loans) pursuant to the Guarantee and the Lien on the Collateral securing payment of the Obligations (including, without limitation, all Obligations relating to the Additional Revolving Credit Commitments) pursuant to the Security Documents.
     16.3 Each Loan Party signatory hereto hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment No. 3 Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).
     16.4 Each Loan Party signatory hereto hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this document shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
     16.5 Each Loan Party signatory hereto hereby represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable), to which it is a party continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

SPIRIT AEROSYSTEMS, INC.
By:	/s/ James Steven Sharp
	Name:	James Steven Sharp
	Title:	Vice President

SPIRIT AEROSYSTEMS HOLDINGS, INC.
By:	/s/ James Steven Sharp
	Name:	James Steven Sharp
	Title:	Vice President

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Andrew Shact
	Name:	Andrew Shact
	Title:	President

SPIRIT AEROSYSTEMS FINANCE, INC.
By:	/s/ Michelle A. Russell
	Name:	Michelle A. Russell
	Title:	Vice President & Secretary

SPIRIT AEROSYSTEMS INVESTCO, LLC
By:	/s/ Michelle A. Russell
	Name:	Michelle A. Russell
	Title:	Secretary/Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.
By:	/s/ Andrew Shact
	Name:	Andrew Shact
	Title:	President

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.
By:	/s/ Andrew Shact
	Name:	Andrew Shact
	Title:	President

SPIRIT DEFENSE, INC.
By:	/s/ Michelle A. Russell
	Name:	Michelle A. Russell
	Title:	Secretary/Treasurer

Bank of America, N.A., As Administrative Agent and Collateral Agent
By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

BANK OF AMERICA, N.A., As a Lender
By:	/s/ Kenneth Beck
	Name:	Kenneth Beck
	Title:	Senior Vice President

MERRILL LYNCH CAPITAL CORP, As a Lender
By:	/s/ Matthew J. Griesbach
	Name:	Matthew J. Griesbach
	Title:	Vice President

THE BANK OF NOVA SCOTIA, As a Lender
By:	/s/ Todd Meller
	Name:	Todd Meller
	Title:	Managing Director

Citicorp North America, Inc, As a Lender
By:	/s/ Brian Reed
	Name:	Brian Reed
	Title:	Director

ROYAL BANK OF CANADA, As a Lender
By:	/s/ James Dishel
	Name:	James Dishel
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, As a Lender
By:	/s/ L. Peter Yetman
	Name:	L. Peter Yetman
	Title:	Director

COMPASS BANK, As a Lender
By:	/s/ Andrew Widmer
	Name:	Andrew Widmer
	Title:	Vice President

U.S. BANK N.A., As a Lender
By:	/s/ Gaylen J. Frazier
	Name:	Gaylen J. Frazier
	Title:	A.V.P.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., As a Lender
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, As a Lender
By:	/s/ Timothy J. Glass
	Name:	Timothy J. Glass
	Title:	Senior Associate

MORGAN STANLEY BANK, N.A. As a Lender
By:	/s/ Sherrese Clark
	Name:	Sherrese Clark
	Title:	Authorized Signatory

EXPORT DEVELOPMENT CANADA As a Lender
By:	/s/ Shaun Enright
	Name:	Shaun Enright
	Title:	Sr. Asset Manager

By:	/s/ Yves L’Heureux
	Name:	Yves L’Heureux
	Title:	Loan Portfolio Manager

HSBC BANK USA, N.A. As a Lender
By:	/s/ Andrew Bicker
	Name:	Andrew Bicker
	Title:	Vice President

BNP PARIBAS, As a Lender
By:	/s/ Berangere Allen
	Name:	Berangere Allen
	Title:	Vice President

BNP PARIBAS, As a Lender
By:	/s/ Melissa Balley
	Name:	Melissa Balley
	Title:	Vice President

ING BANK N.V., DUBLIN BRANCH, As a Lender
By:	/s/ Shaun Hawley
	Name:	Shaun Hawley
	Title:	Vice President

By:	/s/ Aiden Neill
	Name:	Aiden Neill
	Title:	Director

SOCIETE GENERALE, As a Lender
By:	/s/ Eric E.O. Siebert, Jr.
	Name:	Eric E.O. Siebert, Jr.
	Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION, As a Lender
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

COMERICA BANK, As a Lender
By:	/s/ Mark J. Leveille
	Name:	Mark J. Leveille
	Title:	Vice President

BARCLAYS BANK PLC, As a Lender
By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, As a Lender
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS As a Lender
By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS As a Lender
By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

KeyBank National Association As a Lender
By:	/s/ Thomas J. Purcell
	Name:	Thomas J. Purcell
	Title:	Senior Vice President

THE NORTHERN TRUST COMPANY As a Lender
By:	/s/ Rick Gomez
	Name:	Rick Gomez
	Title:	Vice President

STATE BANK OF INDIA As a Lender
By:	/s/ C. Sreenivasulu Setty
	Name:	C. Sreenivasulu Setty
	Title:	Vice President & Head (Syndications)

Schedule 1
Revolving Credit Commitments

			Commitment
		Revolving Credit	Percentage through
		Commitments	June 30, 2012
		(through June 30,	(through June 30,
		2012, which	2012, which
		includes Revolving	includes Revolving
	Revolving Credit	Credit Commitments	Credit Commitments	Revolving Credit	Commitment
	Commitments through	through September	through September	Commitments through	Percentage through
Lenders	June 30, 2012	30, 2014)	30, 2014)	September 30, 2014	September 30, 2014
BANK OF AMERICA, N.A.	—	$50,000,000.00	7.692307692%	$50,000,000.00	7.936507937%
MERRILL LYNCH CAPITAL CORP	—	$10,000,000.00	1.538461538%	$10,000,000.00	1.587301587%
THE BANK OF NOVA SCOTIA	—	$55,000,000.00	8.461538462%	$55,000,000.00	8.730158730%
CITICORP NORTH AMERICA INC.	—	$55,000,000.00	8.461538462%	$55,000,000.00	8.730158730%
ROYAL BANK OF CANADA	—	$55,000,000.00	8.461538462%	$55,000,000.00	8.730158730%
THE ROYAL BANK OF SCOTLAND PLC	—	$55,000,000.00	8.461538462%	$55,000,000.00	8.730158730%
COMPASS BANK	—	$45,000,000.00	6.923076923%	$45,000,000.00	7.142857143%
U.S. BANK N.A.	—	$45,000,000.00	6.923076923%	$45,000,000.00	7.142857143%
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	—	$30,000,000.00	4.615384615%	$30,000,000.00	4.761904762%
THE BANK OF NEW YORK MELLON	—	$25,000,000.00	3.846153846%	$25,000,000.00	3.968253968%
MORGAN STANLEY BANK, N.A.	—	$21,000,000.00	3.230769231%	$21,000,000.00	3.333333333%
EXPORT DEVELOPMENT CANADA	—	$21,000,000.00	3.230769231%	$21,000,000.00	3.333333333%
HSBC BANK USA, N.A.	$20,000,000.00	$20,000,000.00	3.076923077%	—	—
BNP PARIBAS	—	$20,000,000.00	3.076923077%	$20,000,000.00	3.174603175%
ING BANK, N.V., Dublin Branch	—	$20,000,000.00	3.076923077%	$20,000,000.00	3.174603175%
SOCIETE GENERALE	—	$20,000,000.00	3.076923077%	$20,000,000.00	3.174603175%
SUMITOMO MITSUI BANKING CORPORATION	—	$20,000,000.00	3.076923077%	$20,000,000.00	3.174603175%
COMERICA BANK	—	$18,000,000.00	2.769230769%	$18,000,000.00	2.857142857%
BARCLAYS BANK PLC	—	$15,000,000.00	2.307692308%	$15,000,000.00	2.380952381%
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	—	$15,000,000.00	2.307692308%	$15,000,000.00	2.380952381%
DEUTSCHE BANK TRUST COMPANY AMERICAS	—	$10,000,000.00	1.538461538%	$10,000,000.00	1.587301587%
KEYBANK NATIONAL ASSOCIATION	—	$10,000,000.00	1.538461538%	$10,000,000.00	1.587301587%
THE NORTHERN TRUST COMPANY	—	$10,000,000.00	1.538461538%	$10,000,000.00	1.587301587%
STATE BANK OF INDIA	—	$5,000,000.00	0.769230769%	$5,000,000.00	0.793650794%

	$20,000,000.00	$650,000,000.00	100.000000000%	$630,000,000.00	100.000000000%

Schedule 2
Additional Revolving Credit Commitments

Additional Revolving Credit
Lenders	Commitments
BANK OF AMERICA, N.A.	$10,000,000
THE BANK OF NOVA SCOTIA	$5,000,000
CITICORP NORTH AMERICA, INC.	$55,000,000
ROYAL BANK OF CANADA	$40,000,000
THE ROYAL BANK OF SCOTLAND PLC	$5,000,000
COMPASS BANK	$15,500,000
U.S. BANK N.A.	$30,000,000
MORGAN STANLEY BANK, N.A.	$700,000
BNP PARIBAS	$20,000,000
ING BANK, N.V., DUBLIN BRANCH	$20,000,000
SOCIETE GENERALE	$20,000,000
SUMITOMO MITSUI BANKING CORPORATION	$10,000,000
KEYBANK NATIONAL ASSOCIATION	$10,000,000
Total:	$241,200,000

Schedule 6.02(v)
Existing Liens
Liens evidenced by the financing statements set forth below naming Borrower, as debtor, each filed with the Delaware Secretary of State:

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
54038460/ 12-28-05	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C75543); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60010165/ 1-03-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C81595, C81745); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60186668/ 1-18-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C84221); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
60237651/ 1-20-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C84225, C84228, C84813); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60420653/ 2-03-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C83071); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60513499/ 2-10-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C87102, C87120); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60534651/ 2-14-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C88198); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
60677500/ 2-27-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C91807); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60815274/ 3-09-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C92401, C92515); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60862557/ 3-14-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C94502, C95174); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60883074/ 3-15-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C94574, C95199); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
60939173/ 3-20-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C92138); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

60961516/ 3-22-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C96240, C96748, C96783); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61018092/ 3-27-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C97039); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61041730/ 3-28-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C96954, C97230); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
61107978/ 4-03-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C95930, C95932, C95936, C95959, C95960, C98765, C99523); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61311729/ 4-19-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D01432); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61510619/ 5-04-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D04294); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61579887/ 5-10-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement C98773); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
61654680/ 5-16-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D04627, D04629, D04636, D04639, D04340, D04649, D04651, D04658, D04660, D04662); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61681592/ 5-18-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D04604, D06408, D06410, D06417); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61697317/ 5-19-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D05988); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

61730357/ 5-23-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D06659); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
62198372/ 6-27-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D11224); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

62268357/ 6-30-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D14875); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

62303907/ 7-05-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D14747, D14852, D14899, D14931, D16054); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63161452/ 9-13-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D14928); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
63165347/ 9-13-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D22503, D26033, D28046); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63224201/ 9-19-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D28504); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63227469/ 9-19-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D23907); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63280336/ 9-22-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D28609); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
63558327/ 10-13-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D31485); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63571999/ 10-16-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D31486); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63735420/ 10-26-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D34640, D34642, D34649); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

63934916/ 11-10-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D37909); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
64048039/ 11-20-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D40138); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

64422473/ 12-18-06	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D43489); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

70139823/ 1-11-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D49599, D49603); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

70341940/ 1-26-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D49825); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
70415504/ 2-01-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D51226, D53533, D53550); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

70468388/ 2-06-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D53553); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

70655646/ 2-21-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D52322); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

70719574/ 2-26-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D56151, D56152); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
72443504/ 6-27-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement DD76741); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

73357372/ 9-04-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement D88158); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

74062872/ 10-26-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F04107); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

74200365/ 11-05-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F04055. F04113); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
74359146/ 11-15-07	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F08106, F08332, F08335); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

80250595/ 1-22-08	Makino Inc.	One (1) Makino Mag3.Ex 5th Axis Horizontal Machining Center Serial Number 84 with all attachments.

83045158/ 9-09-08	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F62708, F62710); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

83602198/ 10-24-08	Shultz Steel Company	All inventory and other goods consisting of airplane parts delivered by Secured Party to Debtor in accordance with terms of the Retention of Title, Consignment and Stock Administration Agreement between the parties dated June 29, 2006.

83614508/ 10-27-08	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F67959, F67963, F72046); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
83696646/ 11-04-08	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F67961, F67995); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

84059299/ 12-08-08	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F73567, F73569, F73572, F73592, F73738, F74016, F74025, F74044, F74046, F74050, F74051); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

90019973/ 1-05-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F81251); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

90379906/ 2-04-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F84081); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
90897790/ 3-20-09	Makino Inc.	One (1) Makino MagEx MMC 5 Machining Center Serial Number 114 with all attachments.

90902293/ 3-20-09	Makino Inc.	One (1) Makino MMC Modular Machining Complex Serial Number 30 with all attachments.

90936572/ 3-24-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F90495); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

91515565/ 5-13-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F97162, F97207); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

91603163/ 5-20-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F98113); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
92119235/ 7-01-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F99344, G03760); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

92666433/ 9-18-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement F99950); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

92699244/ 8-21-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G09255, G09386); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

92894423/ 9-09-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G11425); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
92971338/ 9-16-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G12375); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

93293294/ 10-13-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G15734); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

93577357/ 11-06-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G18708); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

93869226/ 12-03-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G19255); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
93909063/ 12-07-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G19473, G20710); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

94099484/ 12-22-09	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G21638, G22686); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

00444319/ 2-09-10	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G27126); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

01125727/ 4-01-10	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G34510); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
01318546/ 4-16-10	First Chicago Bank and Trust, as Collateral Assignee Brogdon Tool & Die, Inc.	Secured party has heretofore and may from time to time hereafter deliver to Debtor’s facilities for storage, processing, packaging, or other handling by Debtor, certain inventory and goods. Until such time as Debtor purchases Secured Party’s Merchandise from Secured Party, Secured Party’s Merchandise is and shall remain the property of Secured Party and Debtor does not have any right, title or interest in Secured Party Merchandise, nor does Debtor have the right to encumber Secured Party’s Merchandise in any way. All of Secured Party’s Merchandise is subject to a security interest and lien in favor of First Chicago Bank and Trust.

01660988/ 5-12-10	Hartwig Inc.	Two (2) Machine Tool Nec as specified on PO#44001145385

01661234/ 5-12-10	Hartwig Inc.	Two (2) Machine Tool Nec as specified on PO#4400145385

01661341/ 5-12-10	Hartwig Inc.	Two (2) Machine Tool Nec as specified on PO#4400145385

01854276/ 5-26-10	General Electric Capital Corporation	Equipment: 2 Modig HHV Extrusion Machine, plus all existing and future replacements, exchanges and substitutions therefor, attachments, accessories, accessions and additions thereto, and insurance, lease, sublease and other proceeds thereof.

This UCC is to perfect Secured Party’s interest under a true lease transaction with the Debtor.

02125304/ 6-18-10	General Electric Capital Corporation	All equipment, described herein or otherwise , leased to or financed for the Debtor by Secured Party under that certain Lease Agreement No. 8446924-003 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

02861858/ 8-16-10	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G41154, G48874); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

FILE NO./
FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
02991572/ 8-26-10	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G52623); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

03428210/ 10-01-10	IBM Credit LLC	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement G57711, G57712, G57715, G57717, G57718, G57735, G57739, G57759, G57761, G57762, G57763); All additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment of software and any and all proceeds of any of the foregoing, including, without limitations, payments under insurance or any indemnity or warranty relating to loss of damage to such equipment and software.

03521956/ 10-08-10	Dell Financial Services L.L.C.	All computer equipment, peripherals, and other equipment wherever located, financed under and described in the Master Lease Agreement (“MLA”) between Debtor and Secured Party and all of Debtor’s right, title and interest in and to use any software and services financed under the MLA, along with any modifications or supplements to the MLA which are incorporated or evidenced in writing and all substitutions, additions, accessions and replacements to the equipment or software now or hereafter installed in, affixed to, or used in conjunction with the equipment or software and the proceeds thereof, together with all payments, insurance proceeds, credits or refunds obtained by Debtor from a manufacturer, licensor or service provider, or other proceeds and payments due and to become due and arising from or relating to such equipment , software of the MLA.

Schedule 6.04
Existing Investments
1.	Investments relating to Tenants-In-Common Management Agreement, dated on or about October 3, 1980, by and among Mid-Western Aircraft Systems, Inc., the Boeing Company and the other tenants party thereto, as the same has been amended, restated or otherwise modified from time to time.
2.	The Loan Receivable.
3.	Guaranty by Borrower of certain indebtedness of Spirit AeroSystems France SARL owed to Nationcredibail in the original principal amount of 10,000,000 Euro.
4.	Equity Investments existing on the Amendment No. 3 Effective Date as set forth on the Current Legal Structure Chart (attached hereto as “Appendix “A”).
5.	Guaranty by Borrower of certain grants in an aggregate amount of £1,979,000 to Spirit AeroSystems (Europe) Limited by The Scottish Ministers.
6.	Guaranty by Borrower of up to $6,250,000 of payment obligations (plus interest, fees and expenses, if applicable) associated with operating leases of computer equipment provided by the CIT Group (UK) Limited (or its affiliates) to Spirit AeroSystems France SARL and Spirit AeroSystems (Europe) Limited.
7.	Advances by Borrower to Spirit AeroSystems (Europe) Limited in an amount equal to approximately $31.4 million.

APPENDIX “A”

Current Legal Structure – October 2010

Spirit AeroSystems Holdings, Inc. (Delaware) 02/07/2005 FEIN 20-2436320
Spirit AeroSystems Finance, Inc. (Delaware) 06/03/2005 FEIN 76-0805773
Spirit AeroSystems, Inc. (Delaware) 12/20/2004 FEIN 20-2130528
Spirit AeroSystems North Carolina, Inc. (North Carolina) 06/23/2008 FEIN 26-2948869
Spirit AeroSystems Operations International, Inc. (Delaware) 10/09/2007 FEIN 26-1663068
Spirit AeroSystems International Holdings, Inc. (Delaware) 01/26/2006 FEIN 16-1748867
Korea Rep Office
77.77%
KIESC FEIN 48-0915247
Spirit Defense Inc. (Delaware) 05/17/2010 FEIN 01-0969626
Shanghai China Rep Office 08/27/2010
Shenyang China Rep Office 08/07/2008
Hong Kong Branch 08/18/2008
Japan Branch 02/13/2008
Spirit AeroSystems Investco, LLC (Delaware) 09/21/2007 FEIN 26-1672193
99.99%
.01%
31.535%
99%
1%
SPR Malaysia Sdn Bhd (ML) 11/16/2007 Co.# 795936-A
Spirit AeroSystems Canada LTD (CA) 08/06/2010 Co. # 3247546
Spirit AeroSystems GmbH i.L. (Germany) 03/02/2007 Co. # HRB55798
Spirit AeroSystems Singapore Pte. Ltd. (SG) 04/20/2007 Co. # 200706753Z
Spirit AeroSystems (Europe) Limited (UK) 12/29/2005 Co. # 5663660
SPR Global Investments, CV (Netherlands) 10/31/2007 Co # 34286824
Israel Branch 10/18/2007
China JV Taikoo
France Branch 09/11/2007
Ireland Branch 8/24/2010
99%
50%
1%
Spirit Aerosystems Global Invest Coop (Netherlands) 10/17/2008 Co # 34314705
Spirit – Progresstech, LLC (US) 11/13/2007 FEIN 26-1411238
Spirit AeroSystems Global Investments BV (NL) 05/19/2009 Co # 34340096
Russia
Spirit Aerosystems France SARL 06/18/2009 Co # 513178269

2

Exhibit 1.01(d)
The Bank of Nova Scotia Letters of Credit

		Letter of Credit
	Letter of Credit	Outstanding
Issuer	No.	Amount	Issue Date	Maturity	Beneficiary	Amendment

The Bank of					Oklahoma Dept of
Nova Scotia	91210/80085	$279,000.00	6/16/2005	6/16/2011	Environmental Quality
						Increased by
The Bank of					National Union Fire	USD1,995,000.00
Nova Scotia	92175/80085	$18,655,000.00	1/24/2007	1/30/2011	Insurance Co	on Jan 30, 2010

EXHIBIT A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 27, 2006
(as further amended and restated as of October 15, 2010)
Amending and Restating the
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of July 20, 2005
Which Amended and Restated the
CREDIT AGREEMENT
Dated as of June 16, 2005
among
SPIRIT AEROSYSTEMS, INC.,
as Borrower,
SPIRIT AEROSYSTEMS HOLDINGS, INC.,
as Parent Guarantor,
THE LENDERS REFERRED TO HEREIN,
and
BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent,
and
BBVA COMPASS,
as Documentation Agent
BANK OF AMERICA SECURITIES LLC,
CITICORP GLOBAL MARKETS, INC.,
RBS SECURITIES INC,
RBC CAPITAL MARKETS,
and
THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners

i

EXHIBITS

EXHIBIT A	Form of Administrative Questionnaire
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Add-On Term Loan Joinder Agreement
EXHIBIT E	Form of Compliance Certificate
EXHIBIT F	[Reserved]
EXHIBIT G-1	Form of Term B-1 Note
EXHIBIT G-2	Form of Revolving Note
EXHIBIT G-3	Form of Term B-2 Note
EXHIBIT G-4	Form of Add-On Term Note
EXHIBIT H	Form of Closing Certificate
EXHIBIT I	Form of Guarantee Agreement

EXHIBIT J	Form of Pledge Agreement
EXHIBIT K	Form of Security Agreement
EXHIBIT L-1	Form of Opinion of Kaye Scholer LLP
EXHIBIT L-2	[Reserved]
EXHIBIT L-3	Form of Opinion of Local Counsel
EXHIBIT M	Form of Solvency Certificate
EXHIBIT N	Form of Mortgage
EXHIBIT P	Form of Section 2.16 Certificate
EXHIBIT R	[Reserved]
EXHIBIT S	[Reserved]
EXHIBIT T	[Reserved]
EXHIBIT U	Form of Restatement Closing Certificate
SCHEDULES

SCHEDULE 1.01(a)	Boeing Agreements
SCHEDULE 1.01(b)	Kansas Bonds Term Sheet
SCHEDULE 1.01(d)	Permitted Holders
SCHEDULE 1.01(e)	The Bank of Nova Scotia Letters of Credit
SCHEDULE 2.01	Lenders and Commitments
SCHEDULE 3.08	Litigation
SCHEDULE 3.10	Subsidiaries
SCHEDULE 3.11(b)	Leased and Owned Real Property
SCHEDULE 3.11(f)	Mortgaged Property Disposals
SCHEDULE 3.13	ERISA Events
SCHEDULE 3.14(a)	Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.14(b)	Environmental Claims
SCHEDULE 3.14(c)	Hazardous Materials
SCHEDULE 3.17	Insurance
SCHEDULE 3.21	Indebtedness to Remain Outstanding
SCHEDULE 3.22(d)	Mortgage Filing Offices
SCHEDULE 4.01(e)	Local Counsel
SCHEDULE 4.01(u)(A)	Mortgaged Properties
SCHEDULE 4.01(u)(C)	Title Insurance Amounts
SCHEDULE 6.02(v)	Existing Liens
SCHEDULE 6.05(xii)	Real Property Interest Sales
SCHEDULE 6.04	Existing Investments
SCHEDULE 6.09	Existing Restrictions

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amended and Restated Credit Agreement”) dated as of November 27, 2006 (and as further amended and restated as of October 15, 2010), among SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Borrower”); SPIRIT AEROSYSTEMS HOLDINGS, INC., a Delaware corporation (the “Parent Guarantor”); the financial institutions from time to time party hereto (the “Lenders”); and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”).
          WHEREAS, this Second Amended and Restated Credit Agreement amended and restated that certain Credit Agreement dated as of June 16, 2005 (as amended by that certain Amended and Restated Credit Agreement dated as of July 20, 2005, that certain Amendment No. 1 to the Amended and Restated Credit Agreement dated as of December 11, 2005, and that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of March 31, 2006, the “Original Credit Agreement”) among the Borrower, Onex Wind Finance LP, a Delaware limited partnership, the Parent Guarantor, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, the arrangers and other agents party thereto.
          WHEREAS, all obligations of the Borrower and the Parent Guarantor under the Original Credit Agreement shall continue to exist under and be evidenced by this Second Amended and Restated Credit Agreement and the other Loan Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations; it being understood that it is the intent of the parties hereto that this Second Amended and Restated Credit Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligation and liabilities shall continue and remain outstanding, and that this Second Amended and Restated Credit Agreement amends and restates in its entirety the Original Credit Agreement.
          In consideration of the promises and the agreements hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
          “ABR Borrowing” means a Borrowing comprised of ABR Loans.
          “ABR Loan” means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
          “Acquired Business” means the assets of the Wichita Division of Boeing Commercial Airplanes being acquired under the Acquisition Agreement.
          “Acquisition Agreement” means the asset purchase agreement dated as of February 22, 2005 by and among the Seller and Mid-Western Aircraft Systems, Inc.

          “Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by the Parent Guarantor or any of its Subsidiaries in exchange for, or as part of, or in connection with any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes the Borrower’s reasonable estimate of any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Parent Guarantor or any of its Subsidiaries.
          “Acquisition Documents” means the Acquisition Agreement, each document attached as an exhibit to the Acquisition Agreement and each document attached as an exhibit to each document attached as an exhibit to the Acquisition Agreement.
          “Act” has the meaning assigned to such term in Section 10.18.
          “Additional Collateral” has the meaning assigned to such term in Section 5.11.
          “Add-On Term Loan Lender” means each of the Persons identified as an “Add-On Term Loan Lender” in the Add-On Term Loan Lender Joinder Agreement, together with their respective successors and assigns.
          “Add-On Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit D, executed and delivered in accordance with the provisions of Section 2.21(a)(ii).
          “Add-On Term Loan” shall have the meaning provided in Section 2.01(a).
          “Add-On Term Loan Commitment” means, as to each Add-On Term Loan Lender, the commitment of such Add-On Term Loan Lender to make the Add-On Term Loan hereunder pursuant to the Add-On Term Loan Lender Joinder Agreement.
          “Add-On Term Loan Effective Date” shall have the meaning provided in Section 2.21(a)(ii).
          “Add-On Term Loan Maturity Date” shall be as set forth in the Add-On Term Loan Lender Joinder Agreement.
          “Adjusted Capital Expenditures” means Capital Expenditures, less Boeing Funded Capital Expenditures.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 8.01.
          “Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A.
          “Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to:
     (a) vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or
     (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
          “Agent Fees” has the meaning assigned to such term in Section 2.10(c).
          “Agents” means the Administrative Agent and the Collateral Agent.
          “Aggregate Revolving Credit Exposure” means the aggregate amount of the Revolving Lenders’ Revolving Credit Exposures.
          “Agreement” means the Original Credit Agreement as amended and restated in its entirety by this Second Amended and Restated Credit Agreement.
          “Alternate Base Rate” means for any day, a rate per annum equal to the highest of (a) the Administrative Agent’s Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%, and (c) the Daily Floating LIBO Rate in effect on such day plus 1.0%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the Daily Floating LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Rate or the Daily Floating LIBO Rate, respectively.
          “Amendment Agreement” shall have the meaning provided in the preamble hereto.
          “Amendment Effective Date” means November 27, 2006.
          “Amendment No. 3” means that certain Amendment No. 3 to this Agreement dated as of the Amendment No. 3 Effective Date.
          “Amendment No. 3 Effective Date” means October __, 2010.
          “Amendment Transactions” means the entering into of this Second Amended and Restated Credit Agreement, the consummation of the initial public offering of the Parent Guarantor and the termination of the Seller Loan Documents (as defined in the Original Credit Agreement).
          “Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.23.

     “Applicable Rate” means, for any day, (a) with respect to any Add-On Term Loan, the percentage(s) per annum set forth in the Add-On Term Loan Lender Joinder Agreement, (b) with respect to any Term B-1 Loan or any Term B-2 Loan, the applicable percentage set forth in the table below under the appropriate column:

	Eurodollar Spread	ABR Spread
Term B-1 Loans	1.75%	0.75%
Term B-2 Loans	3.25%	2.25%
and (c) with respect to Revolving Loans, the Applicable Rate shall mean the applicable percentage set forth in the table below under the appropriate caption:

Total Leverage Ratio		Eurodollar Spread	ABR Spread
Level I	≥ 2.5:1	4.00%	3.00%
Level II	<2.5:1 but ≥ 1.75:1	3.50%	2.50%
Level III	<1.75:1	3.00%	2.00%
For purposes of such calculation of the Applicable Rate with respect to Revolving Loans, the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b). If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (promptly confirmed in writing) of the Applicable Rate in effect from such date.
          “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
          “Arrangers” has the meaning assigned to such term in Section 10.19.
          “Asset Sale” means any direct or indirect sale, transfer, lease, conveyance or other disposition by the Parent Guarantor or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary, except (a) transactions permitted by Section 6.05 (other than Section 6.05(xii) or (xiii)), and (b) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $5.0 million (or, when taken together with all other such transactions, in excess of $10.0 million in any twelve-month period).
          “Assignment Agreement” means the Assignment Agreement, dated as of the Original Effective Date, between the Seller and the Boeing Trust.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

          “Authorized Officer” means, with respect to the Borrower, those of its officers whose signature and incumbency has been certified to the Administrative Agent and the Lenders by the Secretary of the Borrower in a certificate dated the Original Effective Date or any successor thereto.
          “Available Revolving Credit Commitment” means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender’s Revolving Credit Commitment at such time minus such Revolving Lender’s Revolving Credit Exposure at such time.
          “Bank of America” means Bank of America, N.A.
          “BAS” means Banc of America Securities LLC.
          “Base Rate” means the rate of interest per annum in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
          “BBA LIBOR” has the meaning set forth in the definition of LIBO Rate in Section 1.01.
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
          “Boeing Agreements” means the Original Boeing Agreements and the General Terms Agreement between Seller and Borrower dated June 16, 2005 and the Special Business Provisions Agreement between Seller and Borrower dated June 16, 2005.
          “Boeing Funded Capital Expenditures” means Capital Expenditures made by the Borrower or any of its Subsidiaries which are required to be reimbursed by Seller through the sale of the acquired assets to Seller pursuant to Section 5.2.1 of the SBP.
          “Boeing Funded Capital Expenditures Shortfall Event” means the occurrence of Seller having failed to reimburse the Loan Parties for the full amount of Boeing Funded Capital Expenditures made during a given Fiscal Quarter required to have been made by Seller pursuant to Section 5.2.1 of the SBP and such failure shall have remained unremedied by the 30th day after the end of such Fiscal Quarter. The aggregate amount of such Boeing Funded Capital Expenditures expensed but not reimbursed as required by the SBP shall be referred to as the “Boeing Shortfall Amount.” A Boeing Funded Capital Expenditures Shortfall Event shall be deemed to continue until the Boeing Shortfall Amount has been reimbursed in full in accordance with the SBP.
          “Boeing IRB Documents” means collectively the Indentures governing the Bonds identified on Schedule I of the Buyer Sublease and the Lease Agreements and Guaranty Agreements identified on Schedule II of the Buyer Sublease.

          “Boeing Shortfall Amount” shall have the meaning assigned to such term in the definition of “Boeing Funded Capital Expenditures Shortfall Event.”
          “Boeing Trust” has the meaning set forth in Section 3.25.
          “Boeing Trust Agreement” means the Amended and Restated Boeing IRB Asset Trust Agreement, dated as of the Original Effective Date, among Seller, as Administrative Agent, Wilmington Trust, as Delaware Trustee, Wilmington Trust SP Services, Inc., as Independent Agent, and TBC Trust, as Special Agent.
          “Borrower” has the meaning ascribed to such term in the preamble to this Agreement.
          “Borrowing” means a Loan or group of Loans to the Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.
          “Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.
          “Borrowing Request” has the meaning assigned to such term in Section 2.02(a).
          “Business Day” means (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
          “Buyer Sublease” means the Sublease Agreement, dated as of the Original Effective Date, between the Boeing Trust, the Seller and the Borrower.
          “Capital Expenditures” means, for any period, (a) any and all expenditures made by the Borrower or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise and (b) all Capital Lease Obligations of the Borrower and its Subsidiaries; provided that Capital Expenditures shall not include (v) capitalized interest to the extent included in Consolidated Interest Expense for such period, (w) expenditures under clause (a) to the extent financed with (i) the proceeds of an Excluded Equity Issuance and (ii) the proceeds of an Asset Sale, Destruction or Taking or insurance or condemnation recoveries related thereto to the extent permitted to be reinvested pursuant to Section 2.05(c)(i) or 2.05(c)(ii), (x) 787 Expenditures which have been capitalized and are identified as “Excluded 787 Capital Expenditures” in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent together with the delivery of financial statements under Section 5.01(a) or 5.01(b), which certificate sets out such 787 Expenditures in reasonable detail (including a break-out of the amount of 787 Expenditures which are treated as Excluded 787 Capital Expenditures) and certifies that such costs and expenses qualify as 787 Expenditures pursuant to the definition thereof (it being understood that such Excluded 787 Capital Expenditures shall not be added to Consolidated EBITDA pursuant to clause (j) of the definition of “Consolidated EBITDA”), (y)

expenditures for Permitted Acquisitions or (z) other capital expenditures (other than Boeing Funded Capital Expenditures) made by the Borrower or any of its Subsidiaries which are reimbursed by Seller or any other Person or in which the assets acquired pursuant to such capital expenditures are sold to Seller or any other Person, to the extent the terms of such capital expenditures and the reimbursement provisions or sale provisions, as applicable, with respect thereto are approved by the Requisite Lenders after the Original Effective Date.
          “Capital Lease Obligations” means all monetary or financial obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.
          “Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, including imputed interest expense for Capital Lease Obligations and excluding any interest expense not payable in cash (such as, for example, amortization of discount, amortization of debt issuance costs and interest payable-in-kind).
          “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
          “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.
          “CGMI” has the meaning assigned to such term in the preamble hereto.
          “Change in Control” means
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Parent Guarantor representing greater than (x) 35% of the voting power of the outstanding Voting Stock of the Parent Guarantor and (y) the voting power represented by the Voting Stock of the Parent Guarantor beneficially owned, directly or indirectly, by the Permitted Holders (collectively),
     (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor (together with any new directors who were nominated for election by a Permitted Holder or whose election to such board of directors or whose nomination for election was approved by a vote of a majority of the directors of the Parent Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Parent Guarantor; provided that a Change in Control under this clause (c) shall not be deemed to have occurred if and for so long as the Permitted Holders have the power to elect a majority of the board of directors of the Parent Guarantor, or

     (c) at any time, the Parent Guarantor ceases to own 100% of the Equity Interests of the Borrower.
          “Charges” has the meaning assigned to such term in Section 10.09.
          “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B-1 Loan, Term B-2 Loan, Add On Term Loan or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term B-1 Commitment or Add On Term Loan Commitment and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, a Term B-1 Lender, a Term B-2 Lender or an Add-On Term Loan Lender. For avoidance of doubt, it is understood and agreed that the Non-Extending Revolving Lenders and the Extending Revolving Lenders are Revolving Lenders and therefore are part of the same Class.
          “Closing Certificate” means a certificate substantially in the form of Exhibit H.
          “Co-Arrangers” has the meaning assigned to such term in the preamble hereto.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all “Collateral,” “Mortgaged Property” or “Trust Property,” as defined in any applicable Security Document, and all other property of whatever kind and nature pledged as collateral under any Security Document.
          “Collateral Account” means the collateral account or sub-account established and maintained by the Collateral Agent in its name as Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of the Security Agreement.
          “Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Loan Documents or any successor collateral agent appointed in accordance with Section 8.01.
          “Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term B-1 Commitment or Add-On Term Loan Commitment or any combination thereof (as the context requires), and any Commitment to make Revolving Loans extended by such Lender as provided in Section 2.21.
          “Commitment Fee” has the meaning assigned to such term in Section 2.10(a).
          “Commitment Fee Average Daily Amount” has the meaning assigned to such term in Section 2.10(a).
          “Commitment Fee Percentage” means 0.75% per annum.
          “Commitment Fee Termination Date” has the meaning assigned to such term in Section 2.10(a).
          “Commitment Percentage” means the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

          “Communications” has the meaning assigned to such term in Section 10.17(a).
          “Compliance Certificate” has the meaning assigned to such term in Section 5.01(b) and shall be substantially in the form of Exhibit E to this Agreement.
          “Consolidated Amortization Expense” means, for any period, the amortization expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included in such amortization expense, (i) non-cash expense recorded as contra-revenue as a result of the right to use by the Borrower and its Subsidiaries of tooling owned by Seller and (ii) the amortization of certain intangibles that are recorded as contra-revenues, in each case determined on a consolidated basis in accordance with GAAP.
          “Consolidated Credit Facility Indebtedness” means, at a particular date, the aggregate principal amount of Indebtedness then outstanding under this Agreement, including all accrued and unpaid interest on the Loans and any other fees due hereunder, plus, to the extent not otherwise included therein, the aggregate LC Exposure of all Revolving Lenders; provided, however, that upon the occurrence and during the continuation of a 787 Discontinuance, Consolidated Credit Facility Indebtedness shall be increased by an amount equal to the aggregate amount of advance payments made by Seller for shipsets no longer to be delivered by the Borrower as a result of the 787 Discontinuance (but only if such amount is not otherwise included in the calculation of Consolidated Credit Facility Indebtedness), less the amount of advance payments repaid to Seller after the occurrence of such 787 Discontinuance when due and paid in accordance with the terms of the 787 Agreement. Notwithstanding the foregoing, in no event will obligations or liabilities in respect of any Equity Interests constitute Consolidated Credit Facility Indebtedness.
          “Consolidated Depreciation Expense” means, for any period, the depreciation expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
          “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the Borrower only if a corresponding amount would not be prohibited at the date of determination to be distributed to the Borrower by such Subsidiary), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary or its equityholders):
     (a) Consolidated Interest Expense for such period,
     (b) Consolidated Amortization Expense for such period,
     (c) Consolidated Depreciation Expense for such period,
     (d) Consolidated Tax Expense for such period,
     (e) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period unless such non-cash charge results from Hedging Agreements of the type described in Section 6.01(a)(viii) or such non-cash charge results from non-cash employee compensation expenses and/or management payments) for such period,

     (f) 787 Expenditures which are expensed (which for the avoidance of doubt, does not include Excluded 787 Capital Expenditures) (provided that, together with the delivery of financial statements under Section 5.01(a) or 5.01(b), the Borrower provides the Administrative Agent with a certificate of the chief financial officer of the Borrower setting out such 787 Expenditures in reasonable detail (including a break-out of the amount of 787 Expenditures which have been added to Consolidated EBITDA) and certifying that such costs and expenses qualify as 787 Expenditures pursuant to the definition thereof), and
     (g) for purposes of determining compliance with the Financial Covenants in Section 6.13 only, the Cure Amount, if any, received by the Borrower for such period and permitted to be included in Consolidated EBITDA pursuant to Section 7.07 and applied to repay Loans in accordance with Section 2.05(a) within two Business Days of the issuance of the Permitted Cure Securities with respect thereto,
(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than (A) the accrual of revenue, reversal of deferred revenues or advance payments or recording of receivables in the ordinary course of business and (B) the reversal of an accrual of a reserve referred to in the parenthetical to clause (g) of this definition) for such period.
          Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition, the U.K Acquisition and asset dispositions (other than any asset dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such asset sale or disposition had been consummated on the day prior to the first day of such period.
          “Consolidated Indebtedness” means, at a particular date, the aggregate amount of all indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date; provided, however, that for purposes of the Financial Covenants only, upon the occurrence and during the continuation of a 787 Discontinuance, Consolidated Indebtedness shall be increased by an amount equal to the aggregate amount of advance payments made by Seller for shipsets no longer to be delivered by the Borrower as a result of the 787 Discontinuance (but only if such amount is not otherwise included in the calculation of Consolidated Indebtedness), less the amount of advance payments repaid to Seller after the occurrence of such 787 Discontinuance when due and paid in accordance with the terms of the 787 Agreement. Notwithstanding the foregoing, in no event will obligations or liabilities in respect of any Equity Interests constitute Consolidated Indebtedness.
          “Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of
     (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense (but excluding the amortization of debt issuance costs in connection with the Transactions) and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and
     (b) capitalized interest.
          Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test

Period in connection with any Permitted Acquisitions and asset dispositions (other than any asset dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.
          “Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom without duplication.
     (i) the income or loss of any Person (other than consolidated Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period,
     (ii) the cumulative effect of a change in accounting principles during such period,
     (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations,
     (iv) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries,
     (v) the income of any consolidated Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and
     (vi) any (x) extraordinary gain (or extraordinary loss) realized during such period by the Borrower or any of its Subsidiaries or (y) gain (or loss) realized during such period by the Borrower or any of its Subsidiaries upon an asset disposition (other than asset dispositions in the ordinary course of business), in each case, together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the Borrower or any of its Subsidiaries during such period.
          “Consolidated Tax Expense” means, for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.
          “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.
          “Covenant Leverage Ratio” means, at any date, the ratio of (a) Consolidated Credit Facility Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.
          “Co-Documentation Agents” has the meaning assigned to such term in the preamble of this Agreement.
          “Co-Syndication Agents” has the meaning assigned to such term in the preamble of this Agreement.

          “Credit Event” has the meaning assigned to such term in Section 4.02.
          “Cure Amount” has the meaning assigned to such term in Section 7.07.
          “Cure Right” has the meaning assigned to such term in Section 7.07.
          “Daily Floating LIBO Rate” means, for any day, the interest rate per annum equal to (a) BBA LIBOR, at approximately 11:00 a.m., London time two Business Days prior to the date of determination (provided that if such day is not a business day in London, the next preceding business day in London) for Dollar deposits being delivered in the London interbank market for a term of one month commencing on the date of determination or (b) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by the Administrative Agent and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
          “Debt Incurrence” has the meaning assigned to such term in Section 2.05(c)(iii).
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.
          “Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, unless the subject of a good faith dispute, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations, unless the subject of a good faith dispute or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof, or the exercise or control over such lender or any direct or indirect parent thereof, by a Governmental Authority.
          “Destruction” means any and all damage to, or loss or destruction of, all or any portion of the Property of the Parent Guarantor, the Borrower or any of its Subsidiaries.

          “Discharge of Obligations” means the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute Obligations, (ii) payment in full in cash of all Obligations (other than contingent indemnification obligations not then claimed or due) and (iii) termination, cancellation or cash collateralization of all outstanding Letters of Credit hereunder constituting Obligations.
          “Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months following the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is six months following the Final Maturity Date, or (c) contains any repurchase obligation (other than repurchase obligations with respect to the Parent Guarantor’s common Equity Interests issued to employees, officers and directors of the Parent Guarantor and its Subsidiaries upon death, disability, retirement, severance or termination of employment or service) which may come into effect prior to payment in full of all Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed); provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of change in control or an asset sale occurring prior to the date that is six months following the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed).
          “Dollars” or “$” means lawful money of the United States of America.
          “Eligible Assignee” shall mean (a) if the assignment does not include assignment of a Revolving Credit Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent and the Borrower (each such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a Revolving Credit Commitment, (i) any Revolving Lender, (ii) an Affiliate of any Revolving Lender and (iii) an Approved Fund of a Revolving Lender, in each case approved by the Issuing Bank (such approval not to be unreasonably withheld or delayed) and (iv) any other Person approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and the Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of the Borrower shall be required during the continuance of an Event of Default and (y) “Eligible Assignee” shall not include the Borrower or any of its Affiliates or Subsidiaries or any natural person or any Defaulting Lender or any of its Subsidiaries.
          “Embargoed Person” has the meaning assigned to such term in Section 6.19.
          “Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.
          “Environmental Claim” means any notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death),

Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.
          “Environmental Laws” means all federal, state, local or foreign Requirements of Law, statutes, ordinances, regulations, rules, including common law rules, judgments, orders, notice requirements, court decisions, agency guidelines, restrictions and licenses, which (a) regulate or relate to pollution or the protection, including without limitation any Remedial Action, of the environment or human health (to the extent relating to exposure to Hazardous Materials), (b) the use, generation, distribution, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, (c) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources or (d) impose liability or provide for damages with respect to any of the foregoing, including the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other similar federal, state, local or foreign Requirement of Law of similar effect, each as amended.
          “Environmental Liability” means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of Remedial Action, administrative oversight costs, fines, penalties or indemnities), of the Parent Guarantor or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials.
          “Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
          “Equity Investors” means collectively, the Permitted Holders and officers, employees and directors of the Parent Guarantor or any of its Subsidiaries that own Equity Interests of the Parent Guarantor.
          “Equity Rights” means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable, but excluding debt securities convertible or exchangeable into any such equity.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; (i) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.
          “Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans.
          “Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
          “Event of Default” has the meaning assigned thereto in Section 7.01.
          “Event of Termination” has the meaning assigned thereto in Section 7.01.
          “Excess Cash Flow” means, for any Excess Cash Flow Period, (i) Consolidated Net Income for such Excess Cash Flow Period, plus (ii) (a) the amount of Consolidated Amortization Expense and Consolidated Depreciation Expense for such Excess Cash Flow Period, plus (b) the difference between Consolidated Interest Expense for such Excess Cash Flow Period over Cash Interest Expense for such Excess Cash Flow Period, plus (c) the difference between Consolidated Tax Expense for such Excess Cash Flow Period over all cash payments in respect of income taxes made during such Excess Cash Flow Period (net of any cash refund in respect of income taxes actually received during such Excess Cash Flow Period), minus (iii) without duplication:
     (a) scheduled principal amortization of all Indebtedness for such Excess Cash Flow Period;

     (b) any voluntary prepayments of Indebtedness that does not have a revolving commitment and any permanent voluntary reductions to the Revolving Credit Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in clause (a) above, during such Excess Cash Flow Period;
     (c) Adjusted Capital Expenditures and Excluded 787 Capital Expenditures during such Excess Cash Flow Period (excluding Adjusted Capital Expenditures and Excluded 787 Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following was previously delivered) that are paid in cash;
     (d) Adjusted Capital Expenditures and Excluded 787 Capital Expenditures that the Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Borrower and certifying that such Adjusted Capital Expenditures and Excluded 787 Capital Expenditures will be made in the following Excess Cash Flow Period;
     (e) the aggregate amount of investments made in cash during such period pursuant to Section 6.04(vii), (xi), (xii), (xv) or (xvii) (other than investments made with Excluded Equity Issuances or the proceeds of Indebtedness);
     (f) the product of (x) the number of shipsets under the 787 Program delivered to Seller during such Excess Cash Flow Period, multiplied by (y) $1.4 million; provided that this clause (f) shall no longer be effective after a total of 500 shipsets under the 787 Program have been delivered to Seller;
     (g) losses excluded from the calculation of Consolidated Net Income by operation of clause (vi) of the definition thereof that are paid in cash during such Excess Cash Flow Period;
     (h) the aggregate amount of other non-cash items of income included in Consolidated Net Income for such Excess Cash Flow Period; and
     (i) any cash payments that are made during such Excess Cash Flow Period that have the effect of reducing an accrued liability;
provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:
     (i) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Adjusted Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);
     (ii) to the extent any permitted Adjusted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the Borrower provided pursuant to clause (d) above, such amounts of Adjusted Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

     (iii) any return of capital in respect of investments received in cash during such period, which investments were made pursuant to Section 6.04(vii), (xi), (xii) or (xv) (other than investments made from Excluded Equity Issuances or the proceeds of Indebtedness), to the extent such investments were deducted from Excess Cash Flow pursuant to clause (e) above when made;
     (iv) all 787 Expenditures (including Excluded 787 Capital Expenditures) made during such Excess Cash Flow Period; provided that this clause (iv) shall no longer be effective after a total of $700 million of 787 Expenditures (including Excluded 787 Capital Expenditures) have been made since the Original Effective Date;
     (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (vi) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to a mandatory repayment under Section 2.05(c)(i) or 2.05(c)(ii)); and
     (vi) the aggregate amount of all other non-cash charges reducing Consolidated Net Income during such Excess Cash Flow Period.
          “Excess Cash Flow Percentage” means, with respect to any Excess Cash Flow Period, (i) 50% if the Total Leverage Ratio is greater than 2.5:1 as of the end of such Excess Cash Flow Period and (ii) 0% if the Total Leverage Ratio is equal to or less than 2.5:1 as of the end of such Excess Cash Flow Period.
          “Excess Cash Flow Period” means each Fiscal Year of the Borrower beginning with the 2006 Fiscal Year.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Debt Issuance” means any issuance of Indebtedness permitted by Section 6.01(a) other than pursuant to the proviso in Section 6.01(a)(vii)(A).
          “Excluded Equity Issuance” means (i) the issuance of Equity Interests or Equity Rights of the Parent Guarantor to the Equity Investors to the extent the net cash proceeds thereof are contributed to the common equity capital of the Borrower and (ii) the issuance of Equity Interests or Equity Rights of Parent Guarantor (other than Disqualified Capital Stock) as consideration in a Permitted Acquisition pursuant to Section 6.04(xii)(ii).
          “Excluded 787 Capital Expenditures” means 787 Expenditures excluded from Capital Expenditures pursuant to clause (x) of the definition of “Capital Expenditures.”
          “Executive Order” shall have the meaning assigned thereto in Section 3.23 and Section 6.19.
          “Extending Revolving Lenders” means those Revolving Lenders agreeing to extend all or any portion of their Revolving Credit Commitment to September 30, 2014 pursuant to Amendment No. 3, and any of their successors and permitted assigns of such Revolving Credit Commitment in accordance with Section 10.04.
          “Federal Funds Rate” means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Fee Letter” means the Administrative Agent’s Fee Letter, dated September 24, 2010, by and among the Borrower, the Parent Guarantor and the Administrative Agent.
          “Fees” means the Commitment Fees, the LC Fees and the Agent Fees.
          “Final Maturity Date” means the later of September 30, 2016 and the Add-On Term Loan Maturity Date.
          “Financial Covenants” means the covenant and agreement of the Loan Parties set forth in Section 6.13.
          “Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.
          “Fiscal Quarter” means any period of 13 or 14 weeks ending on the Thursday nearest to the last day of each calendar quarter in each calendar year.
          “Fiscal Year” means any period of 52 or 53 consecutive weeks ending on the Thursday nearest to December 31 of each calendar year; provided that commencing with the 2006 calendar year, each Fiscal Year shall end on December 31 of each calendar year; in each case, references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2005 Fiscal Year”) refer to the Fiscal Year ending on or about December 31 occurring during such calendar year.
          “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any Subsidiary primarily for the benefit of employees of any Loan Party or any Subsidiary employed outside the United States.
          “Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is organized under the laws of a Non-U.S. Jurisdiction. Notwithstanding the foregoing, (a) US LLC 1 shall be considered a Foreign Subsidiary hereunder so long as it is a disregarded entity for U.S. federal income tax purposes and maintains as its only assets Equity Interests in US LLC 2 (so long as US LLC 2 is a Foreign Subsidiary) and other Foreign Subsidiaries (other than any cash or other assets received from any of its Foreign Subsidiaries and temporarily held prior to being distributed to its member) and (b) US LLC 2 shall be considered a Foreign Subsidiary hereunder so long as it is a disregarded entity for U.S. federal income tax purposes and (x) its Equity Interests continue to be owned by a Foreign Subsidiary or (y) its only assets are the Loan Receivable and Equity Interests in other Foreign Subsidiaries.
          “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letters of Credit other than Letters of Credit as to which such Defaulting Lender’s participation obligation has been cash collateralized in an amount equal to such Defaulting Lender’s participation obligation in respect thereof in a manner satisfactory to the Issuing Bank and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has cash collateralized in an amount equal to such Defaulting Lender’s participation obligation in respect thereof in a manner satisfactory to the Swingline Lender.
          “Fund” shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
          “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.
          “Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.
          “GTA” means the General Terms Agreement, BCA-65530-0016, dated as of the Original Effective Date, between the Borrower and Seller.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.
          “Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit I to the Original Credit Agreement, made by (i) Parent Guarantor, (ii) the Borrower, and (iii) the direct and indirect wholly owned Subsidiaries of the Borrower (other than Foreign Subsidiaries) in favor of the Administrative Agent for the benefit of the Secured Parties.
          “Guarantors” means collectively (a) Parent Guarantor and (b) each Subsidiary Loan Party, and “Guarantor” means any one of them.
          “Hazardous Materials” means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.
          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.
          “IAM Pension Fund Contributions” means contributions made by the Borrower and its Subsidiaries to a Multiemployer Plan available to members of the IAM Union, which contributions shall be in the form of (i) direct contributions to such Multiemployer Plan and (ii) deposits to an escrow account, in an aggregate amount not to exceed $17 million, the proceeds of which, subject to the satisfaction of certain conditions, will be contributed to such Multiemployer Plan.
          “Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:
     (a) which is of a “going concern” or similar nature;
     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or
     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under any of the Financial Covenants.
          “Increase Effective Date” has the meaning assigned to such term in Section 2.21(a)(i).
          “Increase Joinder” has the meaning assigned to such term in Section 2.21(a)(i)(B).
          “Increased Cost Lender” has the meaning assigned thereto in Section 2.20.
          “Indebtedness” of any Person means the sum of all indebtedness of such Person on a consolidated basis (without duplication) with respect to
     (i) borrowed money or represented by bonds, debentures, notes and the like;
     (ii) the aggregate amount of Capital Lease Obligations; provided that to the extent such obligations are limited in recourse to the Property subject to such capital lease, such limited recourse obligations shall be included in Indebtedness only to the extent of the fair market value of such Property;
     (iii) all obligations of others secured by any Lien on any Property of such Person, but, to the extent such Lien does not extend to any other Property of such Person and is otherwise non-recourse against such Person, limited to the fair market value of such Property;
     (iv) all indebtedness representing the deferred purchase price of Property or services, excluding trade payables and accrued liabilities in the ordinary course of business;

     (v) obligations under Hedging Agreements;
     (vi) all obligations for the reimbursement of any obligor under letters of credit, bankers’ acceptances and similar credit transactions; and
     (vii) Guarantees and indemnities in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, liabilities, obligations or indebtedness of the kind described in clauses (i) through (vi).
Notwithstanding the foregoing, (i) in no event will obligations or liabilities in respect of any Equity Interests constitute Indebtedness and (ii) except as specifically set forth in the proviso contained in the definition of “Consolidated Indebtedness,” Indebtedness shall not include any obligations in respect of advances or progress payments under commercial contracts that are to be repaid from production (including without limitation under the 787 Program).
          “Indebtedness to Remain Outstanding” has the meaning set forth in Section 3.21.
          “Indemnified Foreign Tax” has the meaning assigned to each term in Section 2.16.
          “Indemnified Taxes” has the meaning assigned to such term in Section 2.16.
          “Indemnitee” has the meaning assigned to such term in Section 10.05.
          “Interest Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDA for the Test Period most recently ended to (b) Consolidated Interest Expense for the Test Period most recently ended.
          “Interest Payment Date” means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.
          “Interest Period” means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if available to all Lenders, 9 or 12 months) thereafter, as the Borrower may elect; or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) (A) June 30, 2012, in the case of Revolving Loans having a Revolving Credit Maturity Date of June 30, 2012, (B) September 30, 2014, in the case of Revolving Loans having a Revolving Credit Maturity Date of September 30, 2014, (C) the Term B-1 Loan Maturity Date, in the case of Term B-1 Loans, (D) the Term B-2 Loan Maturity Date, in the case of Term B-2 Loans and (E) the Add-On Term Loan Maturity Date, in the case of any Add-On Term Loan and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted to a Eurodollar Loan in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) September 30, 2014 and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
          “Investco” has the meaning assigned to such term in Section 6.05(xvi).
          “Investment” has the meaning assigned to such term in Section 6.04.
          “IPO” has the meaning assigned to such term in the Amendment Agreement.
          “IRB Actions” has the meaning assigned to such term in the definition of “IRB Transactions.”
          “IRB Agreements” means (i) the Boeing Trust Agreement; (ii) the TBC Trust Agreement; (iii) the Buyer Sublease; (iv) the Assignment Agreement; and (v) the IRB Pledge Agreement.
          “IRB Assets” means Property subject to the Buyer Sublease.
          “IRB Pledge Agreement” means the Pledge Agreement, dated as of the Original Effective Date, between TBC Trust and the Borrower.
          “IRB Transactions” means the occurrence of (a) the formation of the Trusts and the execution of the Trust Agreements and the issuance of the Transferred Assets Ownership Class, (b) the assignment to Boeing Trust, pursuant to the Assignment Agreement, of the leases, bonds and assets identified therein, (c) the valid execution and delivery of the IRB Subleases and the IRB Pledge Agreement and (d) the consummation of the other transactions contemplated by the IRB Agreements (the actions described in clauses (b) through (d), the “IRB Actions”).
          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
          “Issuing Bank” means, as the context may require, (a) Bank of America, in its capacity as the issuer of Letters of Credit issued by it hereunder and its successors in such capacity as provided in Section 2.06(i), (b) any other Revolving Lender approved by the Administrative Agent and the Borrower in its capacity as issuer of Letters of Credit issued by it hereunder and its successors in such capacity as provided in Section 2.06(i) or (c) collectively, all of the foregoing. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Notwithstanding the foregoing, The Bank of Nova Scotia shall be the Issuing Bank for those Letters of Credit identified on Schedule 1.01(d). The Bank of Nova Scotia shall be under no obligation to renew the Letters of Credit identified on Schedule 1.01(d) or to issue any new Letters of Credit subsequent to the Amendment No. 3 Effective Date.
          “Joint Venture” means a corporation, partnership, limited liability company, joint venture or other similar arrangement (whether created by contract or conducted through a separate legal entity)

which is not a Subsidiary of any Loan Party or any of their respective Subsidiaries and which is formed by any Loan Party or any of their respective Subsidiaries with one or more other Person in order to conduct a common venture or enterprise with such Persons.
          “Kansas Finance Sub.” or “Kansas Finance Subsidiary” means Spirit Aerosystems Finance, Inc. (f/k/a Mid-Western Aircraft Finance, Inc.), a Delaware corporation.
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.
          “LC Fees” has the meaning assigned to such term in Section 2.10(b).
          “Lead Arranger” has the meaning assigned to such term in the preamble hereto.
          “Lenders” has the meaning assigned to such term in the preamble hereto.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
          “LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which Dollar deposits for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) (i) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, collateral assignment, hypothecation or security interest in or on such asset or (ii) any authorized filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar authorized notice or lien under any similar notice or recording statute of any Governmental Authority (other than pre-filings of such financing statements and/or notices made in favor of the secured parties under this Agreement or an amendment thereof), in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) any other agreement intended to create any of the foregoing.
          “Loan Documents” means this Agreement, the Guarantee Agreement, the Onex Guarantee, the Amendment Agreement, the Security Documents, if requested by a Lender pursuant to Section 2.07(e), each Note and, solely for purposes of Section 7.01(a), the Fee Letter.

          “Loan Parties” means the Parent Guarantor, the Borrower, the Subsidiary Loan Parties and the Kansas Finance Subsidiary.
          “Loan Receivable” has the meaning assigned to such term in Section 6.05(xvi).
          “Loan Party Information” has the meaning assigned thereto in Section 10.16.
          “Loans” means the Revolving Loans, the Swingline Loans, the Term B-1 Loans, the Term B-2 Loans and the Add-On Term Loans.
          “Management Agreement” means the Management Agreement, dated as of the Original Effective Date, between Onex Partners Manager, L.P. and the Borrower.
          “Material Adverse Effect” means a materially adverse effect on (a) the business, financial condition, affairs or results of operation of the Parent Guarantor and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its respective obligations under the Loan Documents, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the validity, enforceability, perfection or priority of the Liens granted to the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral (taken as a whole) pursuant to the Security Documents.
          “Material Indebtedness” means (a) any Indebtedness (other than the Loans and Letters of Credit) or (b) obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Guarantor, the Borrower and their respective Subsidiaries, individually or in an aggregate principal amount exceeding $15.0 million. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent Guarantor, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent Guarantor, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
          “Maximum Rate” has the meaning assigned to such term in Section 10.09.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, including any amendment thereto. Each Mortgage shall be substantially in the form of Exhibit N or otherwise reasonably satisfactory in form and substance to the Collateral Agent.
          “Mortgaged Property” means, initially, each parcel of or other interest in Real Property and the improvements and appurtenances thereto owned or leased by a Loan Party and identified on Schedule 4.01(u)(A) to the Original Loan Agreement, and includes each other parcel of or interest in real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.
          “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

          “Net Proceeds” means, with respect to any Debt Incurrence, Asset Sale, Destruction or Taking, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $5.0 million (or, when taken together with all such other Destructions and Takings, in excess of $10.0 million in any twelve-month period), and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $5.0 million (or, when taken together with all such other Destructions and Takings, in excess of $10.0 million in any twelve-month period), net of (b) the sum of (i) all bona fide fees, costs, commissions and out-of-pocket expenses paid by the Parent Guarantor and its Subsidiaries to third parties in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Guarantor and its Subsidiaries, (iii) in the case of an Asset Sale, (A) the amount of all payments required to be made by the Parent Guarantor and its Subsidiaries as a result of such event to repay obligations (other than Loans) secured by a Lien on such asset (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and (B) the amount of any reserves established by the Parent Guarantor and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are attributable to such event (as determined reasonably and in good faith by the Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Proceeds” upon such reduction, and (C) cash escrows (until released from escrow to the Parent Guarantor or any of its Subsidiaries) from the sale price for such Asset Sale and (iv) in the case of a Taking, the reasonable cost of putting any real property in a safe and secure position.
          “New UK LLP” has the meaning assigned to such term in Section 6.05(xvi).
          “Non-Consenting Lender” has the meaning assigned thereto in Section 10.08(e).
          “Non-Extending Revolving Lenders” means those Revolving Lenders whose entire Revolving Credit Commitment terminates on June 30, 2012.
          “Non-Guarantor Subsidiary” means any Subsidiary acquired or formed after the Original Effective Date that is not a Wholly Owned Subsidiary and is designated as a Non-Guarantor Subsidiary by the Borrower by written notice to the Administrative Agent; provided that the aggregate amount of Investments made by the Borrower and any Subsidiary in all Non-Guarantor Subsidiaries since the Original Effective Date shall not exceed the amount of Investments permitted to be made under Section 6.04(x).
          “Non-Qualifying Assets” has the meaning set forth in the Buyer Sublease.
          “Non-Recourse Debt” means Indebtedness of a Person:
     (1) as to which no Loan Party (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the debtor thereof) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of any Loan Party to declare a default under such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          “Non-U.S. Jurisdiction” means each jurisdiction of organization of a Subsidiary of the Parent Guarantor other than the United States (or any State thereof) or the District of Columbia.
          “Note” means a note substantially in the form of Exhibit G-1, Exhibit G-3 and Exhibit G-4 to this Agreement or G-2 to the Original Credit Agreement.
          “Notice of Intent to Cure” has the meaning assigned to such term in Section 5.01(n).
          “Obligations” means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower or the other Loan Parties and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the other Loan Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the Borrower or the other Loan Parties and all other obligations and liabilities of the Borrower and the other Loan Parties to any Secured Party or the Issuing Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents owing to any of the Secured Parties (in their capacity as such) and (c) the due and punctual payment and performance of all obligations of the Borrower and the other Loan Parties and any Subsidiaries of the Borrower under each Hedging Agreement entered into with any Qualified Counterparty or in respect of overdrafts and related liabilities owed to any Qualified Counterparty arising from treasury, depositary and cash management services or in connection with any automated clearinghouse or Bank Automated Clearing System transfer of funds.
          “Onex Guarantee” means the Limited Recourse Guarantee made by Onex Corporation in favor of the Collateral Agent for and on behalf of itself and the other Benefitted Parties (as defined therein) originally entered into on the Amendment Effective Date, as the same may be amended, supplemented or amended and restated from time to time.
          “Onex Pledge Agreement” means (i) the Cash Collateral Security Agreement made by Onex Corporation in favor of the Collateral Agent for the benefit of the Benefitted Parties (as defined therein) entered into on the Amendment Effective Date and (ii) the Control Agreement Concerning Securities Accounts between Onex Corporation, the Collateral Agent for the benefit of the Benefitted Parties (as defined therein) and RBC Dominion Securities Inc. originally entered into on the Amendment Effective Date, in each case as the same may be amended, supplemented or amended and restated from time to time.
          “Organizational Document” means (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

          “Original Boeing Agreements” means the Acquisition Agreement and the other documents and agreements identified on Schedule 1.01(a) to the Original Credit Agreement.
          “Original Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
          “Original Effective Date” means June 16, 2005.
          “Other List” has the meaning assigned thereto in Section 6.19.
          “Other Taxes” has the meaning assigned thereto in Section 2.16.
          “Parent Guarantor” has the meaning assigned to such term in the preamble to this Agreement.
          “Participant” has the meaning assigned to such term in Section 10.04(f).
          “Patent Assignment” means the Patent Assignment, dated as of June 16, 2005, by and between Seller and the Borrower.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
          “Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
          “Perfection Certificate” means a certificate in the form of Annex 2 to the Security Agreement or any other form reasonably acceptable to the Collateral Agent.
          “Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) the board of directors of such Person shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn), (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type permitted under Section 6.03(c), (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) in the case of an acquisition of Equity Interests, the Person acquired (if not a Foreign Subsidiary) shall become immediately after given effect thereto a Subsidiary Loan Party or be merged into a Subsidiary Loan Party and all actions required to be taken under Sections 5.11, 5.12 and 5.16 shall have been taken, (iv) the Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition, with the covenants contained in Section 6.13 recomputed as at the date of the last ended Test Period, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant Test Period, (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01, (vi) after giving effect to such acquisition and any Revolving Credit Borrowings made in connection therewith, the sum of (A) the cash on hand of Borrower and/or the Subsidiary Loan Parties, plus (B) the Total Revolving Credit Commitment less the Revolving

Credit Exposure of all Revolving Lenders shall not be less than $125.0 million and (vii) the Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (vi) above, together with all relevant and available financial information for the Person or assets to be acquired.
          “Permitted Additional Indebtedness” means unsecured Indebtedness (including convertible Indebtedness) of the Borrower, the Parent Guarantor or any Subsidiary Loan Party which (a) does not have a maturity or provide at any time for the mandatory payment or mandatory prepayment or repurchase at the option of the holder thereof of any principal or premium, if any, thereon prior to six months after the Final Maturity Date (provided, however, that such Indebtedness may contain provisions requiring the issuer thereof to redeem such Indebtedness upon the occurrence of change in control or an asset sale occurring prior to the date that is six months following the Final Maturity Date if such Indebtedness expressly provides that the issuer thereof will not be required to redeem any such Indebtedness pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed)), (b) is issued on then current market terms provided that in no event shall it contain any financial maintenance covenants or any other covenants, events of default, terms or restrictions which taken together as a whole are more restrictive to the Loan Parties than those contained in this Agreement and (c) does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Term B-1 Loans, the Term B-2 Loans or any Add-On Term Loan (as determined at the time of the incurrence of such unsecured indebtedness).
          “Permitted Cure Securities” means equity securities (other than Disqualified Capital Stock) of Parent Guarantor designated as Permitted Cure Securities in a certificate delivered by the Borrower to the Administrative Agent that are issued to any Equity Investors in connection with Cure Rights being exercised by the Borrower under Section 7.07 (the net proceeds of which are contributed to the common equity of the Borrower).
          “Permitted Holders” means Onex Partners L.P., Onex Corporation and their respective affiliates identified on Schedule 1.01(d) to the Original Credit Agreement.
          “Permitted Investments” means:
     (a) United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks);
     (b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;
     (c) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 of Moody’s;
     (d) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

     (e) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;
     (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;
     (g) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (f) above; and
     (h) in the case of Foreign Subsidiaries, Investments made locally of a type comparable to those described in clauses (a) through (f) of this definition.
          “Permitted IRB Lease Obligations” means Capital Lease Obligations otherwise permitted hereunder of the Borrower or any Subsidiary Loan Party owed to the City of Wichita or the City of Tulsa (each a “City”) in connection with the leasing of property that is purchased by such City and financed with the proceeds of an issuance of industrial revenue bonds issued by such City to the Borrower or a Subsidiary Loan Party; provided, however, that (i) all amounts paid or payable by the Borrower or such Subsidiary Loan Party under such Capital Lease Obligations shall be paid by automatic offset pursuant to an agreement in form and substance satisfactory to the Administrative Agent against amounts owed by such City to the Borrower or such Subsidiary Loan Party under such industrial revenue bonds; (ii) the Borrower or such Subsidiary Loan Party shall own such industrial revenue bonds at all times free and clear of all consensual Liens; (iii) the interests of the Borrower or such Subsidiary Loan Party in such property shall be pledged to the Collateral Agents pursuant to the Security Agreement; (iv) the documentation with respect to the industrial revenue bonds and the related leases shall be, taken as a whole, substantially similar to the documentation for the existing industrial revenue bond and leases of the Seller with the City of Wichita in connection with Seller’s existing IRB arrangements and (v) on or prior to the date of incurrence of such Capital Lease Obligations, the Borrower shall have delivered a certificate of a Responsible Officer stating that the conditions set forth in clauses (i) through (iii) above have been satisfied and that the Borrower has confirmed with its independent auditors that such Capital Lease Obligation shall not be required under GAAP (as in effect at the time any such IRB lease obligations are incurred) to appear on the face of the Borrower’s consolidated balance sheet as “debt.”
          “Permitted Kansas Bond Financing” means bond financings entered into for the purpose of obtaining a credit against Kansas payroll taxes paid with respect to wages of employees of the Borrower or its Subsidiaries on terms and conditions consistent in all material respects with the description of such bond financings set forth in the Term Sheet attached as Schedule 1.01(b) to the Original Credit Agreement; provided that (a) the obligations thereunder shall be unsecured obligations of the obligors thereof, (b) such bonds shall not require any payments of principal or mandatory redemption prior to the date that is six months after the Final Maturity Date, (c) the obligations with respect to such bonds shall be expressly subordinated to the Obligations and such subordination provisions shall be set forth in subordination or similar agreements in form and substance reasonably satisfactory to the Administrative Agent, (d) such bonds shall provide for no cash payments (after giving effect to the rights of setoff and netting provided for in such bonds), (e) on or prior to the date of issuance of such bonds, the Borrower shall have delivered to the Collateral Agent the pledge agreements and pledged securities as contemplated in the above referenced Term Sheet in form and substance reasonably satisfactory to the Collateral Agent, (f) the Kansas Development Finance Authority shall have issued a bond to Kansas

Finance Sub. (which at all times shall be held by Kansas Finance Sub. and shall be non-transferable), which bond shall be substantially identical to the bonds issued by Kansas Finance Sub. to the Borrower in connection with such Permitted Kansas Bond Financing, which bonds shall be substantially identical to the bonds issued by the Borrower to the Kansas Development Finance Authority in connection with such Permitted Kansas Bond Financing, (which at all times shall be held by Kansas Development Finance Authority and shall be nontransferable) and (g) on or prior to the date of issuance of such bonds, the Borrower shall have delivered a certificate of a Responsible Officer stating that the conditions set forth in clauses (a) through (f) above have been satisfied and that the Borrower has confirmed with its independent auditors that the obligations under such bonds will not be required under GAAP (as in effect at the time any such Permitted Kansas Bond Financing is entered into) to appear on the face of the Borrower’s consolidated balance sheet as “debt.”
          “Permitted Lien” has the meaning assigned to such term in Section 6.02.
          “Permitted Refinancing” means, with respect to any Indebtedness, any refinancing thereof; provided, however, that (i) no Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Indebtedness shall (a) not be on financial and other terms that are materially more onerous in the aggregate than the Indebtedness being refinanced and shall not have defaults, rights or remedies more burdensome in the aggregate to the obligor than the Indebtedness being refinanced, (b) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced, (c) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (d) be in principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced, plus in either case, the amount of reasonable expenses of the Parent Guarantor or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such refinancing Indebtedness shall not include any Person other than the obligors and/or guarantors on such Indebtedness being refinanced.
          “Permitted Subordinated Indebtedness” means unsecured Indebtedness of the Borrower or any Subsidiary Loan Party which (a) is expressly subordinated to the Loans pursuant to written documentation on terms and conditions reasonably satisfactory to the Administrative Agent, (b) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon prior to six months after the Final Maturity Date and (c) contains terms (including interest rate), conditions, covenants, events of default and other provisions, taken as a whole, that are not materially more restrictive or adverse to the Loan Parties than those that are then customary for similar offerings of unsecured subordinated debt securities of corporate issuers with credit ratings comparable to that of the Borrower, as reasonably determined by the Borrower, and as are in all respects reasonably satisfactory to the Administrative Agent.
          “Permitted Sponsor Indebtedness” means Indebtedness of Parent Guarantor owed to any Sponsor, which (x) requires no cash payment of interest, principal or other amounts and does not mature or become mandatorily redeemable prior to the date that is six months after the Final Maturity Date and all such obligations and all the Obligations have been discharged in full, (y) is subordinated to the Obligations on terms and conditions (including assignment of voting rights in bankruptcy and remedy standstills) reasonably satisfactory to the Administrative Agent and (z) is otherwise on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent.
          “Permitted Tax Distributions” means payments, dividends or distributions by the Borrower to the Parent Guarantor in order to pay consolidated or combined federal, state or local taxes attributable to the income of the Borrower, not payable directly by the Borrower or any of its Subsidiaries which payments, dividends or distributions by the Borrower are not in excess of the tax liabilities that would have been payable by the Borrower and its Subsidiaries on a stand-alone basis.
          “Person” means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.
          “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA), that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.
          “Platform” has the meaning assigned to such term in Section 10.17(b).
          “Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit J to the Original Credit Agreement, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties (as the same may be amended, supplemented or amended and restated from time to time).
          “Pledged Securities” has the meaning provided in the Pledge Agreement.
          “Post-Increase Revolving Lenders” has the meaning assigned to such term in Section 2.21(a)(i)(C).
          “Pre-Increase Revolving Lenders” has the meaning assigned to such term in Section 2.21(a)(i)(C).
          “Preferred Stock” means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Original Effective Date.
          “Prepaid Insurance” means insurance coverage obtained by or on behalf of the Borrower or its Subsidiaries pursuant to an arrangement whereby a lender prepays (or finances the prepayment of) the applicable insurance premium for the Borrower or such Subsidiaries in full and the obligation of the Borrower or such Subsidiaries to repay such lender is secured solely by the Borrower’s or Subsidiary’s right under the policy of insurance to recover unearned premiums upon early termination of the policy.
          “Prepayment Date” has the meaning assigned to such term in Section 2.05(f).
          “Pro Forma Basis” means on a basis in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and such other adjustments that are reasonably acceptable to the Administrative Agent.
          “Projected Financial Statements” has the meaning assigned to such term in Section 3.16(c).
          “Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including access agreements, parking agreements, rights of first refusal, purchase options, restrictive covenants and any ownership interests of any Person, whether now in existence or owned or hereafter entered into or acquired.

          “Qualified Counterparty” means, with respect to any Hedging Agreement or other obligation described in clause (c) of the definition of “Obligations”, any counterparty thereto that, at the time such Hedging Agreement or such other obligation described in clause (c) of the definition of “Obligations” was entered into, was a Lender or an Affiliate of a Lender.
          “Real Property” means all right, title and interest of any Loan Party or any of its respective Subsidiaries in and to any and all parcels of or interests in real property owned, leased, licensed or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Subsidiaries together with, in each case, all improvements and appurtenant fixtures.
          “Real Property Agreements” means any and all leases, subleases, license agreements, tenancy agreements, option agreements, rights of first refusal, parking agreements, restrictive covenants, easement agreements, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the ownership, operation, use or occupancy of all or any portion of any Real Property.
          “Reference Banks” means:
     (a) in connection with the initial syndication of the Loans and Commitments, in respect of LIBO Rate, the principal London office of Citibank, N.A.; and
     (b) in respect of LIBO Rate, the principal London office of Citibank, N.A. and such two other banks as may be appointed by the Administrative Agent in consultation with the Borrower.
          “Register” has the meaning assigned to such term in Section 10.04(d).
          “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and trustees of such Person and such Person’s Affiliates.
          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
          “Remedial Action” means (a) “remedial action,” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.
          “Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
          “Requisite Class Lenders” means, at any time of determination, (i) for the Class of Lenders having Term B-1 Loans, Lenders holding more than 50% of the aggregate Term B-1 Loans of all Lenders, (ii) for the Class of Lenders having Term B-2 Loans, Lenders holding more than 50% of the aggregate Term B-2 Loans of all Lenders, (iii) for the Class of Lenders having Add-On Term Loans, Lenders holding more than 50% of the aggregate Add-On Term Loans of all Lenders and (iv) for the Class of Lenders having Revolving Credit Commitments, Lenders holding more than 50% of the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.
          “Requisite Lenders” means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure and (b) the aggregate outstanding amount of all Term B-1 Loans, Term B-2 Loans and Add-On Term Loans.
          “Requisite Revolving Lenders” means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.
          “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.
          “Restricted Payment” means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in the Parent Guarantor, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in the Parent Guarantor, the Borrower or any Subsidiary.
          “Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans.
          “Revolving Credit Borrowing Request” means a Borrowing Request in connection with a Revolving Credit Borrowing.
          “Revolving Credit Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder (including without limitation by virtue of an Increase Joinder), expressed in each case as an amount representing the maximum principal amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Lender’s Revolving Credit Commitment is set forth on Schedule 2.01 (in the case of Revolving Credit Commitments in effect on the Amendment No. 3 Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate amount of the

Revolving Lenders’ Revolving Credit Commitments as of the Amendment No. 3 Effective Date is $650.0 million.
          “Revolving Credit Commitment Period” means the period from and including the first Business Day after the Original Effective Date to but not including the applicable Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.
          “Revolving Credit Exposure” means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus (b) such Revolving Lender’s LC Exposure at such time, plus (c) such Revolving Lender’s Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.
          “Revolving Credit Maturity Date” means (a) for $20.0 million of the Revolving Credit Commitments, June 30, 2012 and (b) for $630.0 million (as such amount may be increased pursuant to Section 10.04(k)) of the Revolving Credit Commitments, September 30, 2014.
          “Revolving Lender” means a Lender with a commitment to make Revolving Loans or with any Revolving Credit Exposure, in it capacity as such, including, for the avoidance of doubt, Extending Revolving Lenders and Non-Extending Revolving Lenders, as applicable.
          “Revolving Loans” means the revolving loans made pursuant to clause (ii) of Section 2.01(a) (and shall include any Revolving Loans contemplated by Section 2.21).
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.
          “Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.
          “SBP” means the Special Business Provisions, MS-65530-0016, dated as of the Original Effective Date, between the Borrower and Seller.
          “SDN List” has the meaning assigned thereto in Section 6.19.
          “SEC” means the Securities and Exchange Commission.
          “Second Amended and Restated Credit Agreement” has the meaning assigned to such term in the preamble hereto.
          “Section 2.16 Certificate” has the meaning assigned to such term in Section 2.16.
          “Secured Parties” means the Agents, each Lender that holds Loans or has Commitments (in its capacity as such) and each Qualified Counterparty.
          “Security Agreement” means the Security Agreement, substantially in the form of Exhibit K to the Original Credit Agreement among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties (as the same may be amended, supplemented or amended and restated from time to time).
          “Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, the Perfection Certificate, any cash management agreements (as defined in the Security Agreement), Hedging Agreements executed by the Loan Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations and the Onex Pledge Agreement.
          “Seller” means The Boeing Company.
          “787 Agreement” means the 787 GTA and the 787 SPB.
          “787 Expenditures” means non-recurring engineering and other developmental costs and expenses related to the 787 Program incurred, spent or committed to be spent (including without limitation those that are capitalized) by the Borrower or any of its Subsidiaries on or prior to December 31, 2009 in an aggregate amount since the Original Effective Date not to exceed $802.0 million.
          “787 Discontinuance” has the meaning assigned to such term in Section 7.01(m).
          “787 GTA” means the General Terms Agreement, BCA-65520-0032, dated as of the Original Effective Date, between the Borrower and Seller, relating to the 787 Program.
          “787 Program” means the 787 Program within the meaning of the 787 Agreement.
          “787 SBP” means the Special Business Provisions, BCA-MS-65530-0019, dated as of the Original Effective Date, between the Borrower and Seller, relating to the 787 Program.
          “Significant Subsidiary” means (a) any Subsidiary of the Parent Guarantor (other than the Borrower) that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Original Effective Date (except that references to 10% in such definition shall be changed to 5%), and (b) any Subsidiary of the Parent Guarantor (other than the Borrower) which, when aggregated with all other Subsidiaries of the Parent Guarantor (other than the Borrower) that are not otherwise Significant Subsidiaries and as to which any event described in Section 7.01(i) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.
          “Spirit International” has the meaning assigned to such term in Section 6.05(xvi).
          “Sponsors” means, collectively, Onex Corporation, an Ontario corporation, Onex Partners L.P. and their respective affiliates.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subordination Provisions” has the meaning assigned to such term in Section 7.01(1).
          “Subsidiary” means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of

Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person have more than a 50% Equity Interest at the time. Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of the Borrower.
          “Subsidiary Loan Party” means each of the Borrower’s direct and indirect Subsidiaries that guarantee the Obligations pursuant to the Guarantee Agreement and Kansas Finance Sub. Each Subsidiary of the Borrower other than Foreign Subsidiaries and Non-Guarantor Subsidiaries shall be a Subsidiary Loan Party.
          “Swingline Commitment” means the commitment of the Swingline Lender to make Loans pursuant to Section 2.04.
          “Swingline Lender” means Bank of America, in its capacity as lender of Swingline Loans.
          “Swingline Loan” has the meaning assigned to such term in Section 2.04(a).
          “Swingline Sublimit” has the meaning assigned to such term in Section 2.04(a).
          “Taking” means any taking of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, by any Governmental Authority.
          “Tax Benefit” has the meaning assigned to such term in Section 2.16.
          “Taxes” has the meaning assigned to such term in Section 2.16.
          “TBC Trust” has the meaning set forth in Section 3.25.
          “TBC Trust Agreement” means the TBC Trust Agreement, dated as of the Original Effective Date, among The Boeing Company, as Administrative Agent, Wilmington Trust, as Delaware Trustee, Wilmington Trust SP Services, Inc., as Independent Agent, and the Borrower, as Special Agent.
          “Term B-1 Borrowing” means a Borrowing comprised of Term B-1 Loans on the Amendment Effective Date.
          “Term B-1 Borrowing Request” means a Borrowing Request in connection with a Term B-1 Borrowing on the Amendment Effective Date.
          “Term B-1 Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term B-1 Loan hereunder on the Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Term B-1 Loan to be made by such Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender’s Term B-1 Commitment is set forth in Schedule I to the Amendment Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B-1 Commitment, as applicable. The initial aggregate amount of the Lenders’ Term B-1 Commitments is $591.25 million.
          “Term B-1 Lender” means a Lender with a Term B-1 Commitment or an outstanding Term B-1 Loan, in its capacity as such.
          “Term B-1 Loan Maturity Date” means September 30, 2013.
          “Term B-1 Loans” means the Loans made pursuant to clause (i) of Section 2.01(a).
          “Term B-2 Lender” means a Lender with an outstanding Term B-2 Loan, in its capacity as such.
          “Term B-2 Loan Maturity Date” means September 30, 2016.
          “Term B-2 Loans” means the Term B-1 Loans that are converted to Term B-2 Loans on the Amendment No. 3 Effective Date.
          “Term Loans” means the Term B-1 Loans, the Term B-2 Loans and the Add-On Term Loans., and “Term Loan” means any one of them.
          “Terminated Lender” has the meaning assigned thereto in Section 2.20.
          “Test Period” means (i) for each covenant contained in Section 6.13, the four consecutive complete Fiscal Quarters of the Borrower then last ended and (ii) for all other provisions in this Agreement, the four consecutive complete Fiscal Quarters of the Borrower ended as of the time indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.
          “Total Leverage Ratio” means, at any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.
          “Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.
          “Transferee” has the meaning assigned to such term in Section 2.16.
          “Transferred Asset Ownership Class” has the meaning set forth in the Boeing Trust Agreement.
          “Trust Agreements” means collectively the Boeing Trust Agreement and the TBC Trust Agreement.
          “Trusts” has the meaning set forth in Section 3.25.

          “Type,” when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.
          “UCC” means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.
          “U.K. Acquisition” shall mean the acquisition by the U.K. Subsidiary of the Aerostructures business of BAE Systems plc for an aggregate purchase price not to exceed £80,000,000 plus the amount of any working capital adjustment payable pursuant to the acquisition documentation relating thereto and any normal utility and property tax adjustments associated with the purchase of real property.
          “U.K. Subsidiary” shall mean Spirit AeroSystems (Europe) Limited, a corporation organized under the laws of the United Kingdom.
          “Unrefunded Swingline Loans” has the meaning assigned thereto in Section 2.04(c).
          “U.S. Taxpayer Lender” has the meaning assigned to such term in Section 2.16.
          “US LLC 1” has the meaning assigned to such term in Section 6.05(xvi).
          “US LLC 2” has the meaning assigned to such term in Section 6.05(xvi).
          “Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
          “Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.
          “Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Voting Stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person own 100% of the Voting Stock of such Person at such time.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g.,

a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).
          SECTION 1.03. Terms Generally. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Original Effective Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.06; provided that the Borrower shall provide the Lenders a reasonably detailed reconciliation along with any financial statements delivered pursuant to Section 5.01(a) or (b) reconciling such financial statements to GAAP used in the financial statements referred to in Section 3.06.
          (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.
     SECTION 1.04. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II
THE CREDITS
          SECTION 2.01. Credit Commitments. (a) Subject to the terms and conditions hereof, (i) each Term B-1 Lender severally agrees to make a Term B-1 Loan in Dollars to the Borrower on the Amendment Effective Date in a principal amount not exceeding its Term B-1 Commitment (it being understood that Term B-1 Lenders under the Original Credit Agreement that execute and deliver the Amendment Agreement are converting their Term B Loans under the Original Credit Agreement into Term B-1 Loans hereunder) and (ii) each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Credit Commitment Period. Each Extending Term Lender that executes and delivers Amendment No. 3 agrees that they are converting their Term B-1 Loans into Term B-2 Loans hereunder. Subject to Section 2.21(a)(ii), on the effective date of the applicable Add-On Term Loan Lender Joinder Agreement, each Add-On Term Loan Lender severally agrees to make its portion of a term loan (the “Add-On Term Loan”) in a single advance to the Borrower in the amount of its respective Add-On Term Loan Commitment as set forth in the Add-On Term Loan Lender Joinder Agreement. Amounts repaid or prepaid in respect of Term B-1 Loans, the Term B-2

Loans or the Add-On Term Loans may not be reborrowed. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment then in effect or (ii) the Revolving Credit Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Credit Commitment.
          (b) The Revolving Loans, Term B-1 Loans, Term B-2 Loans and Add-On Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03.
          (c) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          SECTION 2.02. Procedure for Borrowing. (a) The Borrower may borrow under the Revolving Credit Commitments (subject to the limitations in Section 2.01(a)) and the Borrower may borrow the Term B-1 Commitments by giving the Administrative Agent notice substantially in the form of Exhibit B (a “Borrowing Request”), which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, or (b) 11:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request from the Borrower for each Borrowing shall specify (i) whether the requested Borrowing is to be a Revolving Credit Borrowing or a Term B-1 Borrowing, (ii) the amount to be borrowed, (iii) the requested Borrowing Date (which must be the Amendment Effective Date, in the case of a Term B-1 Borrowing), (iv) whether the Borrowing is to be of Eurodollar Loans or ABR Loans, (v) if the Borrowing is to be of Eurodollar Loans, the length of the initial Interest Period therefor, and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, all Borrowings on the Original Effective Date shall be ABR Loans.
          (b) Each Borrowing shall be in a minimum aggregate principal amount of (i) in the case of a Term B-1 Borrowing, $5.0 million or an integral multiple of $1.0 million in excess thereof or (ii) in the case of a Revolving Credit Borrowing, $1.0 million or an integral multiple of $1.0 million in excess thereof or, if less, the aggregate amount of the then Available Revolving Credit Commitments.
          (c) Upon receipt of the Term B-1 Borrowing Request, the Administrative Agent shall promptly notify each Term B-1 Lender of the aggregate amount of the Term B-1 Borrowing and of the amount of such Term B-1 Lender’s pro rata portion thereof, which shall be based on their respective Term B-1 Commitments. Each Term B-1 Lender will make the amount of its pro rata portion of the Term B-1 Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in Section 10.01 prior to 10:00 a.m., New York City time, on the Original Effective Date in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term B-1 Lenders and in like funds as received by the Administrative Agent.
          (d) Upon receipt of a Revolving Credit Borrowing Request, the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Credit Borrowing and of the amount of such Revolving Lender’s pro rata portion thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Revolving Lenders. Each Revolving Lender will make the amount of its pro rata portion of each such Revolving Credit Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower or LC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the Borrower as provided above; and provided further that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.
          SECTION 2.03. Conversion and Continuation Options for Loans. (a) The Borrower may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurodollar Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All of any part of the outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the applicable Revolving Credit Maturity Date, the Term B-1 Loan Maturity Date, the Term B-2 Loan Maturity Date or the Add-On Term Loan Maturity Date, as applicable.
          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., New York City time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and continuing and (ii) after the date that is one month prior to the applicable Revolving Credit Maturity Date, the Term B-1 Loan Maturity Date, the Term B-2 Loan Maturity Date or the Add-On Term Loan Maturity Date, as applicable; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrower of such conversion).
          (c) In connection with any Eurodollar Loans, there shall be no more than eight Interest Periods outstanding at any time.
          (d) This Section shall not apply to Swingline Loans.
          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion and in reliance upon the commitments of the other Lenders set forth herein, make swingline loans (individually, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $40.0 million (the “Swingline Sublimit”) at any one time outstanding, (ii) the principal amount of any borrowing of any Swingline Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Revolving Lenders immediately prior to such borrowing or result in the Aggregate Revolving Credit Exposure then outstanding exceeding the Total Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if (A)(x) a Default or Event of Default or Event of Termination shall have occurred and be continuing and (y) such Default or Event of Default or Event of Termination shall not have been subsequently cured or waived. Amounts borrowed under this Section 2.04 may be repaid and, up to but excluding September 30, 2014, reborrowed. All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section 2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.
          (b) Notwithstanding the occurrence of any Default or Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice reasonably satisfactory to the Administrative Agent indicating the Borrower’s intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from the Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans; provided that for the purposes of determining each Lender’s Commitment Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such Borrowing shall be deemed to not be outstanding. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.
          (c) If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swingline Loan (“Unrefunded Swingline Loan”) in an amount equal to the amount of the ABR Revolving Loan which would otherwise have been made pursuant to paragraph (b) of this Section 2.04. Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.
          (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default or Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default or Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default or Event of Default or such Event of Termination is continuing.
          SECTION 2.05. Optional and Mandatory Prepayments of Loans; Repayments of Loans. (a) Subject to the terms of Section 6.10(c), the Borrower may at any time and from time to time prepay the Loans made to it (subject to compliance with the terms of Section 2.17), in whole or in part, subject to Sections 2.05(e)(iii) and 2.05(g), upon irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof (including in the case of Eurodollar Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be (a) in the case of any Term Loan, in an aggregate principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof and (b) in the case of Revolving Credit Borrowings, in an aggregate principal amount of $1.0 million or a whole multiple of $1.0 million in excess thereof (or in each case, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).
          (b) In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds the Total Revolving Credit Commitment, the Borrower shall prepay Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess.

          (c) (i) If the Parent Guarantor or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than the sale or issuance of Equity Interests of the Borrower), 100% of such Net Proceeds shall be applied within two Business Days after receipt thereof toward the prepayment of the Term Loans on a pro rata basis or a prepayment of Revolving Loans as set forth in Section 2.05(e); provided that (x) the Net Proceeds from Asset Sales permitted by Section 6.05 shall not be required to be applied as provided herein on such date if and to the extent that (1) no Event of Default then exists or would arise therefrom and (2) the Borrower delivers an officers’ certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds shall be reinvested in Property used or usable in the business of the Borrower and its Subsidiaries in each case within one year following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and (y) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within such one year period, such remaining portion shall be applied on the last day of such period as specified in this Section 2.05(c)(i); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.
          (ii) If the Parent Guarantor or any of its Subsidiaries shall receive proceeds from insurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Term Loans on a pro rata basis or a prepayment of Revolving Loans as set forth in Section 2.05(e) below; provided that (x) such Net Proceeds shall not be required to be so applied to the extent that the Borrower has delivered an officers’ certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the Borrower or the Subsidiaries, in each case within one year following the date of the receipt of such Net Proceeds, and (y) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within one year after the date of the receipt of such Net Proceeds, such remaining portion shall be applied on the last day of such period as specified in this Section 2.05(c)(ii); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.
          (iii) If the Parent Guarantor or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a “Debt Incurrence”), 100% of the Net Proceeds thereof shall be applied within two Business Days after receipt thereof toward the prepayment of the Loans in accordance with Section 2.05(e).
          (iv) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow for such Excess Cash Flow Period, the Excess Cash Flow Percentage of such Excess Cash Flow shall be applied, not later than 10 Business Days after the date financial statements with respect to the Fiscal Year then ending are required to be delivered pursuant to Section 5.01(b), toward the prepayment of the Loans in accordance with Section 2.05(e).
          (v) As contemplated by Section 2.21(a)(ii)(X), until such time as the Term B-1 Loans have been repaid in full, the net proceeds received by the Borrower from the Add-On Term Loans

(other than up to $75,000,000 of the Add-On Term Loans which may be used by the Borrower for general corporate purposes) shall be applied by the Borrower upon receipt thereof toward the prepayment of the Term B-1 Loans in accordance with Section 2.05(e).
          (d) (i) The Borrower shall repay the Term B-1 Loans on the consecutive quarterly payment dates set forth below in an aggregate amount equal to the amount specified below for each such payment date.

Payment Date	Installment Amount

December 31, 2010	$331,304.39
March 31, 2011	$331,304.39
June 30, 2011	$331,304.39
September 30, 2011	$331,304.39
December 31, 2011	$331,304.39
March 31, 2012	$331,304.39
June 30, 2012	$331,304.39
September 30, 2012	$331,304.39
December 31, 2012	$31,142,612.65
March 31, 2013	$31,142,612.65
June 30, 2013	$31,142,612.65
September 30, 2013	$31,142,612.65
          (ii) To the extent not previously paid, all Term B-1 Loans shall be due and payable on the Term B-1 Loan Maturity Date.
          (iii) (i) The Borrower shall repay the Term B-2 Loans on the consecutive quarterly payment dates set forth below commencing on December 31, 2010, in an aggregate amount equal to the amount specified below for each such payment date.

Installment Amount (% of
principal amount of Term B-2
Loans outstanding on the
Payment Date	Amendment No. 3 Effective Date

December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%

Installment Amount (% of
principal amount of Term B-2
Loans outstanding on the
Payment Date	Amendment No. 3 Effective Date

December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	Outstanding principal balance of Term B-2 Loans
          (iv) To the extent not previously paid, all Term B-2 Loans shall be due and payable on the Term B-2 Loan Maturity Date.
          (v) Any Add-On Term Loans shall be due and payable in installments on the dates and in the amounts set forth in the applicable Add-On Term Loan Lender Joinder Agreement.
          (e) (i) Mandatory prepayments of Loans made pursuant Section 2.05(c)(i), (ii), (iii) and (iv) will be applied to the then outstanding Term Loans on a pro rata basis to reduce the applicable scheduled repayments with respect thereto required under Section 2.05(d) on a pro rata basis among the remaining scheduled repayments of the Term B-1 Loans, the Term B-2 Loans and the Add-On Term Loan. Mandatory prepayments of Term B-1 Loans made pursuant to Section 2.05(c)(v) will be applied to the then outstanding Term B-1 Loans to reduce the scheduled repayments with respect thereto under Section 2.05(d) on a pro rata basis.
          (ii) After all the then outstanding amounts under the Term Loans have been paid in full, mandatory prepayments of Loans required by Section 2.05(c) shall be applied to repay the outstanding Revolving Loans, which prepayment shall also result in the Revolving Credit Commitments being reduced ratably among the Revolving Lenders in accordance with their respective applicable Revolving Credit Commitments (provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent).
          (iii) Optional prepayments of Loans shall be applied as elected by the Borrower; provided that optional prepayments of Term Loans shall be applied ratably to the Term Loans to the remaining scheduled amortization payments of the Term B-1 Loans, the Term B-2 Loans and the Add-On Term Loans on a pro rata basis.
          (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.05, but for the operation of this Section 2.05(f) (each a “Prepayment Date”), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Class required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Class required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period ending on or after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Collateral Account (and liquidate investments held in the Collateral

          Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.
          SECTION 2.06. Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on the Original Effective Date or during the Revolving Credit Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50.0 million and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. With respect to any Letter of Credit which contains any “evergreen” automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default or Event of Default exists at the time such Letter of Credit is issued, extended or renewed. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Bank with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Disbursements as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect. Unless otherwise expressly agreed by the Issuing Bank and the Borrower, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) September 25, 2014.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. It is understood and agreed that with respect to any Letters of Credit having an expiry date later than June 23, 2012, only the Extending Revolving Lenders shall have a participation interest in such Letters of Credit (each such participation interest to be based on such Extending Revolving Lender’s Commitment Percentage of only those aggregate Revolving Credit Commitments with a Revolving Credit Maturity Date of September 30, 2014).
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received written notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such written notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such written notice, if such written notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such written notice, if such written notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. It is understood and agreed that with respect to any LC Disbursement in respect of any Letter of Credit having an expiry date later than June 23, 2012, only the Extending Revolving Lenders shall have a reimbursement obligation with respect to such Letter of Credit (each such reimbursement obligation to be based on such Extending Revolving Lender’s Commitment Percentage of only those aggregate Revolving Credit Commitments with a Revolving Credit Maturity Date of September 30, 2014).
          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC

Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (a) of Section 7.01 or any Event of Default described in clause (i) of Section 7.01. Furthermore, if any Revolving Lender is a Defaulting Lender, upon three (3) Business Days’ notice by the applicable Issuing Bank, the Borrower shall deposit in the Collateral Account, for the sole benefit of such Issuing Bank, an amount in cash equal to each such Issuing Bank’s applicable Fronting Exposure with respect to such Defaulting Lender. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the Borrower hereby grants the Collateral Agent a security interest in respect of each such deposit and the Collateral Account in which such deposits are held. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys deposited in the Collateral Account pursuant to this Section 2.06(j) shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount together with interest income (if any) (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults or Events of Default have been cured or waived or after the date on which such Lender is no longer a Defaulting Lender, as applicable.
          SECTION 2.07. Repayment of Loans; Evidence of Debt. (a)(i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders in respect of Revolving Credit Borrowings, (A) on June 30, 2012 (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving Loan having a Revolving Credit Maturity Date of June 30, 2012 and that portion of each Swingline Loan outstanding participated in by a Non-Extending Lender pursuant to Section 2.04(c) and (B) on September 30, 2014 (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving Loan having a Revolving Credit Maturity Date of September 30, 2014 and each Swingline Loan made to it by each such Lender, (ii) the Borrower hereby unconditionally promises to pay the Administrative Agent for the account of the Term B-1 Lenders on the Term B-1 Loan Maturity Date (or such earlier date as, and to the extent that, such Term B-1 Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Term B-1 Loan held by each such Term B-1 Lender, (iii) the Borrower hereby unconditionally promises to pay the Administrative Agent for the account of the Term B-2 Lenders on the Term B-2 Loan Maturity Date (or such earlier date as, and to the extent that, such Term B-2 Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Term B-2 Loan held by each such Term B-2 Lender and (iv) the Borrower hereby unconditionally promises to pay the Administrative Agent for the account of the Add-On Term Loan Lenders on the Add-On Term Loan Maturity Date (or such earlier date as, and to the extent that, such Add-On Term Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Add-On Term Loan held by each such Add-On Term Loan Lender,. The Borrower hereby further agrees to pay interest in immediately available funds at the applicable office of the Administrative Agent (as specified in Section 2.13(a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans, Term B-1 Loans, Term B-2 Loans and Add-On Term Loans, as applicable, made to it from time to time from the Original Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08. All payments required hereunder shall be made in Dollars.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
          (c) The Administrative Agent shall maintain the Register pursuant to Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.
          (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
          (e) The Loans of each Class made by each Lender to the Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached hereto as Exhibit G-1, G-2, G-3 or G-4, as applicable, with the blanks appropriately filled, payable to the order of such Lender.
          SECTION 2.08. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:
     (i) in the case of a Eurodollar Revolving Loan, (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate; or
     (ii) in the case of a Eurodollar Term Loan, (A) the LIBO Rate determined for such Interest Period plus (B) the Applicable Rate.
          (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (c) of the definition of “Alternate Base Rate”) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
          (c) If (A) all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise) or (B) an Event of Default described in Section 7.01(i) shall be continuing, such overdue amount (in the case of clause (A)) and all Obligations (in the case of clause (B)) shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment (in the case of clause (A)) or such Event of Default (in the case of clause (B)) to (but excluding) the date on which such amount is paid in full (after as well as before judgment) (in the case of clause (A)) or such Event of Default is cured (in the case of clause (B)).
          (d) Interest shall be payable in arrears on each Interest Payment Date and on the Term B-1 Loan Maturity Date (in the case of Term B-1 Loans), the Term B-2 Loan Maturity Date (in the case of Term B-2 Loans), the Add-On Term Loan Maturity Date (in the case of Add-On Term Loans) and the applicable Revolving Credit Maturity Date (in the case of Revolving Loans); provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          SECTION 2.09. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
          SECTION 2.10. Fees. (a) The Borrower agrees to pay a commitment fee (a “Commitment Fee”) to each Revolving Lender, for which payment will be made in arrears through the Administrative Agent on the last Business Day of March, June, September and December beginning after the Original Effective Date, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Original Effective Date (or, in the case of a Revolving Lender which becomes a Revolving Lender after the Original Effective Date, the date on which such Revolving Lender becomes a Revolving Lender hereunder pursuant to Section 10.04(b)) and shall cease to accrue on the date (the “Commitment Fee Termination Date”) that is the earlier of (i) the date on which the Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Commitment Fee Percentage multiplied by such Revolving Lender’s Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the Original Effective Date (or, in the case of a Revolving Lender which becomes a Revolving Lender after the Original Effective Date, the date on which such Revolving Lender becomes a Revolving Lender hereunder pursuant to Section 10.04(b)) and ending with such Lender’s Commitment Fee Termination Date). A Revolving Lender’s “Commitment Fee Average Daily Amount” with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender’s Revolving Credit Commitment less such Revolving Lender’s Revolving Credit Exposure (excluding clause (c) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during the Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, “LC Fees”) accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Credit Commitment Period shall be payable on the last Business Day of such March, June, September and December, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the Fee Letter (the “Agent Fees”).
          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.
          SECTION 2.11. Termination, Reduction or Adjustment of Commitments. (a) Unless previously terminated, (i) the Term B-1 Commitments shall terminate at 5:00 pm., New York City time, on the Amendment Effective Date and (ii) the applicable Revolving Credit Commitments shall terminate on the applicable Revolving Credit Maturity Date.
          (b) The Borrower shall have the right, upon one Business Day’s notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, the Aggregate Revolving Credit Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect.
          (c) The Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.
          (d) To the extent any reduction in the Revolving Credit Commitments reduces the then Available Revolving Credit Commitments of all Lenders to an amount equal to or less than the sum of (a) the Swingline Sublimit and (b) the maximum allowable L/C Exposure, then such reduction in Revolving Credit Commitments shall reduce on a pro rata basis the Swingline Commitment and the maximum amount of LC Exposure permitted by Section 2.06(b) by an amount such that the then Available Revolving Credit Commitments are equal to or less than the sum of (a) and (b).
          SECTION 2.12. Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate. If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurodollar Borrowing:
     (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Borrowing for such Interest Period, or
     (ii) the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for such Eurodollar Borrowing will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and to the Lenders by 12:00 noon, New York City time, on the same day. The Administrative Agent shall give facsimile or telephonic notice to the Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurodollar Loans shall not be (x) converted or continued pursuant to Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as an ABR Loans, as the case may be.
          SECTION 2.13. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Revolving Lenders shall be made pro rata according to the amounts of such Revolving Lenders’ Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class, with adjustments, as necessary and appropriate, to reflect the different interest rates payable with respect to Revolving Loans depending on the Revolving Credit Maturity Date of such Revolving Loans and payment of principal to Non-Extending Lenders on the applicable Revolving Credit Maturity Date. Subject to Section 2.05(f), each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are Eurodollar Loans designated by the Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class, with adjustments, as necessary and appropriate, to reflect the different interest rates payable with respect to Revolving Loans depending on the Revolving Credit Maturity Date of such Revolving Loans and payment of principal to Non-Extending Lenders on their Revolving Credit Maturity Date. Subject to Section 2.05(f), each payment (including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent’s New York office specified in Section 10.01 in the currency in which the applicable obligation is denominated and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. For the avoidance of doubt, nothing in this Section 2.13(a) shall prohibit the Borrower from paying, on June 30, 2012, the unpaid principal amount of each Revolving Loan having a Revolving Credit Maturity Date of June 30, 2012 in accordance with the terms of Section 2.07.
          (b) Subject to Section 2.12, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such

Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.
          (c) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder from the Borrower, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder from the Borrower, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due from the Borrower to such parties.
          SECTION 2.14. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.
          SECTION 2.15. Requirements of Law. (a) If at any time any Lender or the Issuing Bank determines that the introduction after the Original Effective Date of, or any change after the Original Effective Date in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate) or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in, issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, within five Business Days of demand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate setting forth in reasonable detail the basis for calculating the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five Business Days of the Borrower’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.
          (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority in each case after the Original Effective Date affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.
          (c) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this Section 2.15 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower; provided that, subject to the next succeeding sentence, any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.15, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking. Notwithstanding the foregoing, no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the event or circumstances giving rise to a right of claim pursuant to this Section 2.15 and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the event or circumstances giving rise to such right of claim is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          SECTION 2.16. Taxes. (a) All payments by the Loan Parties of principal of, and interest on, the Loans and all other amounts (including fees) payable hereunder shall be made without setoff, counterclaim or other defense, free and clear of, and without deduction or withholding for, any and all present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, assessments, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a “Transferee”)), including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by applicable law. If any Indemnified Taxes are required to be withheld by applicable law, rule or regulation from any payment by a Loan Party, such Loan Party shall withhold and remit such Taxes in accordance with such requirement. In the event that any withholding or deduction from any payment to be made by a Loan Party hereunder or under any other Loan Documents is required in respect of any Indemnified Taxes pursuant to any applicable law, rule or regulation then such Loan Party will:
     (i) timely pay directly to the relevant authority in accordance with applicable law the full amount required to be so withheld or deducted;
     (ii) promptly forward to the Administrative Agent an official receipt or other documentation (or copy thereof) reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

     (iii) pay to the Administrative Agent for the account of the Lenders or the Issuing Bank or Transferees, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank or Transferees, as the case may be, will equal the full amount such Lender or the Issuing Bank or Transferees, as the case may be, would have received had no such withholding or deduction (including any withholding or deduction applicable to additional amounts payable under this Section 2.16) been required.
For purposes hereof, “Indemnified Taxes” shall mean all Taxes other than Taxes imposed on or measured by the recipient’s net income or taxable capital by a jurisdiction under the laws of which such Lender or Transferee is organized or incorporated or in which its principal executive office or applicable lending office is located or in which it conducts a trade or business or has a permanent establishment (other than a trade, business or permanent establishment deemed to arise by virtue of the transactions contemplated by this Agreement) or is otherwise subject to such Taxes without regard to the transactions contemplated by this Agreement (provided, however, in the case of a Lender or a Transferee that is an affiliate of a Lender and that is a United States person within the meaning of section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended and that makes and holds its Loans through a lending office located in the United States (such Lender and any such Transferee referred to herein as a “U.S. Taxpayer Lender”), Indemnified Taxes shall include any Taxes imposed on or measured by the recipient’s net income or taxable capital by any jurisdiction other than the United States or a State or any political subdivision of the United States or a State (as the terms “United States” and “State” are defined in sections 7701(a)(9) and 7701(a)(10) of the United States Internal Revenue Code of 1986, as amended) to which such U.S. Taxpayer Lender would not have been subject but for the transactions contemplated by this Agreement (an “Indemnified Foreign Tax”)).
          (b) The Loan Parties agree to timely pay any and all present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies (including interest, fines and penalties in addition to tax) arising from any payment made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document (“Other Taxes”).
          (c) If any Indemnified Taxes or Other Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder or under any other Loan Documents, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Indemnified Taxes or Other Taxes and the applicable Loan Party will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) or Other Taxes shall equal the amount such Person would have received had such Indemnified Taxes or Other Taxes not been asserted. In addition, the Borrower shall also reimburse each Lender or Transferee or the Issuing Bank, upon the written request of such Lender or Transferee or the Issuing Bank, for net additional taxes imposed on or measured by the net income of such Person pursuant to the laws of the jurisdiction in which such Person is organized or incorporated, or a jurisdiction in which the principal executive office or lending office of such Person is located or in which such Person conducts a trade or business or has a permanent establishment, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Person shall determine are or were payable by such Person, in respect of amounts payable to such Person pursuant to this Section 2.16 in respect of Indemnified Taxes imposed as a consequence of payments by the Borrower, taking into account the amount of Indemnified Taxes (x) that are allowed as a deduction in determining taxes imposed on or measured by the net income or allowed as a credit against any taxes imposed on or measured by net income and (y) in respect of which an amount is payable to such Person pursuant to this Section 2.16.
          (d) If the Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Indemnified Taxes, Taxes, Other Taxes, interest, penalties or other costs (including reasonable attorneys’ fees and expenses) that may become payable by the Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by the Borrower.
          (e) Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Original Effective Date (in the case of each Lender that is a party hereto on the Original Effective Date) or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee), execute and deliver, if legally able to do so, to the Borrower and the Administrative Agent (i) one or more (as the Borrower or the Administrative Agent may reasonably request) accurate and complete original signed copies of United States Internal Revenue Service Forms W-8ECI or W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes or (ii) if the Lender or Transferee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit P (any such certificate, a “Section 2.16 Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s or Transferor’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender and Transferee agrees that from time to time after the Original Effective Date, when a lapse in time or change in the Lender’s or Transferee’s circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, to the extent legally able to do so, deliver to the Borrower or the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.16 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under the Loan Documents.
          (f) No Borrower shall be required to indemnify or to pay any additional amounts to the Issuing Bank or any Lender or Transferee with respect to any Indemnified Taxes pursuant to this Section 2.16 to the extent that (i) any obligation of the Borrower to withhold, deduct or pay amounts with respect to such Indemnified Tax (other than a Tax imposed by Canada and other than an Indemnified Foreign Tax) existed under generally accepted interpretation and application of the law on the date the Issuing Bank or such Lender or Transferee, other than a U.S. Taxpayer Lender, became a party to this Agreement or otherwise becomes a Transferee, except to the extent that, at the time such Lender or Transferee becomes a party to this Agreement or otherwise becomes a Transferee, such Person’s assignor was already entitled to receive indemnification or additional amounts from a Loan Party with respect to any such Indemnified Tax under the provisions hereunder; provided that this clause (i) shall not apply to any Tax imposed on a Lender or Transferee in connection with an interest or participation in any Loan or other obligation that such Lender or Transferee was required to acquire pursuant to Section 2.19, (ii) to the extent such Indemnified Taxes are imposed solely because any Lender or Transferee fails to timely provide the forms or certificates required by the provisions of the immediately preceding paragraph or (iii) in the case of a payment of a U.S. source fee (other than a fee treated as interest for U.S. federal income tax purposes) to a Lender or Transferee, other than a U.S. Taxpayer Lender, described in clause (ii) of Section 2.16(e), to the extent that such forms or certificates do not establish a complete exemption from U.S. withholding taxes with respect to such payment. Notwithstanding anything to the contrary, it is understood and agreed, for the avoidance of doubt, that the obligation of the Loan Parties to indemnify for Indemnified Taxes withheld or deducted from any payment (including, without limitation, fees) to be made by the Loan Parties hereunder and to pay additional amounts under this Section 2.16 shall apply with respect to any and all Indemnified Taxes imposed on or with respect to the Issuing Bank and each Lender and Transferee with respect to any other Tax, as a result of, a change in law or regulation or a change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Person occurring after the time such Person becomes a party to this Agreement.
          (g) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this Section 2.16 has occurred, the Issuing Bank or such Lender will use commercially reasonable efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Administrative Agent, the Issuing Bank, any Lender or any Transferee to demand and receive compensation under this Section 2.16.
          (h) If the Borrower pays any additional amount under this Section 2.16 to a Lender and such Lender determines in its sole discretion that it has actually realized in connection therewith a refund or any reduction of, or credit against, its Tax liabilities (a “Tax Benefit”) such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the after-tax net benefit obtained, if any, by the Lender as consequence of such Tax Benefit net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit); provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 2.16(h) shall be treated as Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.16; (iii) nothing in this Section 2.16(h) shall require the Lender to disclose any confidential information to any Loan Party (including, without limitation, its tax returns); and (iv) notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrower the payment which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such Tax Benefits had never been paid.
          SECTION 2.17. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of any conversion of a Eurodollar Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07 2.14, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurodollar Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower with respect to such Loan shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.
          SECTION 2.18. Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or 2.16 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14, 2.15 and 2.16.
          SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower (in each case to the extent permitted hereunder), or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to the Borrower in the amount of such participation.
          SECTION 2.20. Assignment of Commitments Under Certain Circumstances. In the event that (a) any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15 or the Borrower shall be required to make additional payments to any Lender under Section 2.16 (each, an “Increased Cost Lender”), or (b) a Lender is a Defaulting Lender then, with respect to each such Increased Cost Lender or Defaulting Lender (the “Terminated Lender”), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and the Administrative Agent, to replace such Terminated Lender with (x) another Lender or (y) an assignee (in accordance with and subject to the restrictions contained in Section 10.04), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such other Lender or assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) the affected Terminated Lender shall have been paid in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements and Swingline Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender’s account or owed to it hereunder (including, without limitation, any Commitment Fees).
          SECTION 2.21. Increase in Commitments.
          (a) Borrower Request. The Borrower may by written notice to the Administrative Agent elect to increase the existing Revolving Credit Commitment and/or institute an Add-On Term Loan by an amount not in excess of $250,000,000 in the aggregate as follows:
          (i) Increase in Revolving Credit Commitments. The Borrower may from time to time at any time prior to September 30, 2014, upon prior written notice to the Administrative Agent request to increase the Revolving Credit Commitments. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased Revolving Credit Commitment shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such increased Revolving Credit Commitment be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such increased Revolving Credit Commitment.
     (A) Conditions. The increased Revolving Credit Commitment shall become effective, as of such Increase Effective Date; provided that:
     (I) each of the conditions set forth in Section 4.03 shall be satisfied;
     (II) any such increase shall be in a minimum principal amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof;
     (III) no Default shall have occurred and be continuing or would result from the borrowings made on the Increase Effective Date, if any;
     (IV) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; and
     (V) the Borrower shall deliver mortgage amendments sufficient to cover the full amount of the increase of the Revolving Credit Commitments, pursuant to documentation reasonably satisfactory to the Administrative Agent.
     (B) Terms of New Revolving Loans and Commitments. The terms and provisions of Revolving Loans made pursuant to increased Revolving Credit Commitments shall be identical to the Revolving Loans. The increased Revolving Credit Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased Revolving Credit Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to increased Revolving Credit Commitments made pursuant to this Agreement.
     (C) Adjustment of Revolving Loans. Each of the Revolving Lenders having a Revolving Commitment prior to such Increase Effective Date (the “Pre-Increase Revolving Lenders”) shall assign to any Revolving Lender which is acquiring a new or additional Revolving Commitment on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in LC Exposure and Swingline Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in LC Exposure and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to such increased Revolving Commitments.
     (D) Equal and Ratable Benefit. The Revolving Credit Commitment established pursuant to this paragraph shall constitute Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such increased Revolving Credit Commitment.
          (ii) Institution of Add-On Term Loan. The Borrower may from time to time at any time prior to September 30, 2016, upon prior written notice to the Administrative Agent, institute one or more Add-On Term Loans. Each such notice shall specify (i) the date (the “Add-On Term Loan Effective Date”) on which the Borrower proposes that the Add-On Term Loan shall be advanced, which shall be a date not less than 20 days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as the Administrative Agent may agree in writing) and (ii) the identity of each Person to whom the Borrower proposes any portion of such Add-On Term Loan be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Add-On Term Loan may elect or decline, in its sole discretion, to provide such Add-On Term Loan.
     (A) Conditions. The institution of the Add-On Term Loan shall be subject to the following conditions:
     (I) each of the conditions set forth in Section 4.03 shall be satisfied;
     (II) no Default shall have occurred and be continuing or would result from the Add-On Term Loan made on the Add-On Term Loan Effective Date, if any;
     (III) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction;
     (IV) the Borrower shall deliver mortgage amendments sufficient to cover the full amount of the Add-On Term Loan, pursuant to documentation reasonably satisfactory to the Administrative Agent;

     (V) any institution of the Add-On Term Loan shall be in a minimum principal amount of $50,000,000 and integral multiples of $10,000,000;
     (VI) an Authorized Officer of the Borrower shall deliver to the Administrative Agent a compliance certificate demonstrating that, upon giving effect to the institution of the Add-On Term Loan on a Pro Forma Basis, the Borrower would be in compliance with the financial covenants contained in Section 6.13 as at the date of the last ended Test Period, as if such advance of the Add-On Term Loan occurred as of the first day of the relevant Test Period;
     (VII) the Add-On Term Loan Maturity Date shall be as set forth in the Add-On Term Loan Joinder Agreement; provided, that, such date shall not be earlier than the Term B-2 Loan Maturity Date;
     (VIII) the scheduled principal amortization payments under each Add-On Term Loan shall be as set forth in the Add-On Term Loan Joinder Agreement; provided, that, the Weighted Average Life to Maturity of the Add-On Term Loan shall not be less than the Weighted Average Life to Maturity of the Term B-2 Loans;
     (IX) the all-in-yield of each Add-On Term Loan shall be as set forth in the Add-On Term Loan Joinder Agreement (it being understood that “all-in-yield” shall be determined after taking into account original issue discount (assuming a four year average life), fees (other than bona fide arrangement, underwriting, structuring or similar fees not generally shared with the applicable Lenders) and interest rate (including any applicable LIBOR floor)), provided, that, in the event that the all-in-yield for such Add-On Term Loan is fifty basis points (0.50%) or more greater than the all-in-yield for the Term B-2 Loans, the all-in-yield for the Term B-2 Loans shall be increased such that the all-in-yield for the Term B-2 Loans is fifty basis points (0.50%) less than the all-in-yield for such Add-On Term Loan; and
     (X) until such time as the Term B-1 Loans have been repaid in full, only up to $75,000,000 of the Add-On Term Loan may be used by the Borrower for general corporate purposes and any proceeds in excess thereof must be used by the Borrower to prepay the Term B-1 Loans in accordance with Section 2.05(c)(v).
     (B) Terms of the Add-On Term Loan. As contemplated above, some of the terms and provisions of Add-On Term Loan shall be effected by the applicable Add-On Term Loan Joinder Agreement executed by the Borrower, the Administrative Agent and each Lender making an Add-On Term Loan, in form and substance satisfactory to each of them. Such Add-On Term Loan Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Loans shall be deemed, unless the context otherwise requires, to include references to the Add-On Term Loans.
     (C) Equal and Ratable Benefit. The Add-On Term Loans made pursuant to this paragraph shall be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the institution of any such Add-On Term Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
          In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents on the Original Effective Date and on the Amendment Effective Date, the Loan Parties, jointly and severally, make the representations and warranties set forth in this Article III (after giving effect to the Transactions) and upon the occurrence of each Credit Event thereafter:
          SECTION 3.01. Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, and (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and (ii) own or hold under lease its Property and to conduct its business substantially as currently conducted by it, except, in the case of clauses (b) and (c)(ii) only, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.02. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not
     (a) contravene the Organizational Documents of any Loan Party or any of its respective Subsidiaries;
     (b) contravene any law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries;
     (c) violate or result in a default or event of default or an acceleration of any rights or benefits under any indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or
     (d) result in, or require the creation or imposition of, any Lien on any assets of any Loan Party or any of its respective Subsidiaries, except Liens created under the Loan Documents, except, in the cases of clauses (b), (c)and (d) only, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          SECTION 3.03. Government Approval, Regulation, etc. No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, nor for the consummation of the

Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens under the Security Documents and (iii) those, the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its respective Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          SECTION 3.04. Validity, etc. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
          SECTION 3.05. Boeing Agreements; IRB Agreements. The Borrower has provided to the Administrative Agent true and correct copies of each Boeing Agreement and each IRB Agreement.
          SECTION 3.06. Financial Information. (a) (x) The consolidated balance sheet and the related consolidated statement of loss, shareholders’ equity and cash flows of the Parent Guarantor as of (i) December 31, 2009 and (ii) as of and for the six months ended July 1, 2010, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects in the financial condition of the Parent Guarantor and the results of its operations and its cash flows as of the dates and for the periods presented and (y) the financial statements referred to in clause (x)(i) above have been audited by independent registered public accountants of nationally recognized standing and are accompanied by an unqualified opinion of such accountants.
          (b) Except as disclosed in the financial statements referred to above or the notes thereto, none of the Parent Guarantor or its Subsidiaries has any Indebtedness, contingent liabilities, long-term commitments or unrealized losses that have had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 3.07. No Material Adverse Effect. Since December 29, 2005, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
          SECTION 3.08. Litigation. Except as set forth on Schedule 3.08 to the Original Credit Agreement, there is no pending or, to the knowledge of the Loan Parties, threatened litigation, action or proceeding against the Parent Guarantor or any of its Subsidiaries, or the ability of the parties to consummate the transactions contemplated hereby (including the Transactions), which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (including the Transactions).
          SECTION 3.09. Compliance with Laws and Agreements. None of the Loan Parties has violated, is in violation of or has been given written notice of any violation of any laws (other than Environmental Laws, which are the subject of Section 3.14), regulations or orders of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, except for any violations which could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No breach, default, violation, cancellation, termination or other event that could reasonably be expected to have a Material Adverse Effect has occurred under any Boeing Agreement.

          SECTION 3.10. Subsidiaries. Schedule 3.10 to the Original Credit Agreement sets forth the name of, and the direct or indirect ownership interest of the Parent Guarantor and the Borrower in each of their respective Subsidiaries and identifies each Subsidiary that is a Loan Party, in each case as of the Original Effective Date and as of the Amendment Effective Date.
          SECTION 3.11. Ownership of Properties. (a) Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to (or other similar title in jurisdictions outside the United States of America), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its properties and assets (including all Mortgaged Properties), except for defects in the foregoing that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to do so in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
          (b) As of the Original Effective Date, Schedule 3.11(b) to the Original Credit Agreement contains and will contain a true and complete list of each parcel of Real Property (i) owned in fee by any Loan Party as of the Original Effective Date and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee or otherwise, as of the Original Effective Date.
          (c) Each of the Borrower and its Subsidiaries has complied with all obligations under all leases and other Real Property Agreements (including, without limitation, the IRB Agreements) to which it is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and all such leases and other Real Property Agreements are in full force and effect, except in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
          (d) Each of the Borrower and its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, except for those the failure to own, possess, license or use could not reasonably be expected to have a Material Adverse Effect, and without any known conflict or alleged conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (e) As of the Original Effective Date, no Loan Party or any of its respective Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Original Effective Date.
          (f) Except as set forth on Schedule 3.11(f) to the Original Credit Agreement, neither the Borrower nor any of its Subsidiaries is obligated on the Original Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.
          SECTION 3.12. Taxes. Each of the Parent Guarantor, the Borrower and its Subsidiaries has timely filed all federal, foreign and all other material tax returns and reports required by law to have been filed by it and has timely paid all taxes and governmental charges due (whether or not shown on any tax return), except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that any such contest of taxes or charges with respect to Collateral shall have the effect of preventing the forfeiture or sale of such Collateral. Each of the Parent Guarantor, the Borrower and its Subsidiaries has made adequate provision in accordance with GAAP for all taxes not yet due and payable. Neither the Parent Guarantor, nor the Borrower, nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
          SECTION 3.13. Pension and Welfare Plans. Except as set forth on Schedule 3.13 to the Original Credit Agreement, no ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien on the assets of any Loan Party or a Subsidiary. The Borrower and its Subsidiaries and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13 to the Original Credit Agreement, no condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13 to the Original Credit Agreement, the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that could reasonably be expected to have a Material Adverse Effect if the Pension Plans were terminated. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Loan Party or ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.13 to the Original Credit Agreement, neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to post-retirement benefits provided by the Borrower or any of its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.
          SECTION 3.14. Environmental Warranties. (a) Except as set forth on Schedule 3.14(a) to the Original Credit Agreement, all facilities and property owned, leased or operated by the Borrower or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 3.14(b) to the Original Credit Agreement, there are no pending or threatened (in writing):
     (i) Environmental Claims received by the Borrower or any of its Subsidiaries, or
     (ii) written claims, complaints, notices or inquiries received by the Borrower or any of its Subsidiaries regarding Environmental Liability, in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (c) Except as set forth on Schedule 3.14(c) to the Original Credit Agreement, there have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party’s knowledge, previously owned, leased or operated by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
          (d) The Borrower and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which the Borrower and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (e) No property now or, to any Loan Party’s knowledge, previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.
          (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party’s knowledge, previously owned or leased by the Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (g) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against the Borrower or such Subsidiary.
          (h) No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by the Borrower or its Subsidiaries.
          (i) Neither the Borrower nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has any of the Loan Parties or any of their respective Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (j) There are no polychlorinated biphenyls or asbestos or asbestos-containing material present at any property owned, leased or operated by the Borrower or any of its Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.15. Regulations T, U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.
          SECTION 3.16. Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements. (a) Neither this Agreement nor any other document, certificate or statement, in each case concerning any Loan Party or the Acquired Business, furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement was based upon or constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement, it being understood that forecast and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.
          (b) The pro forma consolidated balance sheets as of December 29, 2005 and March 30, 2006, prepared giving effect to the Amendment Transactions as if the Amendment Transactions had occurred on such date and furnished to the Lenders, (i) were prepared in good faith based on reasonable assumptions used to prepare the pro forma financial statements included in the Information Memorandum, (ii) accurately reflect all material adjustments necessary to give effect to the Amendment Transactions and (iii) present fairly the pro forma financial position of the Borrower and its consolidated Subsidiaries as of their respective dates, as if the Amendment Transactions had occurred on such date.
          (c) The pro forma consolidated income statement projections for the Borrower and its Subsidiaries, pro forma consolidated balance sheet projections for the Borrower and its Subsidiaries and pro forma consolidated cash flow projections for the Borrower and its Subsidiaries, all for the Fiscal Years ending 2006 through 2013, inclusive, and on a quarterly basis through and including Fiscal Year 2006 and annually thereafter which were furnished to the Lenders (the “Projected Financial Statements”) and which give effect to the Amendment Transactions and all Indebtedness and Liens incurred or created in connection with the Amendment Transactions were prepared in good faith based on assumptions that are reasonable as of the date of such projections and as of the Original Effective Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections will differ from the projected results and that the difference may be material.
          SECTION 3.17. Insurance. The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and operating and owning properties in the same or similar locations, and as required to be maintained pursuant to the Security Documents. All such insurance (including the related insurance policies) is in full force and effect, all premiums with respect thereto that are due and payable have been duly paid and no Loan Party has received or is aware of any notice of violation or cancellation thereof and each Loan Party has complied in all material respects with the material requirements of each such policy.

          SECTION 3.18. Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect (for purposes of this representation being made on the Original Effective Date only, with references to the Loan Parties in such definition being deemed to be references to the Borrower and its Subsidiaries taken as a whole), (a) there are no strikes, lockouts or slowdowns against the Loan Parties pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Loan Parties, or for which any claim may be made against the Loan Parties, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Parties.
          SECTION 3.19. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
          SECTION 3.20. Securities. The common Equity Interests of each of the Parent Guarantor’s and the Borrower’s Subsidiaries are fully paid and non-assessable. The Equity Interests of each Subsidiary held, directly or indirectly, by the Borrower are owned, directly or indirectly, by the Borrower free and clear of all Liens except the Liens created by the Security Documents and non-consensual Permitted Liens. There are not, as of the Original Effective Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any common stock of the Borrower or any of its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such common stock, except as disclosed in the financial statements delivered pursuant to Sections 5.01(a) and (b) or otherwise disclosed to the Lenders prior to the Original Effective Date.
          SECTION 3.21. Indebtedness Outstanding. Set forth on Schedule 3.21 to the Original Credit Agreement is a list and description of all Indebtedness of the Loan Parties and their respective Subsidiaries (other than the Loans) that will be outstanding immediately after the Original Effective Date (such Indebtedness, “Indebtedness to Remain Outstanding”).
          SECTION 3.22. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Securities Collateral (as defined in the Pledge Agreement) and, when such Securities Collateral is delivered to the Collateral Agent or appropriate financing statements are filed, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral.
          (b) (i) The Security Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Collateral (as defined in the Security Agreement) and (ii) when (x) financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (y) upon the taking of possession or control by the Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral

Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Collateral Agent, in each case prior and superior in right to any other Person, other than any holder of Permitted Liens.
          (c) When the filings in clause (b)(ii)(x) above of this Section 3.22 are made and when the Security Agreement (or a short form security agreement substantially in the form of Annex V-A, Annex V-B or Annex V-C, as applicable, to the Security Agreement) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by such filing, recording or registration (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Original Effective Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.
          (d) Each Mortgage identifying the Secured Parties as Secured Parties therein executed and delivered as of the Original Effective Date is, or, to the extent any Mortgage identifying the Secured Parties as Secured Parties therein is duly executed and delivered thereafter by the relevant Loan Party, will be, effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.22(d) to the Original Credit Agreement, the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in that part of such Mortgaged Properties that constitute Real Property and fixtures and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.
          SECTION 3.23. Anti-Terrorism Laws. (a) None of the Loan Parties or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
          (b) No Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:
     (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
     (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

     (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
     (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
     (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.
          (c) No Loan Party or, to the knowledge of any Loan Party, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          SECTION 3.24. Subordination. The obligations of the Loan Parties in respect of Indebtedness arising pursuant to any Permitted Kansas Bond Financing are junior and subordinate to the Obligations.
          SECTION 3.25. IRB Agreements. (a) Each of the Boeing IRB Asset Trust (the “Boeing Trust”) and the TBC Trust (the “TBC Trust” and together with the Boeing Trust, the “Trusts”) has been duly organized and as of the Original Effective Date is validly existing as a statutory trust under the Delaware Statutory Trust Act and has full power and authority and holds all requisite governmental licenses, permits and approvals to (i) enter into and perform its obligations under the IRB Agreements to which it is a party and to consummate the IRB Actions and (ii) conduct the business to be conducted under the IRB Agreements and as contemplated by the IRB Agreements.
          (b) The execution, delivery and performance of the IRB Agreements by each Loan Party which is a party thereto and the consummation of the IRB Transactions are within each such Loan Party’s powers, have been duly authorized by all necessary action and do not:
     (i) contravene the Organizational Documents of such Loan Party;
     (ii) contravene any law, statute, rule or regulation binding on or affecting such Loan Party;
     (iii) violate or result in a default or event of default or an acceleration of any rights or benefits under any Boeing IRB Document or any indenture, agreement or other instrument binding upon such Loan Party; or
     (iv) result in, or require the creation or imposition of, any Lien on any assets of any such Loan Party or the IRB Assets.
          (c) The execution, delivery and performance of the IRB Agreements by each Trust which is a party thereto and the consummation of the IRB Actions are within each such Trust’s powers, have been duly authorized by all necessary action and do not:

     (i) contravene the Organizational Documents of such Trust;
     (ii) contravene any law, statute, rule or regulation binding on or affecting such Trust;
     (iii) violate or result in a default or event of default or an acceleration of any rights or benefits under any Boeing IRB Document or any indenture, agreement or other instrument binding upon such Trust; or
     (iv) result in, or require the creation or imposition of, any Lien on any assets of any such Trust or the IRB Assets.
          (d) No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by each Trust, each Loan Party and Seller of the IRB Agreements and the consummation of the IRB Transactions, except such as have been obtained or made and are in full force and effect.
          (e) Each IRB Agreement has been duly executed and delivered by each Trust and Loan Party thereto and constitutes the legal, valid and binding obligation of each Trust and Loan Party thereto, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
          (f) The Borrower and/or its Subsidiaries have valid leasehold interests free and clear of all Liens (other than non-consensual Permitted Liens) in the IRB Assets pursuant to the Buyer Sublease.
          (g) The IRB Pledge Agreement is effective to create in favor of the Borrower a legal, valid and enforceable security interest in the Transferred Asset Ownership Class of interests of the Boeing Trust and, when such interests are delivered to the Borrower and appropriate financing statements are filed, the IRB Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of TBC Trust in the Transferred Asset Ownership Class of interests of the Boeing Trust, prior and superior in right to any other Person.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Original Effective Date. The obligations of the Lenders to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Original Effective Date were subject to the satisfaction of the conditions set forth in Section 4.01 of the Original Credit Agreement.
          SECTION 4.02. Amendment Effective Date. The obligations of the Lenders to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, in each case, on the Amendment Effective Date are subject, at the time of the making of such Loans or the issuance of such Letters of Credit, to satisfaction of the following conditions on or prior to the Amendment Effective Date:
     (a) The Administrative Agent (or its counsel) shall have received from Borrower and the Parent Guarantor a counterpart of this Agreement signed on behalf of such party.

     (b) All conditions precedent in Section 5 of the Amendment Agreement shall have been satisfied.
          SECTION 4.03. Conditions to Each Credit Event. The agreement of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (excluding continuations and conversions of Loans) (such event being called a “Credit Event”) requested to be made by it on any date (including the Original Effective Date and the Amendment Effective Date) is subject to the satisfaction of the following conditions:
     (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02 or 2.04, as applicable.
     (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).
     (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.03.
ARTICLE V
AFFIRMATIVE COVENANTS OF THE LOAN PARTIES
          The Parent Guarantor and the Borrower each hereby covenants and agrees with the Lenders that on or after the Original Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed:
          SECTION 5.01. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:
     (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (including a note with a consolidating balance sheet and statements of earnings and cash flows for each Non-Guarantor Subsidiary), certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP consistently applied and a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, as compared to the comparable periods in the previous Fiscal Year and budgeted amounts (it being understood that such information may be furnished in the form of a Form 10-Q);
     (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year (including a note with a consolidating balance sheet and statements of earnings and cash flows for each Non-Guarantor Subsidiary), in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by an independent public accounting firm reasonably acceptable to the Administrative Agent, together with a certificate from a Financial Officer of the Borrower (a “Compliance Certificate”) containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default under Section 6.13 (which certificate may be limited to the extent required by accounting rules or guidelines) and a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Borrower for such Fiscal Year, as compared to amounts for the previous Fiscal Year and budgeted amounts (it being understood that such information may be furnished in the form of a Form 10-K) (provided that such comparison need not be covered by the certification of the independent public accounting firm referred to above);
     (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a Compliance Certificate containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;
     (d) no later than January 15 of each Fiscal Year of the Borrower, commencing with the Fiscal Year beginning January 1, 2006, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year beginning January 1, 2006 (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year beginning January 1, 2006) and for each such Fiscal Year thereafter through the Final Maturity Date (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of each such Fiscal Year) and, promptly when available, any significant revisions of such budgets;
     (e) promptly upon receipt thereof, copies of all material written reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;
     (f) promptly and in any event within five days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Financial Officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;
     (g) promptly and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding against a Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding against a Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and, to the extent requested by the Administrative Agent, copies of all documentation relating thereto;
     (h) promptly after the sending or filing thereof, copies of all reports which the Parent Guarantor sends to its security holders generally in their capacity as such, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which the Parent Guarantor or any of its Subsidiaries or any of their officers files with the SEC or any national securities exchange;
     (i) promptly upon becoming aware of the taking of any specific actions by the Parent Guarantor or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Parent Guarantor or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any Loan Party or a Subsidiary or in the incurrence by a Loan Party of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of a Loan Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;
     (j) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) to the extent available, the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

     (k) promptly and in any event within five Business Days, notice of any other development that could reasonably be expected to have a Material Adverse Effect;
     (l) promptly, and in any event within five Business Days of the receipt of any written notice from the Seller with respect to the cancellation of any programs covered by any of the Boeing Agreements;
     (m) promptly, from time to time, such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request;
     (n) with respect to each Test Period for which a Cure Right will be exercised, on the date the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period, the Borrower shall deliver together with such financial statements a certificate of a Financial Officer of the Borrower containing a computation in reasonable detail of the applicable Event of Default and a notice of its intent to cure (a “Notice of Intent to Cure”) such Event of Default through the issuance of Permitted Cure Securities as contemplated pursuant to Section 7.07; and
     (o) promptly and in any event within five days after becoming aware of the occurrence of any Boeing Funded Capital Expenditure Shortfall Event, a statement of a Financial Officer of the Borrower setting forth the details of the Boeing Funded Capital Expenditures Shortfall Event (including the Boeing Shortfall Amount) and the action which the Borrower has taken and proposes to take with respect thereto.
          SECTION 5.02. Compliance with Laws, etc. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          SECTION 5.03. Maintenance of Properties. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
          SECTION 5.04. Insurance. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained with financially sound and responsible insurance companies insurance with respect to its properties material to the business of the Loan Parties and their respective Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an “all risk” basis including an industry standard Lenders Loss Payable Clause, (ii) commercial general liability against claims for bodily injury, death or property damage and including the Administrative Agent and the Collateral Agent as additional insured parties or, in the case of property insurance, loss payee, (iii) boiler and machinery insurance covering all electrical and mechanical equipment and vessels under pressure constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent or the Collateral Agent may from time to time require). Each such insurance policy shall provide that it may not be cancelled or otherwise terminated without at least thirty (30) days’ prior written notice, and ten (10) days in the event of nonpayment of premium to the Administrative Agent. To the extent any such policy is cancelled, adversely modified or renewed, each of the Parent Guarantor and the Borrower shall, and shall cause each of their respective Subsidiaries to, deliver a Certificate of Insurance to the Administrative Agent, together with evidence reasonably satisfactory to the Administrative Agent of the payment of the premium therefor.
          Each of the Parent Guarantor and the Borrower will, and will cause each other Loan Party to, with respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Requisite Lenders may from time to time require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          SECTION 5.05. Books and Records; Visitation Rights; Maintenance of Ratings. (a) Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and material transactions and permit the Administrative Agent or any Lender or their representatives, at reasonable times and intervals, to (x) visit all of its offices, (y) discuss its financial matters with its officers and independent public accountant and (z) upon the reasonable request of the Administrative Agent or a Lender, examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records (provided that as long as no Default or Event of Default has occurred and is continuing, (a) the Loan Parties shall bear the expense of not more than one such visit per Fiscal Year and (b) such visits shall be coordinated through the Administrative Agent).
          (b) The Borrower shall use commercially reasonable efforts to continue to have this Agreement and the Revolving Loans hereunder rated by each of Moody’s and S&P.
          SECTION 5.06. Environmental Covenant. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to:
     (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect;
     (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;
     (c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law or which could reasonably be expected to result in an Environmental Liability which violation or Environmental Liability could reasonably be expected to have a Material Adverse Effect, each applicable Loan Party and its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;
     (d) at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, each Loan Party will provide, at such Loan Party’s sole cost and expense, an environmental site assessment report (which may include where appropriate testing and sampling, including sampling of soil and ground water) concerning any Mortgaged Property now or hereafter owned or leased by such Loan Party or any of its respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only (i) if an Event of Default has occurred and is continuing for not less than 60 days or (ii) if (x) the performance of such requested actions could not reasonably be expected to adversely affect the ability of the Borrower to recover from the Seller pursuant to the Seller’s indemnity obligations under the Acquisition Agreement and (y) the Administrative Agent or the Requisite Lenders reasonably believe that (A) the Borrower or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or (B) circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against such Loan Party or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If any Loan Party fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and such Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Loan Party’s sole cost and expense; and
     (e) promptly, from time to time, provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.
          SECTION 5.07. Information Regarding Collateral. (a) Each of the Parent Guarantor and the Borrower will, and will cause each of the other Loan Parties to, furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in such Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s corporate structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number or (v) in any Loan Party’s jurisdiction of organization. Each of the Parent Guarantor and the Borrower will not, and will not permit any other Loan Party to, effect or permit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent and the Collateral Agent written notice not later than 10 days after any such change and (ii) all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interests in all the Collateral. Each of the Parent Guarantor and the Borrower will, and will cause each other Loan Party to, promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer or the chief legal officer of the Borrower (A) updating, to the extent necessary, to reflect (i) the list of owned and leased Real Property, (ii) any changes to the names or locations of any Loan Party or (iii) any other information reasonably requested by the Administrative Agent with respect to the Collateral or (B) confirming that there has been no change in such information since the date of the Perfection Certificate or the latest supplement to the Perfection Certificate.
          SECTION 5.08. Existence; Conduct of Business. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than in respect of the legal existence of the Borrower) where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.08 shall prohibit any merger or consolidation, liquidation or dissolution permitted under Section 6.03 or sale or other disposition permitted under Section 6.05.
          SECTION 5.09. Performance of Obligations. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect.
          SECTION 5.10. Casualty and Condemnation. Each of the Parent Guarantor and the Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty, Destruction or other insured damage to any Collateral in an amount in excess of $5.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement.
          SECTION 5.11. Pledge of Additional Collateral. Within 30 days after the acquisition of assets of the type that would have constituted Collateral on the Original Effective Date pursuant to the Security Documents (including pursuant to the release of IRB Assets from the IRB Agreements) (the “Additional Collateral”), each of the Parent Guarantor and the Borrower will, and will cause each of the other Loan Parties to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the Guarantee Agreement and the Security Documents, to grant to the Collateral Agent for its benefit and the benefit of the Secured Parties, a perfected first priority Lien, subject in each case only to Permitted Liens, in such Collateral in each case pursuant to and to the full extent required by the Security Documents and this Agreement (including, without limitation, satisfaction of the conditions set forth in subsections (t) and (u) of Section 4.01 of the Original Credit Agreement). In the event that any Loan Party acquires an interest in additional Real Property having a fair market value in excess of $1.0 million as determined in good faith by the Borrower (including pursuant to the release of any such Real Property that constituted an IRB Asset from the IRB Agreements) or renews any Real Property Agreement, including, without limitation, the renewal of any Real Property Agreement relating to the “3300 South Turnpike Drive Facility” (as referred to on Schedule 3.11(b) to the Original Credit Agreement), (whether or not the subject of a Mortgage or other Security Documents), the Parent Guarantor or the Borrower or (to the extent applicable) will cause the other Loan Parties to, and using its commercially reasonable efforts in respect of any such leases, take such actions and execute such documents as the Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage or other Security Documents (including, without limitation, satisfaction of the conditions set forth in subsections (t) and (u) of Section 4.01 of the Original Credit Agreement). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the Borrower, which shall pay all sums due on demand.
          SECTION 5.12. Further Assurances. Each of the Parent Guarantor and the Borrower will, and will cause each of the other Loan Parties to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which are required under any applicable law, or which the Administrative Agent, the Collateral Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Each of the Parent Guarantor and the Borrower will, and will cause each of the other Loan Parties to, provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
          SECTION 5.13. Use of Proceeds. The Borrower covenants and agrees that the proceeds of the Term B-1 Loans (that were not converted from Term B Loans under the Original Credit Agreement) received from the Term B-1 Lenders on the Amendment Effective Date will be used to repay all outstanding Term B Loans and to pay fees and expenses payable hereunder. The Borrower covenants and agrees that all Revolving Credit Borrowings will be used for general corporate purposes. The Borrower also covenants and agrees that the proceeds of the Add-On Term Loans will be used for general corporate purposes (provided that for so long as the Term B-1 Loans remain outstanding at the time of the institution of the Add-On Term Loans, only up to $75,000,000 of the Add-On Term Loans in the aggregate may be used for general corporate purposes until the Term B-1 Loans are paid in full).
          SECTION 5.14. Payment of Taxes. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of the Parent Guarantor, the Borrower or any of their respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Parent Guarantor nor the Borrower nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP. Each of the Parent Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, timely file or cause to be timely filed all material tax returns required to be filed by it.
          SECTION 5.15. Interest Rate Protection. No later than the 60th day after the Original Effective Date, the Borrower shall enter into, and for a minimum of three years after the Original Effective Date maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of the Borrower’s

Consolidated Indebtedness being effectively subject to a fixed or minimum interest rate reasonably acceptable to the Administrative Agent.
          SECTION 5.16. Guarantees. In the event that any direct or indirect Subsidiary of the Borrower existing on the Original Effective Date has not previously executed the Guarantee Agreement or in the event that any Person becomes a direct or indirect Subsidiary (other than a Foreign Subsidiary or a Non-Guarantor Subsidiary) of the Borrower after the Original Effective Date, the Borrower will promptly notify the Administrative Agent of that fact and cause such Subsidiary to promptly execute and deliver to the Administrative Agent a counterpart of the Guarantee Agreement and deliver to the Collateral Agent a counterpart of the Security Agreement and the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.01(t) and (u) of the Original Credit Agreement) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create (i) in favor of the Collateral Agent, for the benefit of itself and of the Secured Parties, a valid and perfected first priority Lien a valid and perfected Lien on all of the Property and assets of such Subsidiary described in the applicable Security Documents.
          SECTION 5.17. IRB Agreements. (i) The Borrower agrees to promptly take all actions necessary or desirable (x) for ownership of all Non-Qualifying Assets to be transferred to the Borrower as and to the extent it is permitted to do so under the IRB Agreements and (y) for the actions set forth in the next to last sentence of Section 2.01(a) in the Buyer Sublease to be completed.
          (ii) The Borrower agrees to promptly enforce all rights and remedies it may have under the IRB Agreements in connection with its rights to possess and utilize the IRB Assets without payment of rent after the Original Effective Date and to have ownership of all Non-Qualifying Assets to be transferred to it as and to the extent permitted under the IRB Agreements.
ARTICLE VI
NEGATIVE COVENANTS OF THE LOAN PARTIES
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed, each of the Parent Guarantor and the Borrower hereby covenants and agrees with the Lenders that from and after the Original Effective Date:
          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:
     (i) Indebtedness incurred and outstanding under the Loan Documents;
     (ii) [Reserved];
     (iii) Indebtedness to Remain Outstanding and any Permitted Refinancing thereof;

     (iv) Indebtedness of the Borrower to any Subsidiary Loan Party and of any Subsidiary Loan Party to the Borrower or any other Subsidiary Loan Party;
     (v) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any other Subsidiary Loan Party or the Borrower, in each case, to the extent such Indebtedness was permitted to be incurred hereunder, and if such Indebtedness is subordinated to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations;
     (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;
     (vii) Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement (provided that this subclause (A) shall not apply with respect to fixed or capital assets owned as of and since the Original Effective Date so long as the proceeds of such Indebtedness incurred after the Original Effective Date are utilized to repay Loans to the extent required pursuant to Section 2.05(c)(iii)) and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $200.0 million at any time outstanding;
     (viii) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;
     (ix) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;
     (x) Indebtedness of the Borrower and its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business and not in connection with indebtedness for money borrowed, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
     (xi) Indebtedness arising from agreements of the Borrower or any Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Borrower for the purpose of financing such acquisition;
     (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or any of its Subsidiaries in the ordinary course of business and not in connection with indebtedness for money borrowed;

     (xiii) Indebtedness incurred by Non-Guarantor Subsidiaries and Foreign Subsidiaries which is Non-Recourse Debt;
     (xiv) any Permitted Sponsor Indebtedness;
     (xv) Prepaid Insurance in an amount not to exceed $15.0 million at any time outstanding;
     (xvi) Permitted Kansas Bond Financing not to exceed $100.0 million at any time outstanding;
     (xvii) Permitted IRB Lease Obligations;
     (xviii) Indebtedness assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and modifications, refinancings, refundings, renewals or extensions thereof, (c) so long as (x) no Default then exists or would arise therefrom, (y) the Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenant contained in Section 6.13 recomputed as at the date of the last ended Test Period, as if such incurrence (and any related repayment of other Indebtedness) had occurred on the first day of the relevant Test Period and (z) no more than $40.0 million in aggregate principal amount of Indebtedness may be outstanding under this subclause (xviii) at any time;
     (xix) Permitted Subordinated Indebtedness, so long as (x) no Default then exists or would arise therefrom and (y) the Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Section 6.13 recomputed as at the date of the last ended Test Period, as if such incurrence (and any related repayment of other Indebtedness) had occurred on the first day of the relevant Test Period;
     (xx) other unsecured Indebtedness of the Borrower or any Subsidiary of the Borrower in an aggregate principal amount not exceeding $50.0 million at any time outstanding; and
     (xxi) Permitted Additional Indebtedness, so long as (x) no Default then exists or would arise therefrom and (y) the Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Section 6.13 recomputed as at the date of the last ended Test Period, as if such incurrence (and any related repayment of other Indebtedness) had occurred on the first day of the relevant Test Period.
          (b) The Parent Guarantor will not, directly or indirectly, issue any Disqualified Capital Stock other than to the Borrower or a Subsidiary Loan Party. The Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue any Preferred Stock other than to the Borrower or a Subsidiary Loan Party.
          SECTION 6.02. Liens. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset (including any income or revenues (including accounts receivable)) now owned or hereafter acquired by them, except the following (herein collectively referred to as “Permitted Liens”):

     (i) Liens in favor of the Collateral Agent under the Security Documents;
     (ii) [Reserved];
     (iii) Liens on assets acquired after the Original Effective Date existing at the time of acquisition thereof by the Borrower or any of its Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Borrower or any of its Subsidiaries other than the specific assets so acquired (and improvements thereon);
     (iv) landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, attorney’s or other like liens, in any case incurred in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, and (B) such Liens relating to statutory obligations, surety or appeal bond or performance bonds shall only extend to or cover cash and Permitted Investments not in the Collateral Account;
     (v) Liens existing on the Amendment No. 3 Effective Date and set forth on Schedule 6.02(v) and any renewals, replacements or extensions thereof, provided that (i) no additional property is covered thereby and (ii) the amount secured or benefited thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement or extension, as applicable, and fees and expenses reasonably incurred in connection therewith);
     (vi) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (vii) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(vii) covering only the assets acquired or improved with such Indebtedness;
     (viii) Liens in the form of zoning restrictions, easements, rights of way, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) materially interfere with the ordinary conduct of the Parent Guarantor, the Borrower and their respective Subsidiaries, taken as a whole;
     (ix) Liens not for borrowed money in the form of pledges or deposits securing bids, tenders, performance, payment of insurance premiums, statutory obligations, surety bonds, appeal bonds, leases to which the Borrower or any of its Subsidiaries is a party and other obligations of a like nature, in each case, made in the ordinary course of business, provided that such Liens shall in no event encumber any Collateral other than cash and Permitted Investments not in the Collateral Account;
     (x) Liens resulting from any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default under this Agreement;

     (xi) Liens in the form of licenses, leases or subleases granted or created by the Borrower or any of its Subsidiaries, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
     (xii) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that with respect to any such Liens on any material portion of the Collateral in existence on the Original Effective Date which Liens individually or in the aggregate materially impair the use (for its intended purposes) or the value of such Collateral, the Borrower or any applicable Subsidiary of the Borrower has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent;
     (xiii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent of a Permitted Acquisition otherwise permitted hereunder;
     (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (xv) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property which Liens do not individually or in the aggregate materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;
     (xvi) bankers’ Liens, rights of setoff and similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Loan Party or any Subsidiary of the Borrower, in each case granted in the ordinary course of business in favor of the bank or banks which such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
     (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (xviii) pledges or deposits in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;
     (xix) Liens representing the right of Seller to purchase certain assets from the Borrower or any of its Subsidiaries and set-off rights under the Boeing Agreements;
     (xx) Liens on amounts deposited into escrow pursuant to and in accordance with the definition of “IAM Pension Fund Contributions”;
     (xxi) Liens incurred in the ordinary course of business of the Borrower or any of its Subsidiaries with respect to obligations that do not in the aggregate exceed $1.0 million at any time outstanding;

     (xxii) Liens with respect to unearned premiums of Prepaid Insurance incurred pursuant to Section 6.01(a)(xv);
     (xxiii) Liens in favor of the Borrower or any Subsidiary Loan Party on Property of non-Loan Parties; and
     (xxiv) Liens to secure Permitted IRB Lease Obligations covering only the property leased from a City in connection with such Permitted IRB Lease Obligations.
provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement) other than Liens in favor of the Collateral Agent and Liens permitted by Section 6.02(ii).
          SECTION 6.03. Fundamental Changes; Line of Business. (a) Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with and into the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Wholly Owned Subsidiary of the Borrower (A) that is not a Subsidiary Loan Party may merge or consolidate with and into any Wholly Owned Subsidiary of the Borrower and (B) that is a Subsidiary Loan Party may merge or consolidate with and into any Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving Person is a Subsidiary Loan Party, (iii) any Wholly Owned Subsidiary of the Borrower or the Parent Guarantor used primarily as a financing vehicle in connection with a Permitted Kansas Bond Financing may merge or consolidate with and into the Borrower or the Parent Guarantor; provided that the Borrower or the Parent Guarantor is the surviving Person of that merger or consolidation and the Permitted Kansas Bond Financing obligations attributable to such Subsidiary have been discharged in full and such Subsidiary shall have no other Indebtedness, (iv) Permitted Acquisitions may be consummated through merger or consolidation so long as the surviving Person is the Borrower (in the case of an acquisition by the Borrower) or a Subsidiary Loan Party (in the case of an acquisition by a Subsidiary Loan Party) and (v) any merger, consolidation of a Person whose only assets are the subject of any Asset Sale permitted by Section 6.05(xiii); provided that in connection with the foregoing, each of the Parent Guarantor and the Borrower will, and will cause each Subsidiary Loan Party to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable.
          (b) Notwithstanding the foregoing, (x) any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary Loan Party and (y) any Non-Guarantor Subsidiary may liquidate and distribute its assets ratably to its shareholders (provided that in connection with the foregoing, the Parent Guarantor and Borrower will, and will cause each Subsidiary Loan Party to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve Liens on Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable).
          (c) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by the Borrower and the

Subsidiary Loan Parties on the Original Effective Date and businesses similar, complementary, or reasonably related thereto and reasonable extensions thereof, including, without limitation, the modification, maintenance, repair and overhaul businesses and the direct marketing and sale of spare parts and units.
          (d) Each of the Parent Guarantor and the Borrower will not establish, create or acquire any additional Subsidiaries of any of them without the prior written consent of the Requisite Lenders; provided that, without such consent, the Borrower may establish or create (x) one or more direct or indirect Wholly Owned Subsidiaries of the Borrower so long as Sections 5.11, 5.12 and 5.16 shall be complied with, and (y) one or more Non-Guarantor Subsidiaries or Foreign Subsidiaries, so long as any Investment in such Non-Guarantor Subsidiary or Foreign Subsidiary, together with all other investments in Non-Guarantor Subsidiaries and Foreign Subsidiaries since the Original Effective Date, is permitted by Section 6.04(x) or (xvi).
          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary of the Borrower prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person, or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” and collectively, “Investments”), except:
     (i) Permitted Investments;
     (ii) Investments existing on the Amendment No. 3 Effective Date (or in respect of which a binding commitment to make such Investment existed on the Amendment No. 3 Effective Date) and set forth on Schedule 6.04;
     (iii) Investments (x) by the Parent Guarantor in the Borrower and by the Borrower and the Subsidiaries of the Borrower in the Borrower or any Subsidiary Loan Parties; provided that any such Investment held by a Loan Party shall be pledged pursuant to a Pledge Agreement and (y) by any Subsidiary of the Borrower that is not a Subsidiary Loan Party in any other Subsidiary of the Borrower that is not a Subsidiary Loan Party;
     (iv) Investments permitted by Sections 6.01(a)(viii);
     (v) Guarantees constituting Indebtedness permitted by Section 6.01(a)(v);
     (vi) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (vii) loans and advances to employees, officers and directors of the Parent Guarantor or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $10.0 million in the aggregate at any time outstanding;

     (viii) loans and advances to employees, officers and directors of Parent Guarantor or any of its Subsidiaries to the extent used to acquire Equity Interests of Parent Guarantor to the extent such transactions are cashless;
     (ix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
     (x) Investments in Non-Guarantor Subsidiaries and Foreign Subsidiaries in an aggregate amount (when taken together with the aggregate amount of all Acquisition Consideration (plus the fair market value of any Equity Interests or Equity Rights of the Parent Guarantor paid as consideration in a Permitted Acquisition) paid since the Amendment No. 3 Effective Date with respect to acquisitions of Foreign Subsidiaries and Non-Guarantor Subsidiaries pursuant to clause (xii) of this Section 6.04) not to exceed $200.0 million at any time outstanding;
     (xi) Investments representing amounts deposited into escrow pursuant to and in accordance with the definition of “IAM Pension Fund Contributions”;
     (xii) Permitted Acquisitions; provided that, with respect to any Permitted Acquisition made in accordance with this clause (xii), the aggregate amount of Acquisition Consideration paid since the Amendment No. 3 Effective Date with respect to acquisitions of Foreign Subsidiaries and Non-Guarantor Subsidiaries shall not exceed, when taken together with the then outstanding Investments made pursuant to clause (x) of this Section 6.04, $200.0 million;
     (xiii) Investments in respect of bonds owned by the Borrower or any Subsidiary Loan Party as described in clause (f) of the definition of “Permitted Kansas Bond Financing”; provided that Permitted Kansas Bond Financing is permitted by Section 6.01(a)(xvi);
     (xiv) Investments in respect of industrial revenue bonds owned by the Borrower or a Subsidiary Loan Party in connection with a Permitted IRB Lease Obligations; provided that Permitted IRB Lease Obligations is permitted by Section 6.01(a)(xvii);
     (xv) other Investments by the Borrower or any Subsidiary Loan Party not to exceed $25.0 million in the aggregate at any time outstanding;
     (xvi) the consummation of the U.K. Acquisition on or prior to April 30, 2006;
     (xvii) so long as no Default shall have occurred and be continuing or would result therefrom, Investments in Joint Ventures not to exceed $50.0 million in the aggregate at any time outstanding; and
     (xviii) those transfers and contributions constituting Investments permitted by Section 6.05(xvi).
          SECTION 6.05. Asset Sales. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them, and the Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

     (i) sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;
     (ii) sales, transfers and dispositions to the Borrower or any other Subsidiary Loan Party; provided that in connection with the foregoing, each of the Parent Guarantor and the Borrower will, and will cause the Subsidiary Loan Parties to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable;
     (iii) the lease or sublease of Real Property or personal property in the ordinary course of business and not constituting a sale and leaseback transaction;
     (iv) sales of Permitted Investments on ordinary business terms;
     (v) Liens permitted by Section 6.02 and Investments permitted under Section 6.04;
     (vi) sales, transfers and other dispositions of property by any Subsidiary of the Borrower that is not a Subsidiary Loan Party to another Subsidiary of the Borrower that is not a Subsidiary Loan Party;
     (vii) non-exclusive licenses and sublicenses of intellectual property in the ordinary course of business;
     (viii) the abandonment or cancellation of intellectual property that is not material or is no longer used or useful in any material respect in the business of the Parent Guarantor and its Subsidiaries;
     (ix) sales or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;
     (x) issuances of Equity Interests in a Subsidiary of the Borrower to the Borrower or a Subsidiary Loan Party;
     (xi) sales, transfer or other dispositions of (a) Property to Seller required pursuant to Section 5.2.1 of the SBP as in effect on the Original Effective Date sold to the Seller for consideration of not less than as set forth in the SBP with respect thereto, (b) obsolete equipment and inventory to the Seller, (c) Property to Seller pursuant to Section 12.2E or 25.2 (by reference to Section 12.0) of the GTA or Section 7.2E, 9.2 (by reference to Section 7.0) or 9.3 (by reference to Section 8.2F) of the 787 GTA, in each case as in effect on the Original Effective Date and (d) Property to Seller in accordance with Section 14.0 (by reference to Section 13.2E) of the GTA or Section 10.1 (by reference to Section 8.2F) of the 787 GTA, in each case as in effect on the Original Effective Date; provided that the fair market value of all such Property so transferred to Seller pursuant to this subclause (d) shall not exceed $35.0 million in any Fiscal Year;
     (xii) sales of Real Property interests listed on Schedule 6.05(xii) to the Original Credit Agreement in connection with the exercise of a purchase option with respect thereto by the Seller;
     (xiii) sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary of the Borrower, unless, after giving effect to such sale, transfer or disposition, such

Subsidiary no longer constitutes a Subsidiary of the Borrower and the Borrower is permitted to make an Investment under Section 6.04 in an amount equal to the Equity Interests retained by the Borrower or any of its Subsidiaries in such Person) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (xiii) shall not, in the aggregate, exceed $25.0 million during any Fiscal Year and $75.0 million in the aggregate since the Amendment No. 3 Effective Date and the Net Proceeds thereof are applied as required by Section 2.05(c)(i);
     (xiv) the donation of the “Antennae Range”;
     (xv) sales, transfers and/or other dispositions of property by one or more Loan Parties to a City (as described in the definition of Permitted IRB Lease Obligations) in connection with the incurrence of Permitted IRB Lease Obligations; and
     (xvi) the following transfers to be taken in connection with a potential restructuring in the following order: (a) the transfer by the Borrower or any Subsidiary of the Borrower of a loan receivable of up to $70 million issued by the U.K. Subsidiary (the “Loan Receivable”) to a newly formed Subsidiary of the Borrower (“US LLC 2”) for no consideration, (b) the transfer by Spirit AeroSystems International Holdings, Inc., a Delaware corporation (“Spirit International”), of the Equity Interests of the U.K. Subsidiary to US LLC 2 for no consideration, (c) the contribution by Spirit International of 99% of its membership interests in US LLC 2 to Spirit AeroSystems Investco LLC, a Delaware limited liability company (“Investco”) or a different newly formed Subsidiary of Spirit International (Investco or such newly formed Subsidiary, “US LLC 1”) and (d) the contribution by Spirit International and US LLC 1 of their membership interests in US LLC 2 to a new Subsidiary of Spirit International organized under the laws of the United Kingdom (the “New UK LLP”);
provided that, unless otherwise specified, all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and, in the case of clauses (xii) and (xiii), for at least 75% cash and Permitted Investments and in the case of clause (xi) 100% cash (other than sales, transfers or dispositions under clause (b), (c) or (d) thereof to the extent Seller is entitled to a right of set-off).
          SECTION 6.06. Sale and Leaseback Transactions. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property being sold or transferred (any such transaction, a “Sale and Leaseback Transaction”) unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such Property are permitted by Section 6.02.
          SECTION 6.07. Restricted Payments. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
     (i) any Subsidiary of the Borrower may declare and pay dividends to the Borrower, any Subsidiary Loan Party and ratably to any other holders of such Subsidiary’s Equity Interests with respect to their Equity Interests;

     (ii) the Parent Guarantor may pay dividends consisting solely of shares of its common Equity Interests or additional shares of the same class of shares as the dividend being paid and that do not constitute Disqualified Capital Stock;
     (iii) so long as no Event of Default shall have occurred and be continuing, the Borrower may pay cash dividends to the Parent Guarantor for the purpose of enabling the Parent Guarantor to purchase, redeem or acquire any of its Equity Interests or Equity Rights from any of its or any of its or any Subsidiary’s present or former officers, directors or employees (or permitted transferees, assigns, estates or heirs of the foregoing) upon the death, disability or termination of employment of such officer, directors or employee, so long as the aggregate amount of payments under this clause (iii) ((i) excluding repayment of loans made by the Parent Guarantor or such Subsidiary pursuant to Section 6.04(viii) and repaid in connection with such purchase, redemption or other acquisition of such Equity Interests or Equity Rights and (ii) net of any proceeds received by the Parent Guarantor and contributed to the Borrower after the Original Effective Date in connection with resales of any Equity Interests or Equity Rights so purchased, redeemed or acquired) shall not exceed $3.0 million in any Fiscal Year and $10.0 million in the aggregate since the Original Effective Date;
     (iv) the Borrower may pay cash dividends to the Parent Guarantor at the times and in the amounts necessary to enable the Parent Guarantor to pay its franchise tax obligations, provided that (x) the amount of cash dividends paid pursuant to this clause (iv) to enable the Parent Guarantor to pay such franchise taxes shall not exceed the amount of such franchise taxes actually owing by the Parent Guarantor at such time for the respective period and (y) any refunds received by the Parent Guarantor shall promptly be returned by the Parent Guarantor to the Borrower;
     (v) Permitted Tax Distributions may be made by the Borrower to the Parent Guarantor, so long as the Parent Guarantor contemporaneously uses such distributions to pay the taxes in accordance with the definition of “Permitted Tax Distributions”;
     (vi) cashless exercises of options and warrants;
     (vii) the Borrower may make Restricted Payments to the Parent Guarantor in an amount not to exceed $3.0 million during any Fiscal Year if the proceeds thereof are immediately used by the Parent Guarantor to pay customary out-of-pocket expenses for administrative, legal and accounting services and other fees required to maintain its legal existence and the registration and listing of its securities; and
     (viii) the Borrower may make payments to participants under the Parent Guarantor’s Union Equity Participation Plan during the fourth Fiscal Quarter of Fiscal Year 2006 in connection with the IPO.
          SECTION 6.08. Transactions with Affiliates. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates (each an “Affiliate Transaction”), unless such transactions are at prices and on terms and conditions taken as a whole not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except:

     (i) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries of the Borrower not involving any Loan Party;
     (ii) any Restricted Payment permitted by Section 6.07 and any transaction permitted by Section 6.01(a)(iv) or 6.01(a)(v), Section 6.03, Section 6.04(ii), 6.04(iii), 6.04(v), 6.04(vii), 6.04(viii), 6.04(x), 6.04(xviii) or 6.05(xvi);
     (iii) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Board of Directors of the Borrower and in the ordinary course of business;
     (iv) [intentionally omitted];
     (v) payment to the Sponsors of their reasonable out-of-pocket expenses incurred in connection with services provided to the Loan Parties;
     (vi) the issuance or sale of any Equity Interests of the Parent Guarantor (and the exercise of any options, warrants or other rights to acquire Equity Interests of the Parent Guarantor);
     (vii) fees paid to Onex Partners, the Sponsors and their respective Affiliates during the fourth Fiscal Quarter of Fiscal Year 2006 in connection with the termination of the Management Agreement in an aggregate amount not to exceed $4.0 million; and
     (viii) the payment of a Closing Fee to Sponsor on the Original Effective Date of not more than $5.0 million.
          SECTION 6.09. Restrictive Agreements. Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of their respective Subsidiaries to create, incur or permit to exist any Lien upon any of its Property, revenues or assets, or (b) the ability of any Subsidiary of the Parent Guarantor or the Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any other Subsidiary of the Borrower or to transfer property to the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to:
     (i) conditions imposed by law or by any Loan Document;
     (ii) clause (a) shall not apply to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;
     (iii) restrictions and conditions existing on the Original Effective Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09 to the Original Credit Agreement (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);
     (iv) [Reserved];

     (v) any agreement in effect at the time any Person becomes a Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower;
     (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower (or the assets of a Subsidiary of the Borrower) pending such sale, provided such restrictions and conditions apply only to the Subsidiary of the Borrower that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;
     (vii) clause (a) shall not apply to customary provisions in leases and contracts in the ordinary course of business between the Borrower or any of its Subsidiaries and its customers and other contracts restricting the assignment thereof;
     (viii) agreements governing Indebtedness to Remain Outstanding and Permitted Refinancings thereof and that are no more restrictive, taken as a whole, with respect to such restrictions than those contained in such agreements on the Original Effective Date;
     (ix) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements, asset sale agreements, agreements in respect of sales of Equity Interests and other similar agreements entered into in connection with transactions not prohibited under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements;
     (x) clause (a) shall not apply to restrictions existing under the Boeing Agreements; and
     (xi) restrictions imposed under a Permitted Kansas Bond Financing on any financing vehicle used primarily in connection with a Permitted Kansas Bond Financing.
          SECTION 6.10. Amendments or Waivers of Certain Documents; Prepayments of Certain Indebtedness. (a) Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, amend or otherwise change, cancel, terminate or waive the terms of any Organizational Document of any such Persons, any Acquisition Document, any Boeing Agreement, any Boeing IRB Document, any IRB Agreement, any document governing any Indebtedness outstanding as of the Original Effective Date (other than the Seller Loan Documents (as defined in the Original Credit Agreement)), any document governing Permitted Subordinated Indebtedness (including without limitation any subordination agreements relating thereto) incurred pursuant to Section 6.01(a)(xix), or any document entered into after the Original Effective Date relating to any Permitted Kansas Bond Financing (including without limitation any subordination agreements and pledge agreements relating thereto), in each case in a manner materially adverse to the Lenders.
          (b) Each of the Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, make any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any obligation under any Permitted Subordinated Indebtedness incurred pursuant to Section 6.01(a)(xix) or under any Permitted Sponsor Indebtedness.

          (c) Each of the Parent Borrower and the Borrower will not, and will not permit any of their respective Subsidiaries to, make (or give any notice or offer in respect of) any voluntary or optional payment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due) any of the Term B-1 Loans, the Term B-2 Loans, the Add-On Term Loans or any Indebtedness issued pursuant to a senior note offering (other than pursuant to a full refinancing of any such Indebtedness with the proceeds of any Permitted Additional Indebtedness or any prepayment of the Term B-1 Loans with the proceeds of the Add-On Term Loans) unless immediately after giving effect to any such optional prepayment, redemption or acquisition for value, the Borrower and the Subsidiary Loan Parties have unrestricted cash maintained in the United States (and cash maintained in the United States subject to a control agreement in favor of the Collateral Agent or the Administrative Agent for purposes other than cash collateralizing Fronting Exposure) and availability under the Revolving Credit Commitments of at least $350 million.
          (d) [Reserved].
          SECTION 6.11. No Other “Senior Debt”. The Borrower shall not designate, nor permit the designation of, any Indebtedness (other than under this Agreement or the other Loan Documents) as “Senior Debt” (or any equivalent term) under any subordination agreement entered into in connection with a Permitted Kansas Bond Financing.
          SECTION 6.12. [Reserved].
          SECTION 6.13 Financial Covenants.
     (a) The Borrower will not permit the Covenant Leverage Ratio as of the last day of any Fiscal Quarter to exceed 2.5:1.0.
     (b) The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 4.0:1.0.
     (c) The Borrower will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.5:1.0.
          SECTION 6.14. [Reserved].
          SECTION 6.15. Limitation on Activities of Parent Guarantor. Notwithstanding anything to the contrary set forth herein, the Parent Guarantor shall not conduct any business or hold or acquire any assets and shall have no operations other than (i) the Equity Interests of the Borrower and any Subsidiary formed in connection with a Permitted Kansas Bond Financing, (ii) obligations under the Loan Documents and the Boeing Agreements and (iii) activities incidental to the foregoing.
          SECTION 6.16. IRB Agreements. The Borrower shall not consent to any matter requiring its consent under any IRB Agreement (including, without limitation, in its capacity as Special Agent under the TBC Trust Agreement and the Boeing Trust Agreement (to the extent the Borrower assumes such role under the IRB Agreements) and under the Assignment Agreement or Buyer Sublease) or agree to the modification, waiver or amendment of any IRB Agreement without the prior written consent of the Administrative Agent.
          SECTION 6.17. Fiscal Year. Change its fiscal year-end to a date other than that set forth in the definition of “Fiscal Year.”

          SECTION 6.18. Anti-Terrorism Law. Each of the Parent Guarantor and the Borrower shall not, and shall not permit each of its respective Subsidiaries to, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.23 above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and each of the Parent Guarantor and the Loan Party shall promptly deliver or cause to be delivered to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.18).
          SECTION 6.19. Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of each of the Parent Guarantor and the Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to the knowledge of each of the Parent Guarantor and the Borrower, as of the date thereof, based upon reasonable inquiry by the Parent Guarantor and the Borrower, on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in any of the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders hereunder would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, “Executive Orders”), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of each of the Parent Guarantor and the Borrower, as of the Original Effective Date, based upon reasonable inquiry by the Parent Guarantor and the Borrower, indirect interest, of any nature whatsoever in any of the Loan Parties, with the result that the investment in any of the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.
          SECTION 6.20. Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of each of the Parent Guarantor and the Borrower, as of the Original Effective Date, based upon reasonable inquiry by each of the Parent Guarantor and the Borrower, none of the funds of any of the Loan Parties that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in any of the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.
ARTICLE VII
EVENTS OF DEFAULT
          SECTION 7.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute (i) an “Event of Default”, if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an “Event of Termination”, if no Loans, LC Disbursements or Letters of Credit are outstanding:
     (a) The Borrower shall default (i) in the payment when due of any principal of any Loan (including, without limitation, on any scheduled principal payment date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment when due of any Fee described in Section 2.10 or of any other previously invoiced amount required to be paid under the Loan Documents (other than an amount described in clauses (i) and ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five days).
     (b) Any representation or warranty of the Borrower, the Parent Guarantor or any other Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower, the Parent Guarantor or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.
     (c) The Borrower shall default in the due performance and observance of any of its obligations under clause (f), (g), (k) or (l) of Section 5.01, Section 5.08 (with respect to the maintenance and preservation of the Parent Guarantor’s or the Borrower’s corporate existence), Section 5.13 or Article VI or the Fee Letter.
     (d) The Borrower, the Parent Guarantor or any other Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date of such default.
     (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
     (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $15.0 million (other than amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification) individually or in the aggregate shall be rendered by a court or Governmental Authority against the Borrower, the Parent Guarantor or any of their Subsidiaries (or any combination thereof) and
     (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed; or
     (ii) there shall be any period (after any applicable statutory grace period) of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
     (g) Any of the following events shall occur with respect to any Pension Plan:

     (i) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could reasonably be expected to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or
     (ii) an ERISA Event, or noncompliance with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.
     (h) Any Change in Control shall occur.
     (i) The Borrower, the Parent Guarantor or any of their Significant Subsidiaries shall
     (i) become insolvent or generally fail to pay debts as they become due;
     (ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, the Parent Guarantor or any of such Significant Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;
     (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, the Parent Guarantor or any of such Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that the Borrower, the Parent Guarantor and each such Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;
     (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, the Parent Guarantor or any such Significant Subsidiary and, if any such case or proceeding is not commenced by the Borrower, the Parent Guarantor or such Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, the Parent Guarantor such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that the Borrower, the Parent Guarantor and each such Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or
     (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing any of the foregoing.
     (j) The obligations of the Parent Guarantor under the Guarantee Agreement or of any Subsidiary Loan Party under the Guarantee Agreement shall cease to be in full force and effect or the Parent Guarantor or any such Subsidiary Loan Party shall repudiate its obligations thereunder.
     (k) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of Collateral, with the priority required by the applicable Security Document.
     (l) The subordination provisions in any Permitted Kansas Bond Financing document, to the extent relating to the Obligations (the “Subordination Provisions”) shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof or the Borrower, the Parent Guarantor or any Subsidiary Loan Party shall assert in writing the invalidity of the Subordination Provisions.
     (m) The earlier of (a) 90 days after the discontinuance of the 787 Program such that less than 500 shipsets will be delivered to the Seller pursuant to such program (such discontinuance, a “787 Discontinuance”), which discontinuance is uncured during such 90 day period, and (b) the first date on which (x) the Borrower or its Subsidiaries repays any 787 Program advance payments in cash (but excluding repayments that continue to be made through delivery of 787 shipsets) or (y) the Seller exercises any right of setoff after such 787 Discontinuance but before the last shipset ordered by the Seller has been delivered, in each case, pursuant to a 787 Discontinuance, whether or not the 90 day period described in clause (a) above has elapsed; provided, however, for purposes of the Events of Default described in clauses (a) and (b)(x) of this clause (m), such events shall be Events of Default only if, either immediately upon the occurrence, or as of any quarterly period during the continuation, of such 787 Discontinuance, the Borrower is not in compliance with the Covenant Leverage Ratio financial covenant, as recalculated for purposes of Section 6.13.
     (n) [Reserved].
     (o) The payment of any rent by any Loan Party or Subsidiary of any Loan Party under the IRB Agreements for use of the IRB Assets shall be required, or title of ownership does not get transferred in accordance with the IRB Agreements to Borrower in respect of Non-Qualifying Assets free and clear of Liens as and to the extent required in the IRB Agreements.
     (p) The Lien purported to be created under IRB Pledge Agreement shall fail or cease to be a valid and perfected Lien on the Transferred Asset Ownership Class of interests of the Boeing Trust.
     (q) The IRB Assets or any material portion thereof are not transferred to the Borrower as, when and to the extent contemplated by the IRB Agreements.
     (r) [Reserved]
     (s) (x) There occurs an “Event of Default” within the meaning of Section 13.1 of the GTA or Section 8.1 of the 787 GTA or (y) during any Fiscal Year the Borrower and/or any Subsidiary Loan Party is required to transfer Property to Seller in accordance with Section 14.0 (by reference to Section 13.2E) of the GTA and/or Section 10.1 (by reference to Section 8.2F) of the 787 GTA as in effect on the Original Effective Date with an aggregate fair market value in excess of $35.0 million.

          SECTION 7.02. [Reserved].
          SECTION 7.03. Action if Bankruptcy. If any Event of Default described in Section 7.01(i)shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.
          SECTION 7.04. Action if Other Event of Default. If any Event of Default (other than any Event of Default described Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.
          SECTION 7.05. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders (except if an Event of Termination described in Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.
          SECTION 7.06. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:
     (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and contingent indemnification obligations) under this

Agreement and the other Loan Documents in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
     (d) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations (including contingent indemnification obligations due or claimed with respect thereto); and
     (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
          In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 7.06, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
          SECTION 7.07. Certain Cure Rights. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with any Financial Covenant contained in Section 6.13, the Parent Guarantor shall have the right, no later than 15 Business Days after the delivery of a Notice of Intent to Cure, to issue Permitted Cure Securities to any Equity Investors only for cash in an aggregate amount not in excess of the minimum amount necessary to cure the relevant failure to comply with such Financial Covenant, the net cash proceeds of which shall be contributed to the common equity capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), provided such Cure Amount is used to repay Loans under Section 2.05(a) within two Business Days of the issuance of the Permitted Cure Securities with respect thereto, such Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
     (a) Consolidated EBITDA shall be increased, in accordance with the definition thereof, solely for the purpose of measuring such Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
     (b) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of such Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of such Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Financial Covenant which had occurred shall be deemed cured for all purposes of this Agreement and the other Loan Documents;
     (c) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Financial Covenants for the Test Period with respect to which such Cure Right was exercised; and
     (d) to the extent a Fiscal Quarter ended for which such Financial Covenant is initially recalculated as a result of a Cure Right is included in the calculation of a Financial Covenant in a subsequent fiscal period, the Cure Amount shall be included in the amount of Consolidated EBITDA for such initial Fiscal Quarter;
provided that (x) the Cure Rights shall not be exercised more than once in any twelve (12) month period nor more than three times since the Original Effective Date and (y) the aggregate Cure Amount shall not exceed $100.0 million in the aggregate since the Original Effective Date.

ARTICLE VIII
THE AGENTS
          SECTION 8.01. The Agents. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender that holds Term B-1 Loans or has Term B-1 Commitments and each Qualified Counterparty (in each case, in its capacity as such) hereby irrevocably designates and appoints the Collateral Agent as an agent of such Person under this Agreement and each other Loan Document to which the Collateral Agent is a party. In addition, without hereby limiting any implied authority, each Lender hereby expressly authorizes and directs the Collateral Agent to enter into each Loan Document to which it is a party as its agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by such Agent.
          None of the Agents nor any of their Related Parties shall be liable to the Lenders as such for any action taken or omitted to be taken by any of them except to the extent finally judicially determined to have resulted from its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Requisite Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents nor any of their Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
          The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Requisite Lenders.
          The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Security Documents.
          All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.
          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, having combined capital and surplus of at least $500 million, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swingline Lender and, if Bank of America is then an Issuing Bank, Bank of America in its capacity as Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and, if Bank of America is then an Issuing Bank, Bank of America in its capacity as Issuing Bank, (b) the retiring Swingline Lender and, if Bank of America is then an Issuing Bank, Bank of America in its capacity as Issuing Bank, shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) if Bank of America is then an Issuing Bank, the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
          The Collateral Agent may resign as the Collateral Agent upon 30 days’ notice to the Lenders and the Borrower. If the Collateral Agent shall resign as the Collateral Agent under this Agreement and the other Loan Documents, then the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” means such successor agent effective upon such appointment and approval, and such former Collateral Agent’s rights, powers and duties as the Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as the Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent shall, in consultation with the Borrower, appoint a successor Collateral Agent (which successor agent shall be a financial institution of nationally-recognized standing that, in the ordinary course of business, performs functions equivalent to those of the Collateral Agent hereunder), and the retiring Collateral Agent’s resignation shall become effective upon such appointment. After any retiring Collateral Agent’s resignation as the Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Loan Documents.
          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.
          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
          The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent and the Collateral Agent (and the Administrative Agent and the Collateral Agent hereby agree)
     (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination or expiration of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations that are not then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been collateralized in a manner reasonably acceptable to the Administrative Agent),

(ii) that is sold, transferred or disposed of or to be sold, transferred or disposed of as part of or in connection with any sale, transfer or disposition permitted hereunder and under the Loan Documents substantially simultaneously with such sale, disposition or transfer, or (iii) subject to Section 10.08, if approved, authorized or ratified in writing by the Requisite Lenders; and
     (b) to release (i) US LLC 1 and, if applicable, US LLC 2 at such time it becomes a Foreign Subsidiary and (ii) any Guarantor from its obligations under the Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
          Notwithstanding anything to the contrary in this Agreement, neither the Lead Arranger, any Co-Arranger, any Co-Syndication Agent nor the Co-Documentation Agents, in such respective capacities, shall have any obligations, duties or responsibilities, or shall incur any liabilities, under this Agreement or any other Loan Document.
ARTICLE IX
[RESERVED]
ARTICLE X
MISCELLANEOUS
          SECTION 10.01. Notices. (a) Except as set forth in Section 10.17, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:
     (i) if to the Borrower, to it at 3801 South Oliver Street, Wichita, Kansas 67210, Attention: Treasurer and Attention: General Counsel, with a copy to Courtney S. Marcus, Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201; Direct: (214) 855-7464; Fax: (214) 855-8200; Email: cmarcus@fulbright.com;
     (ii) if to the Administrative Agent or the Collateral Agent, to it at 1455 Market Street, 5th Floor, Mail Code CA5-701-05-19, San Francisco, California 94103, Attention: Bob Rittelmeyer; Direct: (415) 436-2616; Fax: (415) 503-5099; Email: robert.j.rittelmeyer@baml.com;
     (iii) [Reserved];
     (vi) if to the Issuing Bank, to it at Bank of America, 1000 W. Temple St., Los Angeles, California 90012-1514, Attention: Sandra Leon, Direct: (213) 580-8369, Fax: (213) 457-8841; Email: sandra.leon@baml.com; and
     (vii) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail during normal business hours or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Each Loan Party and Lender hereunder agrees to notify the Administrative Agent in writing promptly of any change to the notice information provided above or in Schedule 2.01.
          (b) The Borrower shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to the Borrower in any respect) as a consequence of:
     (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person’s gross negligence or willful misconduct); or
     (ii) any telecopy communication which reasonably appears to that Lender to have been sent by the Borrower having in fact been sent by a Person other than the Borrower.
          SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.16, 10.02, 10.05 and 10.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 10.03. Binding Effect. Subject to Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
          SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Letter of Credit). All covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(f)(iii) and, solely to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of the Term B-1 Loans, the Term B-2 Loans and the Add-On Term Loans, $1.0 million and increments of $1.0 million in excess thereof and, in the case of the Revolving Loans, $5.0 million and increments of $1.0 million in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as the Borrower and the Administrative Agent otherwise agree), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments and Loans, (iii) except in the case of the assignment to an Affiliate of such Lender or an assignment required to be made pursuant to Section 2.20, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (it being understood that only one fee shall be required to be paid by a Lender in respect of concurrent assignments to two or more Approved Funds), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording pursuant to Section 10.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(f).
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) Schedule 2.01 shall be deemed to be amended to reflect the assigning Lender thereunder and the assignee thereunder after giving effect thereto.
          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Except to the extent inconsistent with Section 2.07(d), the entries in the Register shall be conclusive and the Borrower, the Agents, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04(b) above and, if required, the written consent of the Borrower, the Issuing Bank, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.04(e).
          (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b) (provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than the Lender would have been entitled to receive in respect of the interest transferred), and (iv) the Borrower, the Agents, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in Section 10.08(c) that affect such Participant).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of any of the Loan Parties; provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement in form and substance consistent with provisions of Section 10.16.
          (h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that (x) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (y) any foreclosure or similar action shall be subject to the provisions of Section 10.04(b) concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing the rights of a Lender under this Agreement until the requirements of Section 10.04(b) concerning assignments are fully satisfied. In order to facilitate such a pledge or assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.
          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
          (j) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
          (k) If a Non-Extending Revolving Lender assigns all or a portion of such Non-Extending Revolving Lender’s Revolving Credit Commitment and Revolving Loans (including such Non-Extending Revolving Lender’s participations in LC Exposure and/or Swingline Loans) to an Eligible Assignee pursuant to the terms of this Section 10.04, such Eligible Assignee may agree in the applicable Assignment and Acceptance to become an Extending Revolving Lender with respect to such assigned Revolving Commitments, Revolving Loans and participations in such LC Exposure and/or Swingline Loans and agree in the applicable Assignment and Acceptance to extend the Revolving Credit Maturity

Date with respect to such assigned Revolving Commitments, Revolving Loans and participations in LC Exposure and/or Swingline Loans to September 30, 2014. For the avoidance of doubt, the parties hereto agree that the extension of the Revolving Credit Maturity Date shall occur automatically on the effective date of the applicable Assignment and Acceptance and that such Eligible Assignee shall become an Extending Revolving Lender hereunder without the need for any amendment to this Agreement.
          SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and BAS, including the reasonable fees, charges and disbursements of Moore & Van Allen, PLLC, counsel for the Administrative Agent and BAS, and local counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by BAS, including reasonable fees, charges and disbursements of Moore & Van Allen, PLLC, as counsel for BAS, RBS Securities Inc. and The Bank of Nova Scotia, in connection with preparation of Amendment No. 3 and the extension and syndication of the credit facilities in connection therewith (whether or not the transactions thereby contemplated shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all reasonable out-of-pocket expenses incurred by BAS, the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement (including its rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Bank or any Lender; provided, however, that the Borrower shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.20) or the sale of Loans to a Participant pursuant to Section 10.04.
          (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger, the Co-Arrangers, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined to have arisen by reason of the Indemnitee’s gross negligence or willful misconduct.

          (c) To the extent that the Borrower fails to promptly pay any amount to be paid by them to any Agent, the Lead Arranger, the Co-Arrangers, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, the Lead Arranger, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term B-1 Loans, outstanding Term B-2 Loans, outstanding Add-On Term Loans and unused Commitments at the time.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.
          SECTION 10.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use the Borrower’s credit balances with the Lender to purchase at the Lender’s applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by the Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after making any such setoff.
          SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 10.08. Waivers; Amendment. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the

Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          (b) Subject to Sections 10.08(c), 10.08(d) and 10.08(e), no amendment, modification, termination or waiver of any provision of any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.
          (c) Subject to Section 10.08(e), without the written consent of each Lender that would be directly affected thereby (whose consent shall be sufficient therefor without the consent of the Requisite Lenders), no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:
     (i) extend the scheduled final maturity of any Loan or Note;
     (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);
     (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date;
     (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.08(c)) or any fee payable hereunder or any prepayment premium payable hereunder, it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (iv);
     (v) extend the time for payment of any such interest or fees or prepayment premium;
     (vi) reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;
     (vii) amend, modify, terminate or waive any provision of Section 2.13(c), Section 2.19, Section 7.06, Section 10.08(b), this Section 10.08(c), Section 10.08(d) or Section 10.08(e) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which affect the protections to such additional extensions of credit of the type provided to the Revolving Credit Commitments and the Term B-1 Loans on the Original Effective Date);
     (viii) amend the definition of “Requisite Lenders” or “Commitment Percentage”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Commitment Percentage” on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B-1 Commitments and Term B-1 Loans, are included on the Original Effective Date;

     (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guarantee except as expressly provided in the Loan Documents or subordinate the Liens under any Security Document, it being understood that additional extensions of credit under this Agreement pursuant to Section 2.21 or consented to by the Requisite Lenders may be equally and ratably secured by the Collateral with the then existing secured obligations under the Security Documents; or
     (x) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.
          (d) Subject to Section 10.08(e), no amendment, modification, termination, waiver or consent with respect to any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:
     (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;
     (ii) amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans without the consent of Swingline Lender;
     (iii) amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B-1 Commitments and Term B-1 Loans are included on the Original Effective Date;
     (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.05 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment is still required to be made is not altered and, if additional extensions of term credit under this Agreement consented to by the Requisite Lenders are made, such new term loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.05;
     (v) amend, modify, terminate or waive any obligation of Lenders relating to the issuance of or purchase of participations in Letters of Credit without the written consent of Administrative Agent and of Issuing Bank;
     (vi) amend, modify, terminate or waive any provision of Article VIII as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;
     (vii) amend, modify, terminate or waive any provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination to grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be);
     (viii) amend, modify, terminate or waive the manner of application of any optional or mandatory prepayments of Loans to the remaining amortization payments of (A) the Term B-1 Loans without the written consent of Term B-1 Lenders holding more than 50% of the outstanding Term B-1 Loans, (B) the Term B-2 Loans without the written consent of Term B-2 Lenders holding more than 50% of the outstanding Term B-2 Loans and (C) the Add-On Term Loans without the written consent of Add-On Term Loan Lenders holding more than 50% of the outstanding Add-On Term Loans;
     (ix) expressly amend, modify, supplement or waive any condition precedent in Section 4.03 to any Revolving Credit Borrowing without the written consent of the Requisite Revolving Lenders; or
     (x) increase the maximum duration of Interest Periods hereunder without the consent of all Lenders;
provided that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lender (but not the Term B-1 Lenders, the Term B-2 Lenders or the Add-On Term Loan Lenders), or the Term B-1 Lenders (but not the Revolving Lenders, the Term B-2 Lenders or the Add-On Term Loan Lenders), or the Term B-2 Lenders (but not the Revolving Lenders, the Term B-1 Lenders or the Add-On Term Loan Lenders), or the Add-On Term Loan Lenders (but not the Revolving Lenders, the Term B-1 Lenders or the Term B-2 Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
          (e) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement (other than as contemplated by Sections 10.08(d)(i), 10.08(d)(ii), 10.08(d)(v) and 10.08(d)(vi)), the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (such Lender, a “Non-Consenting Lender”), then the Borrower, at its sole cost and expense, shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described below, to transfer or assign, without recourse, all of the rights, obligations and interests of each such Non-Consenting Lender or Lenders with respect to either this Agreement or the Class of Loans or Commitments that is subject to the related change, waiver, discharge or termination to one or more assignees (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent (and with respect to any Revolving Credit Commitments or Revolving Loans, the Issuing Bank and the Swingline Lender), which approval shall not be unreasonably withheld, so long as at the time of such transfer or assignment, each such assignee consents to the proposed change, waiver, discharge or termination; provided, however, that no Non-Consenting Lender shall be obligated to make any such assignment unless, (x) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (y) such assignee or the Borrower shall pay to the affected Non-Consenting Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Consenting Lender and participations in LC Disbursements and Swingline Loans held by such Non-Consenting Lender and all commitment fees and other fees owed to such Non-Consenting Lender hereunder and all other amounts accrued for such Non-Consenting Lender’s account or owed to it hereunder (including, without limitation, any Commitment Fees).

          SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents; provided that any letter agreement relating to the subject matter hereof between the Borrower and a Lender shall remain effective in accordance with its terms to the extent it expressly survives the effectiveness of this Agreement. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
          It is intended by the parties hereto that (a) all obligations of the parties under the Original Credit Agreement shall continue to exist under and be evidenced by this Amended and Restated Credit Agreement and the other Loan Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations; it being understood that it is the intent of the parties hereto that this Amended and Restated Credit Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligation and liabilities shall continue and remain outstanding, and that this Amended and Restated Credit Agreement amends and restates in its entirety the Original Credit Agreement.
          SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
          SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
          SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 10.16. Confidentiality. None of the Administrative Agent, any Co-Syndication Agent nor any Lender may disclose to any Person any non-public information of the Loan Parties furnished to the Administrative Agent, any Co-Syndication Agent or the Lenders by the Loan Parties (such information being referred to collectively herein as the “Loan Party Information”), except that each of the Administrative Agent, the Co-Syndication Agents and the Lenders may disclose Loan Party Information (i) to its and its affiliates’ employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein), (ii) to the extent required by any regulatory authority or self-regulatory body with jurisdiction or having oversight over the Administrative Agent or such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Borrower of any such request, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.16, (A) to any pledge referred to in Section 10.04(h) or any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and (B) each Qualified Counterparty party to a Hedging Agreement and (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this Section 10.16 by the Administrative Agent, the Co-Syndication Agents or such Lender, or (B) is or becomes available to the Administrative Agent, such Co-Syndication Agent or such Lender on a nonconfidential basis from a source other than the Loan Parties. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received.
          SECTION 10.17. Website Communications.
          (a) Delivery. (i) Each Loan Party hereby agrees that it will use commercially reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent to robert.j.rittelmeyer@baml.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at the e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement and any other Loan Documents. Nothing in this Section 10.17 shall prejudice the right of the Agents, the Co-Syndication Agents, the Lead Arranger, the Co-Documentation Agents, the Co-Arrangers or any Lender to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
          (ii) Each Lender agrees that receipt of e-mail notification that such Communications have been posted pursuant to paragraph (b) below at the e-mail address(es) set forth on Schedule 2.01 opposite such Lender’s name or pursuant to the notice provisions of any assignment and acceptance agreement shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement and any other Loan Document. Each Lender further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services.
          (b) Each Loan Party and Lender further agrees that the Administrative Agent and/or the Loan Parties may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”) and that the posting of any document or Communication on such Platform shall be deemed to be delivery of such document or Communication to the Lenders. Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
          (c) THE COMMUNICATIONS TRANSMITTED PURSUANT TO THIS SECTION 10.17 AND THE PLATFORM ARE PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE PLATFORM AND THE ADMINISTRATIVE AGENT AND BAS EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS OR THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR BAS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
          SECTION 10.18. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.
          SECTION 10.19. No Advisory or Fiduciary Responsibility
          In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, BAS, RBS Securities Inc. and The Bank of Nova Scotia in their capacities as arrangers (for purposes of this Section 10.19, collectively the “Arrangers”) are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Arrangers has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any of the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
[Signature Pages Follow]

Exhibit D
[FORM OF]
ADD-ON TERM LOAN JOINDER AGREEMENT
     THIS ADD-ON TERM LOAN LENDER JOINDER AGREEMENT dated as of                     , 201    (this “Agreement”) is by and among each of the Persons identified as “Add-On Term Loan Lenders” on the signature pages hereto (each, an “Add-On Term Loan Lender”), the Borrower, the Guarantors, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
WITNESSETH
     WHEREAS, pursuant to that certain Credit Agreement dated as of June 16, 2005 (as amended, amended and restated, modified, extended or restated from time to time, the “Credit Agreement”), among the SPIRIT AEROSYSTEMS, INC. (the “Borrower”), SPIRIT AEROSYSTEMS HOLDINGS, INC. (the “Parent Guarantor”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders, the Lenders have agreed to provide the Borrower with revolving credit facilities and term loans;
     WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower has requested that each Add-On Term Loan Lender provide a portion of the Add-On Term Loan under the Credit Agreement; and
     WHEREAS, each Add-On Term Loan Lender has agreed to provide a portion of the Add-On Term Loan on the terms and conditions set forth herein and to become an “Add-On Term Loan Lender” under the Credit Agreement in connection therewith;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Each Add-On Term Loan Lender severally agrees to make its portion of the Add-On Term Loan in a single advance to the Borrower on the date hereof in the amount of its respective Add-On Term Loan Commitment; provided that, after giving effect to such advances, the Outstanding Amount of the Add-On Term Loan shall not exceed [     ] [($     )]. The Add-On Term Loan Commitment and the Add-On Term Loan commitment percentage for each of the Add-On Term Loan Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.
     2. The Applicable Rate with respect to the Add-On Term Loan shall be (a) [          %], with respect to Eurodollar Rate Loans, and (b) [          %], with respect to Base Rate Loans.
     3. The Add-On Term Loan Maturity Date shall be [          ].
     4. The Borrower shall repay to the Add-On Term Loan Lenders the principal amount of the Add-On Term Loan in quarterly installments on the dates set forth below as follows:

	Principal		Principal
Date	Amortization Payment	Date	Amortization Payment

		Add-On Term Loan Maturity Date	Outstanding Amount

Total:

     5. Each Add-On Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Add-On Term Loan Lender under the Credit Agreement, (ii) it qualifies as being Eligible Assignee, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Add-On Term Loan Lender thereunder and shall have the obligations of an Add-On Term Loan Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Add-On Term Loan Lender, and (v) if it is a Lender that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including without limitation Section 2.16(e) thereof; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Add-On Term Loan Lender.
     6. Each of the Administrative Agent, the Borrower, and the Guarantors agrees that, as of the date hereof, each Add-On Term Loan Lender shall (a) be a party to the Credit Agreement and each other Loan Document to which Lenders are party, (b) be an “Add-On Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of an Add-On Term Loan Lender under the Credit Agreement and the other Loan Documents.
     7. The address of each Add-On Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Add-On Term Loan Lender to the Administrative Agent.
     8. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
     9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

ADD-ON TERM LOAN LENDER[S]:
By:
Name:
Title:

BORROWER:	SPIRIT AEROSYSTEMS, INC.
By:
Name:
Title:

Exhibit G-3
[FORM OF]
TERM B-2 LOAN NOTE

$[ ]	New York, New York [Insert date]
     FOR VALUE RECEIVED, the undersigned, SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay [Lender] (the “Lender”), at the office of the Administrative Agent specified in Section 2.13 of the Credit Agreement, on each date set forth under the Credit Agreement and on the Term B-2 Loan Maturity Date (terms used without definition shall have the meanings assigned to such terms in that certain Credit Agreement dated as of June 16, 2005 (as amended, amended and restated, modified, extended or restated from time to time, the “Credit Agreement”), among the Borrower, SPIRIT AEROSYSTEMS HOLDINGS, INC. (the “Parent Guarantor”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders, the principal amount of $[                    ] or the unpaid principal amount of the Term B-2 Loan made by the Lender to the Borrower, pursuant to Section 2.01 of the Credit Agreement, whichever is less, such payment or payment to be in immediately available funds, and to pay interest from the date hereof on the unpaid principal amount from time to time outstanding, at said office, at a rate or rates per annum and payable on such dates as are determined pursuant to the Credit Agreement.
     The Borrower promises to pay interest, on demand, on any overdue principal of and, to the extent permitted by law, overdue interest on the Term B-2 Loan made by such Lender to the Borrower from their due dates at a rate or rates determined as set forth in, and to the extent required by, the Credit Agreement.
     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     The Term B-2 Loan evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon (including the currencies in which such payments, prepayments and interest are denominated) and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.
     This Note evidences a Term B-2 Loan referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement, including the guarantees thereunder, and the Security Documents. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     In the event of a conflict between this Note and the Credit Agreement, the provisions of the Credit Agreement will govern.

SPIRIT AEROSYSTEMS, INC.
By:
Name:
Title:

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Amount of
			Amount of	ABR	Unpaid
			Principal of	Loans	Principal
	Amount	Amount	ABR	Converted to	Balance of
	of ABR	Converted to	Loans	Eurodollar	ABR	Notation
Date	Loans	ABR Loans	Repaid	Loans	Loans	Made by

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Amount
			Interest		of
			Period and		Eurodollar	Unpaid
		Amount	Eurodollar	Amount of	Loans	Principal
	Amount of	Converted	Rate with	Principal of	Converted	Balance of
	Eurodollar	To Eurodollar	Respect	Eurodollar	to ABR	Eurodollar	Notation
Date	Loans	Loans	Thereto	Loans Repaid	Loans	Loans	Made by

Exhibit G-4
[FORM OF]
ADD-ON TERM LOAN NOTE

$[ ]	New York, New York [Insert date]
     FOR VALUE RECEIVED, the undersigned, SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay [Lender] (the “Lender”), at the office of the Administrative Agent specified in Section 2.13 of the Credit Agreement, on each date set forth under the Credit Agreement and on the Add-On Term Loan Maturity Date (terms used without definition shall have the meanings assigned to such terms in that certain Credit Agreement dated as of June 16, 2005 (as amended, amended and restated, modified, extended or restated from time to time, the “Credit Agreement”), among the Borrower, SPIRIT AEROSYSTEMS HOLDINGS, INC. (the “Parent Guarantor”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders, the principal amount of $[_________] or the unpaid principal amount of the Add-On Term Loan made by the Lender to the Borrower, pursuant to Section 2.01 of the Credit Agreement, whichever is less, such payment or payment to be in immediately available funds, and to pay interest from the date hereof on the unpaid principal amount from time to time outstanding, at said office, at a rate or rates per annum and payable on such dates as are determined pursuant to the Credit Agreement.
     The Borrower promises to pay interest, on demand, on any overdue principal of and, to the extent permitted by law, overdue interest on the Add-On Term Loan made by such Lender to the Borrower from their due dates at a rate or rates determined as set forth in, and to the extent required by, the Credit Agreement.
     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     The Add-On Term Loan evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon (including the currencies in which such payments, prepayments and interest are denominated) and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.
     This Note evidences an Add-On Term Loan referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement, including the guarantees thereunder, and the Security Documents. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     In the event of a conflict between this Note and the Credit Agreement, the provisions of the Credit Agreement will govern.

SPIRIT AEROSYSTEMS, INC.
By:
Name:
Title:

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Amount of
			Amount of	ABR	Unpaid
			Principal of	Loans	Principal
	Amount	Amount	ABR	Converted to	Balance of
	of ABR	Converted to	Loans	Eurodollar	ABR	Notation
Date	Loans	ABR Loans	Repaid	Loans	Loans	Made by

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Amount
			Interest		of
			Period and		Eurodollar	Unpaid
		Amount	Eurodollar	Amount of	Loans	Principal
	Amount of	Converted	Rate with	Principal of	Converted	Balance of
	Eurodollar	To Eurodollar	Respect	Eurodollar	to ABR	Eurodollar	Notation
Date	Loans	Loans	Thereto	Loans Repaid	Loans	Loans	Made by